Exhibit 99.1

Information contained herein is subject to completion or amendment. A Registration Statement on Form 10 relating to these securities has been filed with the United States Securities and Exchange Commission under the United States Securities Exchange Act of 1934, as amended.

Preliminary and Subject to Completion, dated October 22, 2013

INFORMATION STATEMENT

ContraVir Pharmaceuticals, Inc.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, will be subject to reduced public company reporting requirements.

This information statement is being furnished in connection with the distribution by Synergy Pharmaceuticals Inc., or Synergy, to its shareholders of 100% of the outstanding shares of common stock of ContraVir Pharmaceuticals, Inc., a wholly owned subsidiary of Synergy, that holds directly or indirectly the assets and liabilities associated with Synergy’s FV-100 assets. To implement the distribution, Synergy will distribute all of the shares of ContraVir common stock on a pro rata basis to the Synergy shareholders.

For every common share of Synergy held of record by you as of the close of business on [*], 2013, the record date for the distribution, you will receive approximately [*] shares of ContraVir common stock. You will receive cash in lieu of any fractional shares of ContraVir common stock which you would have received after application of the above ratio. As discussed under “The Distribution — Trading Between the Record Date and Distribution Date,” if you sell your common shares of Synergy in the “regular-way” market after the record date and before the separation, you also will be selling your right to receive shares of our common stock in connection with the separation. We expect the shares of ContraVir common stock to be distributed by Synergy to you on [*], 2013. We refer to the date of the distribution of the ContraVir common stock as the “distribution date.”

No vote of Synergy’s shareholders is required. Therefore, you are not being asked for a proxy, and you are requested not to send us a proxy, in connection with the separation. You do not need to pay any consideration, exchange or surrender your existing common shares of Synergy or take any other action to receive your shares of ContraVir common stock.

There is no current trading market for ContraVir common stock, although we expect that a limited market, commonly known as a “when-issued” trading market, will develop on or before the record date for the distribution, and we expect “regular-way” trading of ContraVir common stock to begin on the first trading day following the completion of the separation. We intend to begin discussions with various market makers in order to arrange for ContraVir common stock to be quoted on the Over-the-Counter Bulletin Board, or OTCBB, upon effectiveness of the separation from Synergy.  Since the OTCBB is a quotation service maintained by FINRA and is not an issuer listing service or securities market there are no listing requirements that must be satisfied by us prior to quotation. While the ultimate determination of eligibility for quotation is subject to approval by the Financial Industry Regulatory Authority, Inc., or FINRA,, in order for a security to be eligible for quotation by a market maker on the OTCBB, the security must be registered with the Commission and the issuer must be current in its required filings with such federal authority.  There can be no assurance that the ContraVir Common Stock will be approved by FINRA for quotation on any over-the-counter market, including the OTCBB

In reviewing this information statement, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 14.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this information statement is truthful or complete. Any representation to the contrary is a criminal offense.

This information statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this information statement is          , 2013

This information statement was first mailed to Synergy shareholders on or about           , 2013.

Trademarks, Trade Names and Service Marks

We own or have rights to use the trademarks, service marks and trade names that we use in conjunction with the operation of our business. Some of the more important trademarks that we own or have rights to use that appear in this Information Statement include: www.contravir.com, which may be registered or trademarked in the United States and other jurisdictions. Each trademark, trade name or service mark of any other company appearing in this Information Statement is, to our knowledge, owned by such other company.

Presentation of Information

Except as otherwise indicated or unless the context otherwise requires, the information included in this information statement, including the financial statements of ContraVir Pharmaceuticals, Inc., which are comprised of Synergy’s FV-100 assets, assumes the completion of all the transactions referred to in this information statement in connection with the separation and distribution. Unless the context otherwise requires, references in this information statement to “ContraVir Pharmaceuticals, Inc.,” “ContraVir,” “we,” “us,” “our” and “our company” refer to ContraVir Pharmaceuticals, Inc.. References in this information statement to “Synergy” refers to Synergy Pharmaceuticals Inc., a Delaware corporation, and its consolidated subsidiaries (other than ContraVir Pharmaceuticals, Inc.), unless the context otherwise requires.

QUESTIONS AND ANSWERS ABOUT THE SEPARATION AND DISTRIBUTION

What is ContraVir and why is Synergy separating ContraVir’s business and distributing its stock?

ContraVir currently is a wholly owned subsidiary of Synergy that was formed to hold Synergy’s FV-100 assets. The separation of ContraVir from Synergy and the distribution of ContraVir common stock are intended to provide you with equity investments in two separate companies that will be able to focus on each of their respective businesses. We expect that the separation will result in enhanced long-term performance of each business for the reasons discussed in the sections entitled “The Distribution — Background” and “The Distribution — Reasons for the Separation.”

Is Synergy retaining any products after completion of the distribution?

Synergy will retain all product candidates that it has developed to treat gastrointestinal, or GI, disorders and diseases. Its lead product candidate is plecanatide (formerly called SP-304), a guanylate cyclase C, or GC-C, receptor agonist, to treat GI disorders, primarily chronic idiopathic constipation, or CIC, and constipation-predominant-irritable bowel syndrome, or IBS-C. CIC and IBS-C are functional gastrointestinal disorders that afflict millions of sufferers worldwide. CIC is primarily characterized by constipation symptoms but a majority of these patients report experiencing straining, bloating and abdominal discomfort as among their most bothersome symptoms. Synergy is also developing SP-333, a second generation GC-C receptor agonist for the treatment of inflammatory bowel diseases, such as ulcerative colitis, or UC.

Why am I receiving this document?

Synergy is delivering this document to you because you are a holder of common stock of Synergy. If you are a holder of Synergy common stock on [*], 2013, you are entitled to receive approximately [*] shares of ContraVir common stock for each common share of Synergy that you held at the close of business on the record date. ContraVir will not issue fractional shares of its common stock in the distribution. This document will help you understand how the separation and distribution will affect your investment in Synergy and your investment in ContraVir after the separation.

How will the separation of ContraVir from Synergy work?	To accomplish the separation, Synergy will distribute 100% of the outstanding shares of common stock of ContraVir to Synergy’s shareholders on a pro rata basis as a dividend.

Why is the separation of ContraVir structured as a distribution?

Synergy believes that a distribution of shares of ContraVir to the Synergy shareholders is an efficient way to separate its GI product candidates and its other product candidate in a manner that will create long-term value for Synergy, ContraVir and their respective shareholders.

What is the record date for the distribution?	The record date for the distribution will be [*], 2013.

When will the distribution occur?	We expect the shares of ContraVir common stock to be distributed by Synergy on [*], 2013 to holders of record of common shares of Synergy at the close of business on the record date.

What do shareholders need to do to participate in the distribution?

Shareholders of Synergy as of the record date will not be required to take any action to receive ContraVir common stock in the distribution, but you are urged to read this entire information statement carefully . No shareholder approval of the distribution is required. You are not being asked for a proxy . You do not need to pay any consideration, exchange or surrender your existing common shares of Synergy or take any other action to receive your shares of ContraVir common stock. Please do not send in your Synergy stock certificates.

Will I receive physical certificates representing shares of ContraVir common stock following the separation?

No. Following the separation, ContraVir will not issue physical certificates representing shares of ContraVir common stock. If you own common shares of Synergy as of the close of business on the record date, Synergy, with the assistance of Philadelphia Stock Transfer, Inc., the settlement and distribution agent, will electronically distribute shares of ContraVir common stock to you or to your brokerage firm on your behalf by way of direct registration in book-entry form. Philadelphia Stock Transfer will mail you a book-entry account statement that reflects your shares of ContraVir common stock, or your bank or brokerage firm will credit your account for the shares.

Following the distribution, shareholders whose shares are held in book-entry form may request that their shares of ContraVir common stock held in book-entry form be transferred to a brokerage or other account at any time, without charge.

How many shares of ContraVir common stock will I receive in the distribution?

Synergy will distribute to you approximately [*] shares of ContraVir common stock for each share of Synergy common stock held at the record date. Based on approximately [*] shares of Synergy common stock outstanding as of [*], 2013, a total of approximately 9,000,000 shares of ContraVir common stock will be distributed. Synergy will retain no shares of following the distribution. For additional information on the distribution, see “The Distribution.”

Will ContraVir issue fractional shares of its common stock in the distribution?

No. ContraVir will not issue fractional shares of its common stock in the distribution. Fractional shares that Synergy shareholders would otherwise have been entitled to receive will be aggregated and sold in the public market by the distribution agent. The aggregate net cash proceeds of these sales will be distributed ratably to those shareholders who would otherwise have been entitled to receive fractional shares.

What are the conditions to the distribution?

The distribution is subject to a number of conditions, including, among others,

•      the Synergy board of directors will have declared the distribution of all outstanding shares of ContraVir common stock to Synergy’s shareholders;

•      the U.S. Securities and Exchange Commission, or the “SEC,” will have declared our Registration Statement on Form 10, of which this Information Statement is a part, effective under the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” no stop order suspending the effectiveness of the Registration Statement will be in effect, no proceedings for that purpose will be pending before or threatened by the SEC and this Information Statement will have been mailed to Synergy’s shareholders;

•      no order, injunction or decree that would prevent the consummation of the distribution will be threatened, pending or issued (and still in effect) by any governmental entity of competent jurisdiction, no other legal restraint or prohibition preventing the consummation of the distribution will be in effect, and no other event outside the control of Synergy will have occurred or failed to occur that prevents the consummation of the distribution;

•      no other events or developments will have occurred prior to the distribution that, in the judgment of the Synergy board of directors, would result in the distribution having a material adverse effect on Synergy or its shareholders; and

•      Synergy and us will have executed and delivered all ancillary agreements related to the distribution.

The fulfillment of the above conditions will not create any obligation on Synergy’s part to effect the distribution. We are not aware of any material federal, foreign or state regulatory requirements with which we must comply, other than SEC rules and regulations, or any material approvals that we must obtain, other than the SEC’s declaration of the effectiveness of the Registration Statement, in connection with the distribution. Synergy has the right not to complete the distribution if, at any time, the Synergy board of directors determines, in its sole and absolute discretion, that the distribution is not in the best interests of Synergy or its shareholders or is otherwise not advisable For a complete discussion of all of the conditions to the distribution, see “The Distribution — Conditions to the Distribution.”

What is the expected date of completion of the separation?

The completion and timing of the separation are dependent upon a number of conditions. We expect the shares of ContraVir common stock to be distributed by Synergy after the close of trading on [*], 2013 to the holders of record of common shares of Synergy at the close of business on the record date; however, no assurance can be provided as to the timing of the separation or that all conditions to the separation will be met.

Can Synergy decide to cancel the distribution of ContraVir common stock even if all the conditions have been met?

Yes. The distribution is subject to the satisfaction or waiver of certain conditions. See the section entitled “The Distribution — Conditions to the Distribution.” Until the distribution has occurred, Synergy has the right to terminate the distribution, even if all of the conditions are satisfied, if at any time the board of directors of Synergy determines that the distribution is not in the best interests of Synergy and its shareholders or that market conditions or other circumstances are such that it is not advisable at that time to separate the FV-100 assets from the remainder of Synergy.

What if I want to sell my shares of Synergy common stocks or my ContraVir common stock?	You should consult with your financial advisors, such as your stockbroker, bank or tax advisor.

What is “regular-way” and “ex-distribution” trading?

Beginning on or shortly before the record date and continuing up to and through the distribution date, it is expected that there will be two markets in common shares of Synergy: a “regular-way” market and an “ex-distribution” market. Common shares of Synergy that trade in the “regular-way” market will trade with an entitlement to shares of ContraVir common stock distributed pursuant to the distribution. Shares that trade in the “ex-distribution” market will trade without an entitlement to shares of ContraVir common stock distributed pursuant to the distribution.

If you decide to sell any common shares of Synergy before the distribution date, you should make sure your stockbroker, bank or other nominee understands whether you want to sell your common shares of Synergy with or without your entitlement to ContraVir common stock pursuant to the distribution.

Where will I be able to trade shares of ContraVir common stock?

There is no current trading market for ContraVir common stock, although we expect that a limited market, commonly known as a “when-issued” trading market, will develop on or before the record date for the distribution, and we expect “regular-way” trading of ContraVir common stock to begin on the first trading day following the completion of the separation. We intend to begin discussions with various market makers in order to arrange for ContraVir common stock to be quoted on the Over-the-Counter Bulletin Board, or OTCBB, upon effectiveness of the separation from Synergy.  Since the OTCBB is a quotation service maintained by FINRA and is not an issuer listing service or securities market there are no listing requirements that must be satisfied by us prior to quotation. While the ultimate determination of eligibility for quotation is subject to approval by the Financial Industry Regulatory Authority, Inc., or FINRA,, in order for a security to be eligible for quotation by a market maker on the OTCBB, the security must be registered with the Commission and the issuer must be current in its required filings with such federal authority.  There can be no assurance that the ContraVir Common Stock will be approved by FINRA for quotation on any over-the-

counter market, including the OTCBB. ContraVir cannot predict the trading prices for its common stock before, on or after the distribution date.

What will happen to the listing of common shares of Synergy?	Common shares of Synergy will continue to trade on the Nasdaq Global Market after the distribution.

Will the number of common shares of Synergy that I own change as a result of the distribution?	No. The number of common shares of Synergy that you own will not change as a result of the distribution.

Will the distribution affect the market price of my Synergy shares?

Yes. As a result of the distribution, Synergy expects the trading price of shares of Synergy common stock immediately following the distribution to be lower than the “regular-way” trading price of such shares immediately prior to the distribution because the trading price will no longer reflect the value of the FV-100 assets held by ContraVir. Synergy believes that over time following the separation, assuming the same market conditions and the realization of the expected benefits of the separation, the Synergy common stock and the ContraVir common stock should have a higher aggregate market value as compared to what the market value of Synergy common stock would be if the separation and distribution did not occur. There can be no assurance, however, that such a higher aggregate market value will be achieved. This means, for example, that the combined trading prices of one share of Synergy common stock and [*] share of ContraVir common stock after the distribution may be equal to, greater than or less than the trading price of one share of Synergy common stock before the distribution.

For more information regarding the potential U.S. federal income tax consequences to Synergy and to you of the contribution and the distribution, see the section entitled “Material U.S. Federal Income Tax Consequences.”

Will I be taxed on the shares of ContraVir distributed to me in the separation?

Yes. The distribution of ContraVir common stock in the separation will be a taxable dividend to Synergy stockholders. An amount equal to the fair market value of ContraVir common stock received by you will be treated as a taxable dividend to the extent of your ratable share of any current or accumulated earnings and profits of Synergy, with the excess treated as a non-taxable return of capital to the extent of your tax basis in Synergy stock and any remaining excess treated as capital gain.

See “Material U.S. Federal Income Tax Consequences” for more information. You should consult your tax advisor about the particular consequences of the distribution to you, including the application of state, local and foreign tax laws.

How will I determine my tax basis in the ContraVir shares distributed to me in the separation?

Your tax basis in shares of ContraVir common stock distributed to you in the separation will equal the fair market value of such shares on the date of such distribution. Your holding period for such shares will begin the day after the distribution date.

See “Material U.S. Federal Income Tax Consequences” for more information. You should consult your tax advisor about the particular consequences of the distribution to you, including the application of U.S. Federal, state, local and foreign tax laws.

How will the separation affect my tax basis and holding period in Synergy stock?

Your tax basis in shares of Synergy held at the time of the distribution of ContraVir common stock in the separation will be reduced (but not below zero) by the amount by which the fair market value of the ContraVir common stock distributed to you exceeds your ratable share of Synergy’s current and accumulated earnings and profits. Your holding period for such Synergy shares will not be affected by the distribution.

See “Material U.S. Federal Income Tax Consequences” for more information. You should consult your tax advisor about the particular consequences of the distribution to you, including the application of state, local and foreign tax laws.

What will ContraVir’s relationship be with Synergy following the separation?

On July 8, 2013, we entered into a shared services agreement, as amended and restated on August 5, 2013, with Synergy. This agreement provides for the provision of certain administrative, financial, legal, tax, insurance, facility, information technology and other services to ContraVir attributable to periods prior to, at and after ContraVir’s separation from Synergy and will govern the relationship between ContraVir and Synergy subsequent to the completion of the separation. For additional information regarding the shared services agreement, see the sections entitled “Risk Factors — Risks Related to the Separation” and “Our Relationship with Synergy Following the Distribution.”

Who will manage ContraVir after the separation?

ContraVir benefits from having in place a management team with an extensive background in the biopharma industry. Led by Gary S. Jacob, who will be ContraVir’s Chief Executive Officer after the separation until his replacement is identified, ContraVir’s management team possesses deep knowledge of, and extensive experience in, its industry. For more information regarding ContraVir’s management, see “Management.”

Are there risks associated with owning ContraVir common stock?

Yes. ContraVir’s business is subject to both general and specific risks relating to ContraVir’s business, the industry in which it operates, its ongoing contractual relationships with Synergy and its status as a separate, publicly traded company. ContraVir’s business is also subject to risks relating to the separation. These risks are described in the “Risk Factors” section of this information statement beginning on page 8. You are encouraged to read that section carefully.

Does ContraVir plan to pay dividends?

ContraVir currently intends to retain any earnings to finance research and development, acquisitions and the operation and expansion of its business, and does not anticipate paying any cash dividends for the foreseeable future. As a result, your return on your investment in ContraVir common stock will be determined by increases and decreases in the market price of its common stock. See “Dividend Policy.”

Who will be the distribution agent, transfer agent, and registrar for the ContraVir common stock?

The distribution agent, transfer agent, and registrar for the ContraVir common stock will be Philadelphia Stock Transfer, Inc. For questions relating to the transfer or mechanics of the stock distribution, you should contact:

ContraVir Pharmaceuticals, Inc. Investor Relations 420 Lexington Avenue, Suite 2012 New York, New York 10170 (212) 297-0020

Where can I find more information about Synergy and ContraVir?	Before the distribution, if you have any questions relating to Synergy’s business performance, you should contact:

Synergy Pharmaceuticals Inc. Investor Relations 420 Lexington Avenue, Suite 2012 New York, New York 10170 (212) 297-0020

After the distribution, ContraVir shareholders who have any questions relating to ContraVir’s business performance should contact us at:

ContraVir Pharmaceuticals, Inc. Investor Relations 420 Lexington Avenue, Suite 2012 New York, New York 10170 (212) 297-0020

INFORMATION STATEMENT SUMMARY

The following is a summary of material information discussed in this information statement. This summary may not contain all the details concerning the separation or other information that may be important to you. To better understand the separation and ContraVir’s business and financial position, you should carefully review this entire information statement. Except as otherwise indicated or unless the context otherwise requires, the information included in this information statement, including the financial statements of ContraVir Pharmaceuticals, Inc., which are comprised of the assets and liabilities of Synergy’s FV-100 assets, assumes the completion of all the transactions referred to in this information statement in connection with the separation and distribution. Unless the context otherwise requires, references in this information statement to “ContraVir Pharmaceuticals, Inc.,” “ContraVir,” “we,” “us,” “our” and “our company” refer to ContraVir Pharmaceuticals, Inc. References in this information statement to “Synergy” refers to Synergy Pharmaceuticals Inc., a Delaware corporation, and its consolidated subsidiaries (other than ContraVir Pharmaceuticals, Inc.), unless the context otherwise requires.

This information statement describes the assets to be transferred to us by Synergy in the separation as if the transferred assets were our business for all historical periods described. References in this information statement to our historical assets, liabilities, products, businesses or activities of our business are generally intended to refer to the historical assets, liabilities, products, businesses or activities of the transferred businesses as the businesses were conducted as part of Synergy and its subsidiaries prior to the separation.

We are a biopharmaceutical company focused primarily on the development of drugs to treat herpes zoster, or shingles, which is an infection caused by the reactivation of varicella zoster virus, or VZV. The varicella zoster virus is commonly known as chicken pox upon initial exposure to the virus. The virus can lay dormant in nerve endings for many years and if reactivated, causes a painful rash called shingles. We are currently developing a compound called FV-100 for the treatment of shingles. FV-100 is an orally available small molecule, nucleoside analogue. Nucleoside analogs are capable of disrupting replication of the virus. FV-100 is a pro-drug of CF-1743, which means that FV-100 is more readily absorbed when given orally and then broken down to the active portion of the compound, or active moiety, CF-1743 upon entry to the blood stream.  FV-100 is the compound under development for the treatment of shingles. Published preclinical studies demonstrate that FV-100 is significantly more potent against VZV than currently marketed compounds acyclovir, valacyclovir, and famciclovir, the FDA-approved drugs used for the treatment of shingles. Preclinical studies further demonstrate that FV-100 has a more rapid onset of antiviral activity, and may fully inhibit the replication of VZV more rapidly than these drugs at significantly lower concentration levels. In addition, pharmacokinetic data from completed Phase 1 and 2 clinical trials suggest that FV-100 has the potential to demonstrate antiviral activity when dosed orally once-a-day at significantly lower blood levels than valacyclovir, acyclovir, and famciclovir.

FV-100 was previously in development by Inhibitex, Inc., or Inhibitex.  In January 2012, Bristol-Myers Squibb Company, or BMS acquired Inhibitex. In August 2012, Synergy acquired the FV-100 assets from BMS.  Since Synergy acquired the FV-100 assets from BMS, it has not engaged in any clinical study of FV-100 or materially advanced the development of FV-100.  The Phase 2 clinical trial for FV-100 was completed by Inhibitex in December 2010. This trial represented the first clinical trial of FV-100 in shingles patients, and was a well-controlled; double blind study comparing two different dosing arms of FV-100 to an active control (valacyclovir). A total of 350 patients, aged 50 years and older, were enrolled in one of three treatment arms: 200 mg FV-100 administered once daily; 400 mg FV-100 administered once daily; and 1,000 mg valacyclovir administered three times per day. In addition to further evaluating its safety and tolerability, the main objectives of the trial were to evaluate the potential therapeutic benefit of FV-100 in reducing the severity and duration of shingles-related pain, the incidence of post-herpetic neuralgia (burning pain that follows healing of the shingles rash), or PHN, and the time to lesion healing. The primary endpoint for the FV-100 study was a 25% reduction in the severity and duration of shingles-related pain during the first 30 days as compared to valacyclovir. The trial missed its primary endpoint, as the results from the study showed a lack of statistical significance. There were, however, numerically favorable treatment differences, particularly in those patients that received 400 mg FV-100, relative to valacyclovir patients, with respect to the primary endpoint. As this was a Phase 2 study, we will be able to use this information to help design future clinical studies and discuss future study designs with FDA and regulatory authorities worldwide.

There were also favorable, non-statistically significant treatment differences observed for key secondary pain endpoints, including the reduction in the severity and duration of shingles-associated pain over 90 days (a 14% relative reduction as compared to valacyclovir for 400mg FV-100) and the incidence of  PHN (a 39% relative reduction as compared to valacyclovir for 400 mg FV-100). The secondary endpoints were not powered to demonstrate statistically significant treatment differences between the arms. FV-100 was generally well tolerated at both dose levels, and demonstrated a similar adverse event profile as compared to valacyclovir.

Synergy has not engaged in any clinical study of FV-100 or materially advanced development of the drug candidate. We are currently reviewing the clinical data from the Phase 2 trial and performing post hoc analyses, conducting additional market research, including reimbursement, pricing, and competitive analyses, etc. We are also evaluating a number of clinical, regulatory and commercial pathways for the potential future development of FV-100. Based upon the results of the Phase 2 study coupled with the additional market research, we are re-evaluating the focus of the clinical development program. We anticipate concluding this evaluation in the second half of 2013. It is likely that we will need to conduct an additional Phase 2 study which will be lengthy and expensive, if we continue with development of FV-100.  Inhibitex filed for an IND (IND 102,011) on March 19, 2008, which was approved by the FDA on April 20, 2008.  This IND was transferred from Inhibitex to its new sponsor, Synergy, on August 27, 2012.  The IND is currently in good standing and sponsorship will need to be transferred from Synergy to us upon the effectiveness of this transaction, when we become separate from Synergy.  Upon completion of the IND transfer to us, we will be able to run all clinical trials required to support FV-100 for the use in the treatment of shingles.

From Inception (May 15, 2013) through June 30, 2013, we generated no revenue.

Our Strengths

We believe that we possess a number of competitive advantages that distinguish us from our competitors, including:

•

Potential effectiveness in patients who present with shingles after 72 hours from the onset of an outbreak. Note: current marketed therapies require initiation of treatment within 72 hours of onset of the Shingles rash;

•	Potential to reduce pain to a greater extent over the first 90 days following initiation of therapy compared to the competition;

•	Potential to reduce the incidence of post-herpetic neuralgia, or PHN;

•	A reduction in the number of doses per day to 1-2 as compared to 3-5 with the competition; and

•	Greater potency at eradicating the zoster virus than the competition

Our Strategy

Design and conduct clinical trials that establish the superiority of FV-100 over the standard of care.

Market Opportunity for the Treatment of Shingles

VZV, a DNA virus and a member of the herpes virus group, is the virus that causes both chickenpox and herpes zoster, or shingles. Chickenpox, the initial infection caused by VZV in an individual, generally occurs during childhood and it is caused by exposure to another individual with an active infection. After the chickenpox infection subsides, VZV remains latent in the individual’s  nerves including the dorsal root and cranial nerve ganglia, and can re-emerge later in life. Therefore, shingles is typically not transmitted from one individual to the next, and only those individuals who have had chickenpox are generally at risk for shingles.

Although shingles can occur in any individual with a prior VZV infection, its incidence varies with its key risk factors, which are advanced age, immune system status and being female. Shingles is largely a disease of the aged or aging, with over 50% of all cases occurring in individuals over the age of 60, and approximately 80% occurring in individuals over the age of 40. A study in 2007 based upon data from 2000 implied that there were approximately 1 million new cases shingles cases that year. Due to the aging of the population in many industrialized countries, as well as the increasing use of immunosuppressive agents in transplant patients, patients with autoimmune diseases such as rheumatoid arthritis and the increased numbers of immunosuppressed patients from cancer therapy, the incidence of shingles has increased and is expected to continue to increase. A recent study from the Centers for Disease Control investigating medical claims data from MarketScan ®  databases from 1993-2006 indicated that the crude incidence of shingles cases increased 259% over that period of time. Furthermore, a study conducted by the Mayo Clinic suggests that the recurrence rate for shingles is approximately 6.2%, which reflects a much higher rate than prior studies, which assessed a shorter follow-up period. It is estimated that approximately 20-30% of all persons in the U.S. will suffer from shingles at some point during their lifetime.

The symptoms associated with shingles generally include localized lesions (rash and blisters) and pain. In many cases the patient may notice localized pain as a prodromal symptom or the time period which the disease process has begun but is not manifest with any clinical symptoms, prior to the appearance of any lesions; however, the first recognizable symptom of shingles is generally lesions that will continue to form for a week or two. Such skin lesions generally are found on one half of the body and follow the path of nerves that emanate from the spinal cord around the torso (thoracic); however, the infection is also commonly found on the face, neck, lower back and in certain rare cases, systemically. Within several weeks, the lesions in the infected areas will typically begin to heal, and these dermatological symptoms generally will resolve within a month or less after the appearance of the first lesion. In rare instances, lesions may never appear, but localized pain will be present.

The pain associated with an episode of shingles is attributed to both the damage caused to the affected nerves by the replication of VZV and the inflammatory response associated with the infection. Pain symptoms are commonly described as a burning sensation, with bouts of stabbing and shooting pain, often set off by contact with the infected area. The majority of shingles patients experience such pain for several weeks in connection with their active infection, referred to as acute pain. For many patients, shingles-associated pain does not resolve when the lesions heal and the inflammation subsides, but, rather, continues for months, or possibly years. Persistent shingles-associated pain that lasts more than three to four weeks is referred to as sub-acute pain or neuralgia. Shingles-associated pain that persists more than three months is generally referred to as PHN, which is the most common and clinically relevant complication of shingles. Approximately 15-20% of all shingles patients experience PHN, although the incidence of PHN is more prevalent in patients over 50 years of age. Previous studies have established that additional risk factors for PHN include greater acute pain intensity during the initial 4 weeks, severity of the dermatological symptoms or lesions, and the presence and greater severity of localized pain prior to the appearance of the lesions or rash.

Valacyclovir, acyclovir and famciclovir are oral antivirals currently indicated and approved by the FDA, and regulatory agencies in many other countries, for the treatment shingles. These  drugs, available as generics, are referred to as “pan-herpetic” drugs, as they are used to treat infections caused by various herpes viruses, including herpes simplex 1 and 2, and VZV. Unlike those drugs, FV-100 only has antiviral activity against VZV, and not the other herpes viruses. Based upon an analysis by data compiled by IMS Health, Inc. (“IMS”) on our behalf, and a recent utilization study of the use of Valtrex ®  from 1994-2009 conducted by the FDA as well as other market research we have independently conducted, we estimate that 15 -30% of the nearly 17 million retail prescriptions written for valacyclovir, acyclovir and famciclovir combined in 2009 were for the treatment of herpes zoster.

Risks Associated with Our Business

An investment in our common stock involves risks associated with our business. The following list of risk factors is not exhaustive. Please read carefully the risks relating to these and other matters described under “Risk Factors” beginning on page 8 and “Cautionary Statement Concerning Forward-Looking Statements” on page 33.

•             We have incurred significant losses since inception and anticipate that we will incur continued losses for the foreseeable future.

•             Our product candidate is in the early stages of development and its commercial viability remains subject to the successful outcome of current and future preclinical studies, clinical trials, regulatory approvals and the risks generally inherent in the development of pharmaceutical product candidate. If we are unable to successfully advance or develop our product candidate, our business will be materially harmed.

•             If the results of preclinical studies or clinical trials for our product candidate, including those that are subject to existing or future license or collaboration agreements, are unfavorable or delayed, we could be delayed or precluded from the further development or commercialization of our product candidate, which could materially harm our business.

•             If third party vendors upon whom we intend to rely on to conduct our preclinical studies or clinical trials do not perform or fail to comply with strict regulations, these studies or trials of our product candidate may be delayed, terminated, or fail, or we could incur significant additional expenses, which could materially harm our business.

•             We, and our collaborators, must comply with extensive government regulations in order to advance our product candidate through the development process and ultimately obtain and maintain marketing approval for our products in the U.S. and abroad.

•             Delays in clinical testing could result in increased costs to us and delay our ability to generate revenue.

•             The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for our product candidate, our business will be substantially harmed.

•             If our product candidate is unable to compete effectively with marketed drugs targeting similar indications as our product candidate, our commercial opportunity will be reduced or eliminated.

•             If the manufacturers upon whom we rely fail to produce FV-100, in the volumes that we require on a timely basis, or fail to comply with stringent regulations applicable to pharmaceutical drug manufacturers, we may face delays in the development and commercialization of our product candidate.

•             If government and third-party payers fail to provide adequate reimbursement or coverage for our products or those we develop through collaborations, our revenues and potential for profitability will be harmed.

•             If a third party claims we are infringing on its intellectual property rights, we could incur significant expenses, or be prevented from further developing or commercializing our product candidate.

•             Even if our product candidate receives regulatory approval, it may still face future development and regulatory difficulties.

•             Healthcare reform measures could hinder or prevent our product candidate’s commercial success.

•             We will require substantial additional funding which may not be available to us on acceptable terms, or at all. If we fail to raise the necessary additional capital, we may be unable to complete the development and commercialization of our product candidate, or continue our development programs.

•             We may not achieve some or all of the expected benefits of the Separation and Distribution, if any.

•             The assets and resources that we acquired from Synergy in connection with the Contribution Agreement and the Shared Services Agreement may not be sufficient for us to operate as a stand-alone company, and we may experience difficulty in separating our assets and resources from Synergy.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•             requirement to provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•             reduced disclosure about our executive compensation arrangements;

•             no non-binding advisory votes on executive compensation or golden parachute arrangements; and

•             exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have irrevocably elected not to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies..

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the distribution; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

The Separation and Distribution

On August 8, 2013, Synergy announced that it intended to separate its FV-100 assets from the remainder of its business.

On [*], 2013, the Synergy board of directors approved the distribution of 100% of our issued and outstanding shares of common stock on the basis of approximately [*] shares of our common stock for each share of Synergy common stock held on the record date.

Our Post-Separation Relationship with Synergy

On July 8, 2013, we entered into a Shared Services Agreement, as amended and restated August 5, 2013, with Synergy, effective May 16, 2013. This agreement provides for the provision of certain administrative, financial, legal, insurance, facility, information technology and other services to ContraVir attributable to periods prior to, at and after ContraVir’s separation from Synergy and will govern the relationship between ContraVir and Synergy subsequent to the completion of the separation. For additional information regarding the shared services agreement, see the sections entitled “Risk Factors — Risks Related to the Separation” and “Our Relationship with Synergy Following the Distribution.”

Reasons for the Separation

The Synergy board of directors believes that separating the FV-100 assets from the remainder of Synergy is in the best interests of Synergy and its shareholders because such separation is expected to:

•             improve strategic planning, increase management focus and streamline decision-making by providing the flexibility to implement the unique strategic plans of each company and to respond more effectively to different clinical, patient and market needs of each company in changing business, pharmacological and economic environments;

•             allow each of Synergy and us to adopt the capital structure, investment policy and dividend policy best suited to each business’ financial profile and business needs, as well as resolve the current competition for capital among Synergy and its investors; and

•             facilitate incentive compensation arrangements for employees more directly tied to the performance of the relevant company’s business, and enhance employee hiring and retention by, among other things, improving the alignment of management and employee incentives with performance and growth objectives, while at the same time creating an independent equity structure that will facilitate our ability to effect future acquisitions and in-licensing utilizing our common stock.

The Synergy board of directors considered a number of potentially negative factors in evaluating the separation, including risks relating to the creation of a new public company, possible increased costs and one-time separation costs, but concluded that the potential benefits of the separation outweighed these factors. For more information, see the sections entitled “The Distribution — Reasons for the Distribution” and “Risk Factors” included elsewhere in this information statement.

Corporate Information

ContraVir was incorporated in Delaware on May 15, 2013 for the purpose of holding Synergy’s FV-100 assets in connection with the separation and distribution described herein. Prior to the contribution of the FV-100 assets, which will occur immediately prior to the distribution, we had no operations. The address of ContraVir’s principal executive offices is 420 Lexington Avenue, Suite 2012, New York, New York 10170. ContraVir’s telephone number is (212) 297-0020.

RISK FACTORS

You should carefully consider the following risks and other information in this information statement in evaluating us and our common stock. Any of the following risks, as well as additional risks and uncertainties not currently known to us or that we currently deem immaterial, could materially and adversely affect our results of operations or financial condition. The risk factors generally have been separated into three groups: risks related to our business, risks related to the separation and risks related to our common stock.

Risks Related to Our Business

Our prospects are largely dependent on the success of FV-100, which was the subject of a Phase II clinical trial that failed to meet its primary endpoints. While we seek to determine the implications, if any, of the Phase II results on our FV-100 product candidate and consider other potential strategic pathways, there can be no assurance we will be able to successfully advance or develop our FV-100 product candidate and if we are unable to further develop or obtain regulatory approval, our business will be materially harmed.

In December 2010, Inhibitex, Inc., a previous owner of the FV-100 assets,  announced that in a pivotal Phase II clinical trial of FV-100, an oral antiviral compound being developed to treat herpes zoster, more commonly referred to as shingles, failed to meet its primary endpoint. Since Synergy acquired the FV-100 assets from BMS, it has not engaged in any clinical study of FV-100 or materially advanced the development of FV-100. We are currently conducting various analyses of our preclinical and clinical data related to FV-100, as well as analyzing the various lots of clinical trial material used in the Phase II trials in an effort to determine whether the results of the Phase II trial were a consequence of one or more factors, including the potency and consistency of the clinical trial material, the change in the dosing schedule, and selection of the patient population studied and the appropriateness of the primary efficacy endpoint used in the clinical trial to determine the effectiveness of the treatments. If we are unable to successfully advance or develop our FV-100 product candidate, it will have a material adverse effect on our business.

Our product candidate is in the early stages of development and its commercial viability remains subject to the successful outcome of current and future preclinical studies, clinical trials, regulatory approvals and the risks generally inherent in the development of pharmaceutical product candidate. If we are unable to successfully advance or develop our product candidate, our business will be materially harmed.

In the near-term, failure to successfully advance the development of FV-100 may have a material adverse effect on us. To date, we have not successfully developed or commercially marketed, distributed or sold any product candidate. The success of our business depends primarily upon our ability to successfully advance the development of FV-100 through preclinical studies and clinical trials, have these product candidate approved for sale by the FDA or regulatory authorities in other countries, and ultimately have this product candidate successfully commercialized by us or a strategic collaborator. We cannot assure you that the results of our ongoing preclinical studies or clinical trials will support or justify the continued development of our product candidate, or that we will receive approval from the FDA, or similar regulatory authorities in other countries, to advance the development of our product candidate.

Our product candidate must satisfy rigorous regulatory standards of safety and efficacy before we can advance or complete their clinical development or they can be approved for sale. To satisfy these standards, we must engage in expensive and lengthy preclinical studies and clinical trials, develop acceptable manufacturing processes, and obtain regulatory approval of our product candidate. Despite these efforts, our product candidate may not:

•    offer therapeutic or other medical benefits over existing drugs or other product candidate in development to treat the same patient population;

•    be proven to be safe and effective in current and future preclinical studies or clinical trials;

•    have the desired effects;

•    be free from undesirable or unexpected effects;

•    meet applicable regulatory standards;

•    be capable of being formulated and manufactured in commercially suitable quantities and at an acceptable cost; or

•    be successfully commercialized by us or by collaborators.

Even if we demonstrate favorable results in preclinical studies and early-stage clinical trials, we cannot assure you that the results of late-stage clinical trials will be favorable enough to support the continued development of our product candidate. A number of companies in the pharmaceutical and biopharmaceutical industries have experienced significant delays, setbacks and failures in all stages of development, including late-stage clinical trials, even after achieving promising results in preclinical testing or early-stage clinical trials. Accordingly, results from completed preclinical studies and early-stage clinical trials of our product candidate may not be predictive of the results we may obtain in later-stage trials. Furthermore, even if the data collected from preclinical studies and clinical trials involving our product candidate demonstrates a satisfactory safety and efficacy profile, such results may not be sufficient to support the submission of a NDA or BLA to obtain regulatory approval from the FDA in the U.S., or other similar regulatory agencies in other jurisdictions, which is required to market and sell the product.

Our product candidate will require significant additional research and development efforts, the commitment of substantial financial resources, and regulatory approvals prior to advancing into further clinical development or being commercialized by us or collaborators. We cannot assure you that our product candidate will successfully progress through the drug development process or will result in a commercially viable product. We do not expect our product candidate to be commercialized by us or collaborators for at least several years.

Our product candidate may exhibit undesirable side effects when used alone or in combination with other approved pharmaceutical products or investigational new drugs, which may delay or preclude their further development or regulatory approval, or limit their use if approved.

Throughout the drug development process, we must continually demonstrate the safety and tolerability of our product candidates to obtain regulatory approval to further advance their clinical development or to market them. Even if our product candidate demonstrate biologic activity and clinical efficacy, any unacceptable adverse side effects or toxicities, when administered alone or in the presence of other pharmaceutical products, which can arise at any stage of development, may outweigh their potential benefit. In preclinical studies and clinical trials we have conducted to date, our product candidate has demonstrated an acceptable safety profile, although these studies and trials have involved a small number of subjects or patients over a limited period of time. We may observe adverse or significant adverse events or drug-drug interactions in future preclinical studies or clinical trials of this product candidate, which could result in the delay or termination of their development, prevent regulatory approval, or limit their market acceptance if they are ultimately approved.

We have incurred significant losses since inception, anticipate that we will incur continued losses for the foreseeable future and our independent registered public accounting firm’s report, contained herein, includes an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern, indicating the possibility that we may not be able to operate in the future.

As of June 30, 2013, we had an accumulated deficit of $140,495 since May 15, 2013 (inception). We expect to incur significant and increasing operating losses for the next several years as we expand our research and development, continue our clinical trials of FV-100, acquire or license technologies, advance other product candidates into clinical development, complete clinical trials, seek regulatory approval and, if we receive FDA approval, commercialize our products. Primarily as a result of our losses and limited cash balances, our independent registered public accounting firm has included in its report for the year ended June 30, 2013 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is contingent upon, among other factors, the sale of the shares of our common stock or obtaining alternate financing. We cannot provide any assurance that we will be able to raise additional capital.

If we are unable to secure additional capital, we may be required to curtail our research and development initiatives and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations. These measures could cause significant delays in our clinical and regulatory efforts, which is critical to the realization of our business plan. The accompanying financial statements do not include any adjustments that may be necessary should we be unable to continue as a going concern. It is not possible for us to predict at this time the potential success of our business. The revenue and income potential of our proposed business and operations are currently unknown. If we cannot continue as a viable entity, you may lose some or all of your investment in our company.

If the actual or perceived therapeutic benefits of FV-100 are not sufficiently different from existing generic drugs currently used to treat shingles or reduce or prevent shingles-associated pain and PHN, we may terminate the development of FV-100 at any time, or our ability to generate significant revenue from the sale of FV-100, if approved, may be limited and our potential profitability could be harmed.

Valacyclovir, famciclovir and acyclovir are existing generic drugs currently marketed to treat shingles patients. Generic drugs are compounds that have no remaining patent protection, and generally have an average selling price substantially lower than drugs that are protected by patents and intellectual property rights. Unless a patented drug can differentiate itself from generic drugs treating the same condition or disease in a clinically meaningful manner, the existence of generic competition in any indication may impose significant pricing pressure on patented drugs. Accordingly, if at any time we believe that FV-100 may not provide meaningful therapeutic benefits, perceived or real, over these existing generic drugs, we may delay or terminate its future development. We cannot provide any assurance that later-stage clinical trials of FV-100, will demonstrate any meaningful therapeutic benefits over existing generic drugs sufficient to justify its continued development. Further, if we successfully develop FV-100 and it is approved for sale, we cannot assure you that any real or perceived therapeutic benefits of FV-100 over generic drugs will result in it being, accepted for sale by insurance company formularies, prescribed by physicians or commanding a price higher than the existing generic drugs.

If the results of preclinical studies or clinical trials for our product candidate, including those that are subject to existing or future license or collaboration agreements, are unfavorable or delayed, we could be delayed or precluded from the further development or commercialization of our product candidate, which could materially harm our business.

In order to further advance the development of, and ultimately receive regulatory approval to sell, our product candidate, we must conduct extensive preclinical studies and clinical trials to demonstrate their safety and efficacy to the satisfaction of the FDA or similar regulatory authorities in other countries, as the case may be. Preclinical studies and clinical trials are expensive, complex, can take many years to complete, and have highly uncertain outcomes. Delays, setbacks, or failures can occur at any time, or in any phase of preclinical or clinical testing, and can result from concerns about safety or toxicity, a lack of demonstrated efficacy or superior efficacy over other similar products that have been approved for sale or are in more advanced stages of development, poor study or trial design, and issues related to the formulation or manufacturing process of the materials used to conduct the trials. The results of prior preclinical studies or clinical trials are not necessarily predictive of the results we may observe in later stage clinical trials. In many cases, product candidate in clinical development may fail to show desired safety and efficacy characteristics despite having favorably demonstrated such characteristics in preclinical studies or earlier stage clinical trials.

In addition, we may experience numerous unforeseen events during, or as a result of, preclinical studies and the clinical trial process, which could delay or impede our ability to advance the development of, receive regulatory approval for, or commercialize our product candidate, including, but not limited to:

•    communications with the FDA, or similar regulatory authorities in different countries, regarding the scope or design of a trial or trials;

•    regulatory authorities or IRBs not authorizing us to commence or conduct a clinical trial at a prospective trial site;

•    enrollment in our clinical trials being delayed, or proceeding at a slower pace than we expected, because we have difficulty recruiting patients or participants dropping out of our clinical trials at a higher rate than we anticipated;

•    our third party contractors, upon whom we rely for conducting preclinical studies, clinical trials and manufacturing of our trial materials, may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner;

•    having to suspend or ultimately terminate our clinical trials if participants are being exposed to unacceptable health or safety risks;

•    IRBs or regulators requiring that we hold, suspend or terminate our preclinical studies and clinical trials for various reasons, including non-compliance with regulatory requirements; and

•    the supply or quality of drug material necessary to conduct our preclinical studies or clinical trials being insufficient, inadequate or unavailable.

Even if the data collected from preclinical studies or clinical trials involving our product candidate demonstrate a satisfactory safety and efficacy profile, such results may not be sufficient to support the submission of a NDA or BLA to obtain regulatory approval from the FDA in the U.S., or other similar foreign regulatory authorities in foreign jurisdictions, which is required to market and sell the product.

If third party vendors upon whom we intend to rely on to conduct our preclinical studies or clinical trials do not perform or fail to comply with strict regulations, these studies or trials of our product candidate may be delayed, terminated, or fail, or we could incur significant additional expenses, which could materially harm our business.

We have limited resources dedicated to designing, conducting and managing preclinical studies and clinical trials. We intend to rely on third parties, including clinical research organizations, consultants and principal investigators, to assist us in designing, managing, monitoring and conducting our preclinical studies and clinical trials. As of the date hereof, we have not entered into any contracts with third party vendors for any studies to be conducted. We intend to rely on these vendors and individuals to perform many facets of the drug development process, including certain preclinical studies, the recruitment of sites and patients for participation in our clinical trials, maintenance of good relations with the clinical sites, and ensuring that these sites are conducting our trials in compliance with the trial protocol and applicable regulations. If these third parties fail to perform satisfactorily, or do not adequately fulfill their obligations under the terms of our agreements with them, we may not be able to enter into alternative arrangements without undue delay or additional expenditures, and therefore the preclinical studies and clinical trials of our product candidate may be delayed or prove unsuccessful. Further, the FDA may inspect some of the clinical sites participating in our clinical trials in the U.S., or our third-party vendors’ sites, to determine if our clinical trials are being conducted according to GCPs. If we or the FDA determine that our third-party vendors are not in compliance with, or have not conducted our clinical trials according to, applicable regulations we may be forced to delay, repeat or terminate such clinical trials.

We have limited capacity for recruiting and managing clinical trials, which could impair our timing to initiate or complete clinical trials of our product candidate and materially harm our business.

We have limited capacity to recruit and manage the clinical trials necessary to obtain FDA approval or approval by other regulatory authorities. By contrast, larger pharmaceutical and bio-pharmaceutical companies often have substantial staffs with extensive experience in conducting clinical trials with multiple product candidates across multiple indications. In addition, they may have greater financial resources to compete for the same clinical investigators and patients that we are attempting to recruit for our clinical trials. To the best of our knowledge, the following companies are potential competitors as we develop FV-100: Epiphany Biosceinces, Inc., Astellas Pharma US, Inc., GlaxoSmithKline plc and Janus Pharmaceuticals, Inc.  Specifically, we are aware that valomaciclovir is being developed by Epiphany Pharmaceuticals and has completed Phase IIb clinical trials for VZV infections. To our knowledge, other potential competitors are in earlier stages of development for VZV infections. If potential competitors are successful in completing drug development for their product candidates and obtain approval from the FDA, they could limit the demand for FV-100.

As a result, we may be at a competitive disadvantage that could delay the initiation, recruitment, timing, completion of our clinical trials and obtaining regulatory approvals, if at all, for our product candidate.

We, and our collaborators, must comply with extensive government regulations in order to advance our product candidate through the development process and ultimately obtain and maintain marketing approval for our products in the U.S. and abroad.

The product candidates that we, or our collaborators, are developing require regulatory approval to advance through clinical development and to ultimately be marketed and sold, and are subject to extensive and rigorous domestic and foreign government regulation. In the U.S., the FDA regulates, among other things, the development, testing, manufacture, safety, efficacy, record-keeping, labeling, storage, approval, advertising, promotion, sale and distribution of pharmaceutical and biopharmaceutical products. Our product candidate is also subject to similar regulation by foreign governments to the extent we seek to develop or market them in those countries. We, or our collaborators, must provide the FDA and foreign regulatory authorities, if applicable, with preclinical and clinical data, as well as data supporting an acceptable manufacturing process, that appropriately demonstrate our product candidate’ safety and efficacy before they can be approved for the targeted indications. Our product candidate has not been approved for sale in the U.S. or any foreign market, and we cannot predict whether we or our collaborators will obtain regulatory approval for any product candidate we are developing or plan to develop. The regulatory review and approval process can take many years, is dependent upon the type, complexity, novelty of, and medical need for the product candidate, requires the expenditure of substantial resources, and involves post-marketing surveillance and vigilance and ongoing requirements for post-marketing studies or Phase 4 clinical trials. In addition, we or our collaborators may encounter delays in, or fail to gain, regulatory approval for our product candidate based upon additional governmental regulation resulting from future legislative, administrative action or changes in FDA policy or interpretation during the period of product development. Delays or failures in obtaining regulatory approval to advance our product candidate through clinical development, and ultimately commercialize them, may:

•        adversely impact our ability to raise sufficient capital to fund the development of the program candidate;

•        adversely affect our ability to further develop or commercialize our product candidate;

•        diminish any competitive advantages that we or our collaborators may have or attain; and

•        adversely affect the receipt of potential milestone payments and royalties from the sale of our products or product revenues.

Furthermore, any regulatory approvals, if granted, may later be withdrawn. If we or our collaborators fail to comply with applicable regulatory requirements at any time, or if post-approval safety concerns arise, we or our collaborators may be subject to restrictions or a number of actions, including:

•        delays, suspension or termination of clinical trials related to our products;

•        refusal by regulatory authorities to review pending applications or supplements to approved applications;

•        product recalls or seizures;

•        suspension of manufacturing;

•        withdrawals of previously approved marketing applications; and

•        fines, civil penalties and criminal prosecutions.

Additionally, at any time we or our collaborators may voluntarily suspend or terminate the preclinical or clinical development of a product candidate, or withdraw any approved product from the market if we believe that it may pose an unacceptable safety risk to patients, or if the product candidate or approved product no longer meets our business objectives. The ability to develop or market a pharmaceutical product outside of the U.S. is contingent upon receiving appropriate authorization from the respective foreign regulatory authorities. Foreign regulatory approval processes typically include many, if not all, of the risks and requirements associated with the FDA regulatory process for drug development and may include additional risks.

We have limited experience in the development of small molecule antiviral product candidate and therefore may encounter difficulties developing our product candidate or managing our operations in the future.

Our lead product candidate, FV-100, is a chemical compound, also referred to as a small molecule. We have limited experience in the discovery, development and manufacturing of these small molecule antiviral compounds. In order to successfully develop this product candidate, we must continuously supplement our research, clinical development, regulatory, medicinal chemistry, virology and manufacturing capabilities through the addition of key employees, consultants or third-party contractors to provide certain capabilities and skill sets that we do not possess.

Furthermore, we have adopted an operating model that largely relies on the outsourcing of a number of responsibilities and key activities to third-party consultants, and contract research and manufacturing organizations in order to advance the development of our product candidate. Therefore, our success depends in part on our ability to retain highly qualified key management, personnel, and directors to develop, implement and execute our business strategy, operate the company and oversee the activities of our consultants and contractors, as well as academic and corporate advisors or consultants to assist us in this regard. We are currently highly dependent upon the efforts of our management team.  In order to develop our product candidate, we need to retain or attract certain personnel, consultants or advisors with experience in the drug development activities of small molecules that include a number of disciplines, including research and development, clinical trials, medical matters, government regulation of pharmaceuticals, manufacturing, formulation and chemistry, business development, accounting, finance, human resources and information systems.  We are highly dependent upon our senior management and scientific staff, particularly Gary S. Jacob, Ph.D., our Chief Executive Officer. The loss of services of Dr. Jacob or one or more of our other members of senior management could delay or prevent the successful completion of our planned clinical trials or the commercialization of our product candidate.

Our success depends in part on our continued ability to attract, retain and motivate highly qualified management, clinical and scientific personnel and on our ability to develop and maintain important relationships with leading academic institutions, clinicians and scientists.  The competition for qualified personnel in the biotechnology and pharmaceuticals field is intense. We will need to hire additional personnel as we expand our clinical development and commercial activities. While we have not had difficulties recruiting qualified individuals, to date, we may not be able to attract and retain quality personnel on acceptable terms given the competition for such personnel among biotechnology, pharmaceutical and other companies.  Although we have not experienced material difficulties in retaining key personnel in the past, we may not be able to continue to do so in the future on acceptable terms, if at all. If we lose any key managers or employees, or are unable to attract and retain qualified key personnel, directors, advisors or consultants, the development of our product candidate could be delayed or terminated and our business may be harmed.

We will need to obtain FDA approval of any proposed product brand names, and any failure or delay associated with such approval may adversely impact our business.

A pharmaceutical product cannot be marketed in the U.S. or other countries until we have completed rigorous and extensive regulatory review processes, including approval of a brand name. Any brand names we intend to use for our product candidate will require approval from the FDA regardless of whether we have secured a formal trademark registration from the U.S. Patent and Trademark Office, or the PTO. The FDA typically conducts a review of proposed product brand names, including an evaluation of potential for confusion with other product names. The FDA may also object to a product brand name if we believe the name inappropriately implies medical claims. If the FDA objects to any of our proposed product brand names, we may be required to adopt an alternative brand name for our product candidate. If we adopt an alternative brand name, we would lose the benefit of our existing trademark applications for such product candidate and may be required to expend significant additional resources in an effort to identify a suitable product brand name that would qualify under applicable trademark laws, not infringe the existing rights of third parties and be acceptable to the FDA. We may be unable to build a successful brand identity for a new trademark in a timely manner or at all, which would limit our ability to commercialize our product candidate.

Clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

Our product candidate may not prove to be safe and efficacious in clinical trials and may not meet all the applicable regulatory requirements needed to receive regulatory approval. In order to receive regulatory approval for the commercialization of our product candidate, we must conduct, at our own expense, extensive preclinical testing and clinical trials to demonstrate safety and efficacy of this product candidate for the intended indication of use. Clinical testing is expensive, can take many years to complete, if at all, and its outcome is uncertain. Failure can occur at any time during the clinical trial process.

The results of preclinical studies and early clinical trials of new drugs do not necessarily predict the results of later-stage clinical trials.

The design of our clinical trials is based on many assumptions about the expected effects of our product candidate, and if those assumptions are incorrect it may not produce statistically significant results. Preliminary results may not be confirmed on full analysis of the detailed results of an early clinical trial. Product candidates in later stages of clinical trials may fail to show safety and efficacy sufficient to support intended use claims despite having progressed through initial clinical testing. The data collected from clinical trials of our product candidate may not be sufficient to support the filing of an NDA or to obtain regulatory approval in the United States or elsewhere. Because of the uncertainties associated with drug development and regulatory approval, we cannot determine if or when we will have an approved product for commercialization or achieve sales or profits.

Delays in clinical testing could result in increased costs to us and delay our ability to generate revenue.

We may experience delays in clinical testing of our product candidate. We do not know whether planned clinical trials will begin on time, will need to be redesigned or will be completed on schedule, if at all. Clinical trials can be delayed for a variety of reasons, including delays in obtaining regulatory approval to commence a clinical trial, in securing clinical trial agreements with prospective sites with acceptable terms, in obtaining institutional review board approval to conduct a clinical trial at a prospective site, in recruiting patients to participate in a clinical trial or in obtaining sufficient supplies of clinical trial materials. Many factors affect patient enrollment, including the size of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the clinical trial, competing clinical trials and new drugs approved for the conditions we are investigating. Clinical investigators will need to decide whether to offer their patients enrollment in clinical trials of our product candidate versus treating these patients with commercially available drugs that have established safety and efficacy profiles. Any delays in completing our clinical trials will increase our costs, slow down our product development, timeliness and approval process and delay our ability to generate revenue.

The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for our product candidate, our business will be substantially harmed.

The time required to obtain approval by the FDA and comparable foreign authorities is unpredictable but typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the substantial discretion of the regulatory authorities. In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions. We have not obtained regulatory approval for any product candidate and it is possible that none of our existing product candidate or any product candidate we may seek to develop in the future will ever obtain regulatory approval.

Our product candidate could fail to receive regulatory approval for many reasons, including the following:

•      the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical trials;

•      we may be unable to demonstrate to the satisfaction of the FDA or comparable foreign regulatory authorities that a product candidate is safe and effective for its proposed indication;

•      the results of clinical trials may not meet the level of statistical significance required by the FDA or comparable foreign regulatory authorities for approval;

•      the FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials;

•      the data collected from clinical trials of our product candidate may not be sufficient to support the submission of an NDA or other submission or to obtain regulatory approval in the United States or elsewhere;

•      the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers with which we contract for clinical and commercial supplies;

•      the FDA or comparable foreign regulatory authorities may fail to approve the companion diagnostics we contemplate developing with partners; and

•      the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.

This lengthy approval process as well as the unpredictability of future clinical trial results may result in our failing to obtain regulatory approval to market our product candidate, which would significantly harm our business, results of operations and prospects.

In addition, even if we were to obtain approval, regulatory authorities may approve our product candidate for fewer or more limited indications than we request, may not approve the price we intend to charge for our products, may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate. Any of the foregoing scenarios could materially harm the commercial prospects for our product candidate.

We, as a newly formed entity, have not previously submitted a biologics license application, or BLA, or a New Drug Application, or NDA, to the FDA, or similar drug approval filings to comparable foreign authorities, for our product candidate, and we cannot be certain that  our product candidate will be successful in clinical trials or receive regulatory approval. Further, our product candidate may not receive regulatory approval even if they are successful in clinical trials. If we do not receive regulatory approvals for our product candidate, we may not be able to continue our operations. Even if we successfully obtain regulatory approvals to market one or more of our product candidate, our revenues will be dependent, in part, upon our collaborators’ ability to obtain regulatory approval of the companion diagnostics to be used with our product candidate, as well as the size of the markets in the territories for which we gain regulatory approval and have commercial rights. If the markets for patients that we are targeting for our product candidate are not as significant as we estimate, we may not generate significant revenues from sales of such products, if approved.

We plan to seek regulatory approval and to commercialize our product candidate, directly or with a collaborator, worldwide including the United States, the European Union and other additional foreign countries which we have not yet identified. While the scope of regulatory approval is similar in other countries, to obtain separate regulatory approval in many other countries we must comply with numerous and varying regulatory requirements of such countries regarding safety and efficacy and governing, among other things, clinical trials and commercial sales, pricing and distribution of our product candidate, and we cannot predict success in these jurisdictions.

We may be required to suspend or discontinue clinical trials due to unexpected side effects or other safety risks that could preclude approval of our product candidate.

Our clinical trials may be suspended at any time for a number of reasons. For example, we may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to the clinical trial patients. In addition, the FDA or other regulatory agencies may order the temporary or permanent discontinuation of our clinical trials at any time if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements or that they present an unacceptable safety risk to the clinical trial patients.

Administering any product candidate to humans may produce undesirable side effects. These side effects could interrupt, delay or halt clinical trials of our product candidate and could result in the FDA or other regulatory authorities denying further development or approval of our product candidate for any or all targeted indications. Ultimately, some or all of our product candidates may prove to be unsafe for human use. Moreover, we could be subject to significant liability if any volunteer or patient suffers, or appears to suffer, adverse health effects as a result of participating in our clinical trials.

If we fail to comply with healthcare regulations, we could face substantial enforcement actions, including civil and criminal penalties and our business, operations and financial condition could be adversely affected.

As a developer of pharmaceuticals, even though we do not intend to make referrals of healthcare services or bill directly to Medicare, Medicaid or other third-party payers, certain federal and state healthcare laws and regulations pertaining to fraud and abuse, false claims and patients’ privacy rights are and will be applicable to our business. We could be subject to healthcare fraud and abuse laws and patient privacy laws of both the federal government and the states in which we conduct our business. The laws include:

•           the federal healthcare program anti-kickback law, which prohibits, among other things, persons from soliciting, receiving or providing remuneration, directly or indirectly, to induce either the referral of an individual, for an item or service or the purchasing or ordering of a good or service, for which payment may be made under federal healthcare programs such as the Medicare and Medicaid programs;

•           federal false claims laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payers that are false or fraudulent, and which may apply to entities like us which provide coding and billing information to customers;

•           the federal Health Insurance Portability and Accountability Act of 1996, which prohibits executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters and which also imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information;

•           the Federal Food, Drug, and Cosmetic Act, which among other things, strictly regulates drug manufacturing and product marketing, prohibits manufacturers from marketing drug products for off-label use and regulates the distribution of drug samples; and

•           state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payer, including commercial insurers, and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by federal laws, thus complicating compliance efforts.

If our operations are found to be in violation of any of the laws described above or any governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines and the curtailment or restructuring of our operations. Any penalties, damages, fines, curtailment or restructuring of our operations could adversely affect our ability to operate our business and our financial results. Although compliance programs can mitigate the risk of investigation and prosecution for violations of these laws, the risks cannot be entirely eliminated. Any action against us for violation of these laws, even if we successfully defends against it, could cause us to incur significant legal expenses and divert management’s attention from the operation of our business. Moreover, achieving and sustaining compliance with applicable federal and state privacy, security and fraud laws may prove costly.

If we are unable to satisfy regulatory requirements, we may not be able to commercialize our product candidate.

We need FDA approval prior to marketing our product candidate in the United States. If we fail to obtain FDA approval to market our product candidate, we will be unable to sell our product candidate in the United States and we will not generate any revenue.

The FDA’s review and approval process, including among other things, evaluation of preclinical studies and clinical trials of a product candidate as well as the manufacturing process and facility, is lengthy, expensive and uncertain. To receive approval, we must, among other things, demonstrate with substantial evidence from well-designed and well-controlled pre-clinical testing and clinical trials that the product candidate is both safe and effective for each indication for which approval is sought. Satisfaction of these requirements typically takes several years and the time needed to satisfy them may vary substantially, based on the type, complexity and novelty of the pharmaceutical product. We cannot predict if or when we will submit an NDA for approval for our product candidate currently under development. Any approvals we may obtain may not cover all of the clinical indications for which we are seeking approval or may contain significant limitations on the conditions of use.

The FDA has substantial discretion in the NDA review process and may either refuse to file our NDA for substantive review or may decide that our data is insufficient to support approval of our product candidate for the claimed intended uses. Following any regulatory approval of our product candidate, we will be subject to continuing regulatory obligations such as safety reporting, required and additional post marketing obligations, and regulatory oversight of promotion and marketing. Even if we receive regulatory approvals, the FDA may subsequently seek to withdraw approval of our NDA if we determine that new data or a reevaluation of existing data show the product is unsafe for use under the conditions of use upon the basis of which the NDA was approved, or based on new evidence of adverse effects or adverse clinical experience, or upon other new information. If the FDA does not file or approve our NDA or withdraws approval of our NDA, the FDA may require that we conduct additional clinical trials, preclinical or manufacturing studies and submit that data before it will reconsider our application. Depending on the extent of these or any other requested studies, approval of any applications that we submit may be delayed by several years, may require us to expend more resources than we have available, or may never be obtained at all.

We will also be subject to a wide variety of foreign regulations governing the development, manufacture and marketing of our products to the extent we seek regulatory approval to market our product candidates in a foreign jurisdiction. As of the date hereof we have not identified any foreign jurisdictions which we intend to seek approval from. Whether or not FDA approval has been obtained, approval of a product by the comparable regulatory authorities of foreign countries must still be obtained prior to marketing the product in those countries. The approval process varies and the time needed to secure approval in any region such as the European Union or in a country with an independent review procedure may be longer or shorter than that required for FDA approval. We cannot assure you that clinical trials conducted in one country will be accepted by other countries or that an approval in one country or region will result in approval elsewhere.

If our product candidate is unable to compete effectively with marketed drugs targeting similar indications as our product candidate, our commercial opportunity will be reduced or eliminated.

We face competition generally from established pharmaceutical and biotechnology companies, as well as from academic institutions, government agencies and private and public research institutions. Many of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Small or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Our commercial opportunity will be reduced or eliminated if our competitors develop and commercialize GI drugs that are safer, more effective, have fewer side effects or are less expensive than our product candidate. These potential competitors compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient enrollment for clinical trials, as well as in acquiring technologies and technology licenses complementary to our programs or advantageous to our business.

If approved and commercialized, FV-100 intends to compete with at least 4 currently approved prescription therapies for the treatment of shingles, acyclovir, valacyclovir and famiciclovir.  In addition, Zostavax®, a live attenuated varicella zoster virus VZV vaccine, is available and may reduce the overall incidence of shingles. We also believe other companies are developing products that will compete with shingles should they be approved by the FDA. For example, valomaciclovir is being developed by Epiphany Pharmaceuticals and has completed Phase IIb clinical trials for VZV infections. To our knowledge, other potential competitors are in earlier stages of development. If potential competitors are successful in completing drug development for their product candidates and obtain approval from the FDA, they could limit the demand for FV-100.

We expect that our ability to compete effectively will depend upon our ability to:

•       successfully identify and develop key points of product differentiations from currently available therapies;

•         successfully and rapidly complete clinical trials and submit for and obtain all requisite regulatory approvals in a cost-effective manner;

•          maintain a proprietary position for our products and manufacturing processes and other related product technology;

•          attract and retain key personnel;

•          develop relationships with physicians prescribing these products; and

•          build an adequate sales and marketing infrastructure for our product candidate.

Because we will be competing against significantly larger companies with established track records, we will have to demonstrate that, based on experience, clinical data, side-effect profiles and other factors, our products, if approved, are competitive with other products. If we are unable to compete effectively in the GI drug market and differentiate our products from other marketed GI drugs, we may never generate meaningful revenue.

We currently have no sales and marketing organization. If we are unable to establish a direct sales force in the United States to promote our products, the commercial opportunity for our products may be diminished.

We currently have no sales and marketing organization. If  our product candidate is approved by the FDA, we intend to market that product through our own sales force. We will incur significant additional expenses and commit significant additional management resources to establish our sales force. We may not be able to establish these capabilities despite these additional expenditures. We will also have to compete with other pharmaceutical and biotechnology companies to recruit, hire and train sales and marketing personnel. If we elect to rely on third parties to sell our product candidate in the United States, we may receive less revenue than if we sold our products directly. In addition, although we would intend to use due diligence in monitoring their activities, we may have little or no control over the sales efforts of those third parties. In the event we are unable to develop our own sales force or collaborate with a third party to sell our product candidate, we may not be able to commercialize our product candidate which would negatively impact our ability to generate revenue.

We may need others to market and commercialize our product candidate in international markets.

Currently, we do not have any plans to enter international markets. In the future, if appropriate regulatory approvals are obtained, we may commercialize our product candidate in international markets. However, we have not decided how to commercialize our product candidate in those markets. We may decide to build our own sales force or sell our products through third parties. If we decide to sell our product candidate in international markets through a third party, we may not be able to enter into any marketing arrangements on favorable terms or at all. In addition, these arrangements could result in lower levels of income to us than if we marketed our product candidate entirely on our own. If we are unable to enter into a marketing arrangement for our product candidate in international markets, we may not be able to develop an effective international sales force to successfully commercialize those products in international markets. If we fail to enter into marketing arrangements for our products and are unable to develop an effective international sales force, our ability to generate revenue would be limited.

If the manufacturers upon whom we rely fail to produce FV-100, in the volumes that we require on a timely basis, or fail to comply with stringent regulations applicable to pharmaceutical drug manufacturers, we may face delays in the development and commercialization of our product candidate.

We do not currently possess internal manufacturing capacity. We plan to utilize the services of contract manufacturers to manufacture our clinical supplies. Any curtailment in the availability of FV-100, however, could result in production or other delays with consequent adverse effects on us. In addition, because regulatory authorities must generally approve raw material sources for pharmaceutical products, changes in raw material suppliers may result in production delays or higher raw material costs.

We continue to pursue API and drug product supply agreements with other manufacturers. We may be required to agree to minimum volume requirements, exclusivity arrangements or other restrictions with the contract manufacturers. We may not be able to enter into long-term agreements on commercially reasonable terms, or at all. If we change or add manufacturers, the FDA and comparable foreign regulators may require approval of the changes. Approval of these changes could require new testing by the manufacturer and compliance inspections to ensure the manufacturer is conforming to all applicable laws and regulations and GMP. In addition, the new manufacturers would have to be educated in or independently develop the processes necessary for the production of our product candidate.

The manufacture of pharmaceutical products requires significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls. Manufacturers of pharmaceutical products may encounter difficulties in production, particularly in scaling up production. These problems include difficulties with production costs and yields, quality control, including stability of the product and quality assurance testing, shortages of qualified personnel, as well as compliance with federal, state and foreign regulations. In addition, any delay or interruption in the supply of clinical trial supplies could delay the completion of our clinical trials, increase the costs associated with conducting our clinical trials and, depending upon the period of delay, require us to commence new clinical trials at significant additional expense or to terminate a clinical trial.

We are responsible for ensuring that each of our contract manufacturers comply with the GMP requirements of the FDA and other regulatory authorities from which we seek to obtain product approval. These requirements include, among other things, quality control, quality assurance and the maintenance of records and documentation. The approval process for NDAs includes a review of the manufacturer’s compliance with GMP requirements. We are responsible for regularly assessing a contract manufacturer’s compliance with GMP requirements through record reviews and periodic audits and for ensuring that the contract manufacturer takes responsibility and corrective action for any identified deviations. Manufacturers of FV-100 or other product candidates may be unable to comply with these GMP requirements and with other FDA and foreign regulatory requirements, if any.

While we will oversee compliance by our contract manufacturers, ultimately we will not have control over our manufacturers’ compliance with these regulations and standards. A failure to comply with these requirements may result in fines and civil penalties, suspension of production, suspension or delay in product approval, product seizure or recall, or withdrawal of product approval. If the safety of FV-100 or other product candidates is compromised due to a manufacturers’ failure to adhere to applicable laws or for other reasons, we may not be able to obtain regulatory approval for or successfully commercialize FV-100 or other product candidates, and we may be held liable for any injuries sustained as a result. Any of these factors could cause a delay of clinical trials, regulatory submissions, approvals or commercialization of FV-100 or other product candidates, entail higher costs or result in us being unable to effectively commercialize FV-100 or other product candidates. Furthermore, if our manufacturers fail to deliver the required commercial quantities on a timely basis and at commercially reasonable prices, we may be unable to meet demand for any approved products and would lose potential revenues.

We may not be able to manufacture our product candidate in commercial quantities, which would prevent us from commercializing our product candidate.

To date, our product candidate has been manufactured in small quantities for preclinical studies and clinical trials. If our product candidate is approved by the FDA or comparable regulatory authorities in other countries for commercial sale, we will need to manufacture such product candidate in larger quantities. We may not be able to increase successfully the manufacturing capacity for  our product candidate in a timely or economic manner, or at all. Significant scale-up of manufacturing may require additional validation studies, which the FDA must review and approve. If we are unable to increase successfully the manufacturing capacity for a product candidate, the clinical trials as well as the regulatory approval or commercial launch of that product candidate may be delayed or there may be a shortage in supply. Our product candidate requires precise, high quality manufacturing. Our failure to achieve and maintain these high quality manufacturing standards in collaboration with our third-party manufacturers, including the incidence of manufacturing errors, could result in patient injury or death, product recalls or withdrawals, delays or failures in product testing or delivery, cost overruns or other problems that could harm our business, financial condition and results of operations.

Materials necessary to manufacture our product candidate may not be available on commercially reasonable terms, or at all, which may delay the development and commercialization of our product candidate.

We rely on the third-party manufacturers of our product candidate to purchase from third-party suppliers the materials necessary to produce bulk APIs, and product candidate for our clinical trials, and we will rely on such manufacturers to purchase such materials to produce the APIs and finished products for any commercial distribution of our products if we obtain marketing approval. Suppliers may not sell these materials to our manufacturers at the time they need them in order to meet our required delivery schedule or on commercially reasonable terms, if at all. We do not have any control over the process or timing of the acquisition of these materials by our manufacturers. Moreover, we currently do not have any agreements for the production of these materials. If our manufacturers are unable to obtain these materials for our clinical trials, testing of the affected product candidate would be delayed, which may significantly impact our ability to develop the product candidate. If we or our manufacturers are unable to purchase these materials after regulatory approval has been obtained for one of our products, the commercial launch of such product would be delayed or there would be a shortage in supply of such product, which would harm our ability to generate revenues from such product and achieve or sustain profitability.

Our product candidate, if approved for sale, may not gain acceptance among physicians, patients and the medical community,

thereby limiting our potential to generate revenues.

If our product candidate is approved for commercial sale by the FDA or other regulatory authorities, the degree of market acceptance of any approved product by physicians, healthcare professionals and third-party payers and our profitability and growth will depend on a number of factors, including:

•          demonstration of safety and efficacy;

•          changes in the practice guidelines and the standard of care for the targeted indication;

•          relative convenience and ease of administration;

•          the prevalence and severity of any adverse side effects;

•          budget impact of adoption of our product on relevant drug formularies and the availability, cost and potential advantages of alternative treatments, including less expensive generic drugs;

•          Pricing, reimbursement and cost effectiveness, which may be subject to regulatory control;

•          effectiveness of our or any of our partners’ sales and marketing strategies;

•          the product labeling or product insert required by the FDA or regulatory authority in other countries; and

•          the availability of adequate third-party insurance coverage or reimbursement.

If any product candidate that we develop does not provide a treatment regimen that is as beneficial as, or is perceived as being as beneficial as, the current standard of care or otherwise does not provide patient benefit, that product candidate, if approved for commercial sale by the FDA or other regulatory authorities, likely will not achieve market acceptance. Our ability to effectively promote and sell any approved products will also depend on pricing and cost-effectiveness, including our ability to produce a product at a competitive price and our ability to obtain sufficient third-party coverage or reimbursement. If any product candidate is approved but does not achieve an adequate level of acceptance by physicians, patients and third-party payers, our ability to generate revenues from that product would be substantially reduced. In addition, our efforts to educate the medical community and third-party payers on the benefits of our product candidate may require significant resources, may be constrained by FDA rules and policies on product promotion, and may never be successful.

Guidelines and recommendations published by various organizations can impact the use of our product.

Government agencies promulgate regulations and guidelines directly applicable to us and to our product. In addition, professional societies, practice management groups, private health and science foundations and organizations involved in various diseases from time to time may also publish guidelines or recommendations to the health care and patient communities. Recommendations of government agencies or these other groups or organizations may relate to such matters as usage, dosage, route of administration and use of concomitant therapies. Recommendations or guidelines suggesting the reduced use of our products or the use of competitive or alternative products that are followed by patients and health care providers could result in decreased use of our proposed product.

If third-party contract manufacturers upon whom we rely to formulate and manufacture our product candidate do not perform, fail to manufacture according to our specifications or fail to comply with strict regulations, our preclinical studies or clinical trials could be adversely affected and the development of our product candidate could be delayed or terminated or we could incur significant additional expenses.

We do not own or operate any manufacturing facilities. We intend to rely on third-party contractors, at least for the foreseeable future, to formulate and manufacture these preclinical and clinical materials. Our reliance on third-party contract manufacturers exposes us to a number of risks, any of which could delay or prevent the completion of our preclinical studies or clinical trials, or the regulatory approval or commercialization of our product candidate, result in higher costs, or deprive us of potential product revenues. Some of these risks include:

•    our third-party contractors failing to develop an acceptable formulation to support later-stage clinical trials for, or the commercialization of, our product candidate;

•    our contract manufacturers failing to manufacture our product candidate according to their own standards, our specifications, cGMPs, or otherwise manufacturing material that we or the FDA may deem to be unsuitable in our clinical trials;

•    our contract manufacturers being unable to increase the scale of, increase the capacity for, or reformulate the form of our product candidate. We may experience a shortage in supply, or the cost to manufacture our products may increase to the point where it adversely affects the cost of our product candidate. We cannot assure you that our contract manufacturers will be able to manufacture our products at a suitable scale, or we will be able to find alternative manufacturers acceptable to us that can do so;

•    our contract manufacturers placing a priority on the manufacture of their own products, or other customers’ products;

•    our contract manufacturers failing to perform as agreed or not remain in the contract manufacturing business; and

•    our contract manufacturers’ plants being closed as a result of regulatory sanctions or a natural disaster.

Manufacturers of pharmaceutical products are subject to ongoing periodic inspections by the FDA, the U.S. Drug Enforcement Administration (“DEA”) and corresponding state and foreign agencies to ensure strict compliance with FDA-mandated cGMPs, other government regulations and corresponding foreign standards. While we are obligated to audit their performance, we do not have control over our third-party contract manufacturers’ compliance with these regulations and standards. Failure by our third-party manufacturers, or us, to comply with applicable regulations could result in sanctions being imposed on us or the drug manufacturer from the production of other third-party products. These sanctions may include fines, injunctions, civil penalties, failure of the government to grant pre-market approval of drugs, delays, suspension or withdrawal of approvals, seizures or recalls of product, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect our business.

In the event that we need to change our third-party contract manufacturers, our preclinical studies, clinical trials or the commercialization of our product candidate could be delayed, adversely affected or terminated, or such a change may result in significantly higher costs.

Due to regulatory restrictions inherent in an IND, NDA or BLA, various steps in the manufacture of our product candidate may need to be sole-sourced. In accordance with cGMPs, changing manufacturers may require the re-validation of manufacturing processes and procedures, and may require further preclinical studies or clinical trials to show comparability between the materials produced by different manufacturers. Changing our current or future contract manufacturers may be difficult for us and could be costly, which could result in our inability to manufacture our product candidate for an extended period of time and therefore a delay in the development of our product candidate. Further, in order to maintain our development time lines in the event of a change in our third-party contract manufacturer, we may incur significantly higher costs to manufacture our product candidate.

Our industry is highly competitive and subject to rapid technological changes. As a result, we may be unable to compete successfully or develop innovative products, which could harm our business.

Our industry is highly competitive and characterized by rapid technological change. Key competitive factors in our industry include, among others, the ability to successfully advance the development of a product candidate through preclinical and clinical trials; the efficacy, toxicological, safety, resistance or cross-resistance, and dosing profile of a product or product candidate; the timing and scope of regulatory approvals, if ever achieved; reimbursement rates for and the average selling price of competing products and pharmaceutical products in general; the availability of raw materials and qualified contract manufacturing and manufacturing capacity; manufacturing costs; establishing and maintaining intellectual property and patent rights and their protection; and sales and marketing capabilities. If ultimately approved, FV-100 or any other product candidate we may develop, would compete against existing therapies or other product candidates in various stages of clinical development that we believe may potentially become available in the future for the treatment of chronic shingles-associated pain and the prevention of staphylococcal infections. Some of the large pharmaceutical companies that currently market products that would compete with our product candidate, if approved, include, but are not limited to multiple large generic companies such as GlaxoSmithKline and Merck.

Developing a pharmaceutical product candidate is a highly competitive, expensive and risky activity with a long business cycle. Many organizations, including the large pharmaceutical and biopharmaceutical companies that have existing products on the market or in clinical development that could compete with FV-100 have substantially more resources than we have, and much greater capabilities and experience than we have in research and discovery, designing and conducting preclinical studies and clinical trials, operating in a highly regulated environment, manufacturing drug substances and drug products, and marketing and sales. Our competitors may be more successful than we are in obtaining FDA or other regulatory approvals for their product candidates and achieving broad market acceptance once they are approved. Our competitors’ drugs or product candidates may be more effective, have fewer negative side effects, be more convenient to administer, have a more favorable resistance profile, or be more effectively marketed and sold than any drug we, or our potential collaborators, may develop or commercialize. New drugs or classes of drugs from competitors may render our product candidate obsolete or non-competitive before we are able to successfully develop them or, if approved, before we can recover the expenses of developing and commercializing them. We anticipate that we or our collaborators will face intense and increasing competition as new drugs and drug classes enter the market and advanced technologies or new drug targets become available. If our product candidate does not demonstrate any competitive advantages over existing drugs, new drugs or product candidate, we or our future collaborators may terminate the development or commercialization of our product candidate at any time.

We anticipate that FV-100 if successfully developed and approved, will compete directly or indirectly with existing generic drugs. Generic drugs are drugs whose patent protection has expired, and generally have an average selling price substantially lower than drugs protected by intellectual property rights. Unless a patented drug can differentiate itself from a generic drug in a meaningful manner, the existence of generic competition in any indication may impose significant pricing pressure on competing patented drugs.

We also face, and will continue to face, intense competition from other companies for collaborative arrangements with pharmaceutical and biopharmaceutical companies, and for attracting investigators and clinical sites capable of conducting our preclinical studies and clinical trials. These competitors, either alone or with their collaborators, may succeed in developing technologies or products that are safer, more effective, less expensive or easier to administer than ours. Accordingly, our competitors may succeed in obtaining FDA or other regulatory approvals for their product candidates more rapidly than we can. Companies that can complete clinical trials, obtain required regulatory approvals and commercialize their products before their competitors may achieve a significant competitive advantage, including certain patent and FDA marketing exclusivity rights that could delay the ability of competitors to market certain products. We cannot assure you that product candidates resulting from our research and development efforts, or from joint efforts with our collaborators, will be able to compete successfully with our competitors’ existing products or products under development.

We do not currently have any internal drug discovery capabilities, and therefore we are dependent on in-licensing or acquiring development programs from third parties in order to obtain additional product candidates.

If in the future we decide to further expand our pipeline, we will be dependent on in-licensing or acquiring product candidates as we do not have significant internal discovery capabilities at this time. Accordingly, in order to generate and expand our development pipeline, we have relied, and will continue to rely, on obtaining discoveries, new technologies, intellectual property and product candidates from third-parties through sponsored research, in-licensing arrangements or acquisitions. We may face substantial competition from other biotechnology and pharmaceutical companies, many of which may have greater resources then we have, in obtaining these in-licensing, sponsored research or acquisition opportunities. Additional in-licensing or acquisition opportunities may not be available to us on terms we find acceptable, if at all. In-licensed compounds that appear promising in research or in preclinical studies may fail to progress into further preclinical studies or clinical trials.

If a product liability claim is successfully brought against us for uninsured liabilities, or such claim exceeds our insurance coverage, we could be forced to pay substantial damage awards that could materially harm our business.

The use of any of our existing or future product candidates in clinical trials and the sale of any approved pharmaceutical products may expose us to significant product liability claims. We currently have product liability insurance coverage for our clinical trials in the amount of $5.0 million, under Synergy’s existing insurance policy. This coverage will need to be replaced upon the distribution being proposed in this information statement. Such insurance coverage, under Synergy or independently procured, may not protect us against any or all of the product liability claims that may be brought against us in the future. We may not be able to acquire or maintain adequate product liability insurance coverage at a commercially reasonable cost or in sufficient amounts or scope to protect us against potential losses. In the event a product liability claim is brought against us, we may be required to pay legal and other expenses to defend the claim, as well as uncovered damage awards resulting from a claim brought successfully against us. In the event our product candidate is approved for sale by the FDA and commercialized, we may need to substantially increase the amount of our product liability coverage. Defending any product liability claim or claims could require us to expend significant financial and managerial resources, which could have an adverse effect on our business.

If our use of hazardous materials results in contamination or injury, we could suffer significant financial loss.

Our research activities, through third parties, involve the controlled use of certain hazardous materials and medical waste. Notwithstanding the regulations controlling the use and disposal of these materials, as well as the safety procedures we undertake, we cannot eliminate the risk of accidental contamination or injury from these materials. In the event of an accident or environmental discharge or exposure, we may be held liable for any resulting damages, which may exceed our financial resources and have an adverse effect on our business.

Risks Relating to the Commercialization of our Product Candidate

We may delay or terminate the development of a product candidate at any time if we believe the perceived market or commercial opportunity does not justify further investment, which could materially harm our business.

Even though the results of preclinical studies and clinical trials that we have conducted or may conduct in the future may support further development of one or more of our product candidates, we may delay, suspend or terminate the future development of a product candidate at any time for strategic, business, financial or other reasons, including the determination or belief that the emerging profile of the product candidate is such that it may not receive FDA approval, gain meaningful market acceptance, generate a significant return to shareholders, or otherwise provide any competitive advantages in its intended indication or market.

If we fail to enter into collaborations, license agreements or other transactions with third parties to accelerate the development of our product candidate, we will bear the risk of developmental failure.

We plan to seek out-licensing opportunities as a way to accelerate the development of our product candidate. There is no guarantee that we will enter into a future transaction on favorable terms, or at all, or that discussions will initiate or progress on our desired timelines. Completing transactions of this nature is difficult and time-consuming. Potentially interested parties may decline to re-engage or may terminate discussions based upon their assessment of our competitive, financial, regulatory or intellectual property position or for any other reason. Furthermore, we may choose to defer consummating a transaction relating to our product candidate until additional clinical data is obtained. If we decide do not actively pursue a transaction until we have additional clinical data, we and our stockholders will bear the risk that our product candidate fails prior to any future transaction.

If we fail to enter into or maintain collaborations or other sales, marketing and distribution arrangements with third parties to commercialize our product candidate, or otherwise fail to establish marketing and sales capabilities, we may not be able to successfully commercialize our products.

We currently have no infrastructure to support the commercialization of our product candidate, and have little, if any, experience in the commercialization of pharmaceutical products. Therefore, if our product candidate is successfully developed and ultimately approved for sale, our future profitability will depend largely on our ability to access or develop suitable marketing and sales capabilities. We anticipate that we will need to establish relationships with other companies, through license and collaborations agreements, to commercialize our product candidate in the U.S. and in other countries around the world. To the extent that we enter into these license and collaboration agreements, or marketing and sales arrangements with other companies to sell, promote or market our products in the U.S. or abroad, our product revenues, which may be in the form of indirect revenue, a royalty, or a split of profits, will depend largely on their efforts, which may not be successful. In the event we develop a sales force and marketing capabilities, this may result in us incurring significant costs before the time that we may generate any significant product revenues. We may not be able to attract and retain qualified third parties or marketing or sales personnel, or be able to establish marketing capabilities or an effective sales force.

If government and third-party payers fail to provide adequate reimbursement or coverage for our products or those we develop through collaborations, our revenues and potential for profitability will be harmed.

In the U.S. and most foreign markets, our product revenues, and therefore the inherent value of our product candidate, will depend largely upon the reimbursement rates established by third-party payers for such product candidate or products. Such third-party payers include government health administration authorities, managed-care organizations, private health insurers and other similar organizations. These third-party payers are increasingly challenging the price and examining the cost effectiveness of medical products, services and pharmaceuticals. In addition, significant uncertainty exists as to the reimbursement status, if any, of newly approved drugs or pharmaceutical products. Further, the comparative effectiveness of new compounds over existing therapies and the assessment of other non-clinical outcomes are increasingly being considered in the decision by these payers to establish reimbursement rates. We may also need to conduct post-marketing clinical trials in order to demonstrate the cost-effectiveness of our products. Such studies may require us to commit a significant amount of management time and financial resources. We cannot assure you that any products we successfully develop will be reimbursed in part, or at all, by any third-party payers in any countries.

Domestic and foreign governments continue to propose legislation designed to expand the coverage, yet reduce the cost, of healthcare, including pharmaceutical drugs. In some foreign markets, governmental agencies control prescription drugs’ pricing and profitability. In the U.S. significant changes in federal health care policy have been recently approved and will mostly likely result in reduced reimbursement rates in the future. We expect that there will continue to be federal and state proposals to implement more governmental control over reimbursement rates of pharmaceutical products. In addition, we expect that increasing emphasis on managed care and government intervention in the U.S. healthcare system will continue to put downward pressure on the pricing of pharmaceutical products domestically. Cost control initiatives could decrease the price that we receive for any of our product candidates that may be approved for sale in the future, which would limit our revenues and profitability. Accordingly, legislation and regulations affecting the pricing of pharmaceutical products may change before our product candidate is approved for sale, which could further limit or eliminate reimbursement rates for our product candidate. Further, pressure from social activist groups, whose goal it is to reduce the cost of drugs, particularly in less developed nations, may also place downward pressure on the price of drugs, which could result in downward pressure on the prices of our products in the absence of generic competition.

If any product candidate that we develop independently or through collaborations is approved but does not gain meaningful acceptance in its intended market, we are not likely to generate significant revenues or become profitable.

Even if our product candidate is successfully developed and we or a collaborator obtain the requisite regulatory approvals to commercialize it in the future, it may not gain market acceptance or utilization among physicians, patients or third party payers. The degree of market acceptance that our product candidate may achieve will depend on a number of factors, including:

•          the therapeutic efficacy or perceived benefit of the product relative to existing therapies, if they exist;

•          the timing of market approval and existing market for competitive drugs;

•          the level of reimbursement provided by payers to cover the cost of the product to patients;

•          the net cost of the product to the user or payer;

•          the convenience and ease of administration of our product;

•          the product’s potential advantages over existing or alternative therapies;

•          the actual or perceived safety of similar classes of products;

•          the actual or perceived existence, prevalence and severity of negative side effects;

•          the effectiveness of sales, marketing and distribution capabilities; and

•          the scope of the product label approved by the FDA.

There can be no assurance that physicians will choose to prescribe or administer our product, if approved, to the intended patient population. If our product does not achieve meaningful market acceptance, or if the market for our product proves to be smaller than anticipated, we may not generate significant revenues or ever become profitable.

Even if we or a collaborator achieve market acceptance for our product, we may experience downward pricing pressure on the price of our product due to social or political pressure to lower the cost of drugs, which would reduce our revenue and future profitability.

Pressure from social activist groups and future government regulations, whose goal it is to reduce the cost of drugs, particularly in less developed nations, also may put downward pressure on the price of drugs, which could result in downward pressure on the prices of our product in the future.

We may be unable to successfully develop a product candidate that is the subject of collaboration if our collaborator does not perform, terminates our agreement, or delays the development of our product candidate.

We expect to continue to enter into and rely on license and collaboration agreements or other business arrangements with third parties to further develop and/or commercialize our existing and future product candidates. Such collaborators or partners may not perform as agreed upon or anticipated, fail to comply with strict regulations, or elect to delay or terminate their efforts in developing or commercializing our product candidates even though we have met our obligations under the arrangement. For example, if an existing or future collaborator does not devote sufficient time and resources to our collaboration arrangement, we may not realize the full potential benefits of the arrangement, and our results of operations may be adversely affected.

A majority of the potential revenue from existing and future collaborations will likely consist of contingent payments, such as payments for achieving development or regulatory milestones and royalties payable on the sales of approved products. The milestone and royalty revenues that we may receive under these collaborations will depend primarily upon our collaborator’s ability to successfully develop and commercialize our product candidate. In addition, our collaborators may decide to enter into arrangements with third parties to commercialize products developed under our existing or future collaborations using our technologies, which could reduce the milestone and royalty revenue that we may receive, if any. In many cases, we will not be directly involved in the development or commercialization of our product candidate and, accordingly, will depend entirely on our collaborators. Our collaboration partners may fail to develop or effectively commercialize our product candidate because they:

•      do not allocate the necessary resources due to internal constraints, such as limited personnel with the requisite scientific expertise, limited capital resources, or the belief that other product candidate or other internal programs may have a higher likelihood of obtaining regulatory approval or may potentially generate a greater return on investment;

•     do not have sufficient resources necessary to fully support the product candidate through clinical development, regulatory approval and commercialization;

•   are unable to obtain the necessary regulatory approvals; or

•    may re-evaluate the importance and their support for developing our product candidate pipeline due to a change in management, business operations or financial strategy.

In addition, a collaborator may decide to pursue the development of a competitive product candidate developed outside of our collaboration with them. Conflicts may also arise if there is a dispute about the progress of, or other activities related to, the clinical development or commercialization of a product candidate, the achievement and payment of a milestone amount, the ownership of intellectual property that is developed during the course of the collaborative arrangement, or other licensing agreement terms. If a collaboration partner fails to develop or effectively commercialize our product candidate for any of these reasons, we may not be able to replace them with another partner willing to develop and commercialize our product candidate under similar terms, if at all. Similarly, we may disagree with a collaborator as to which party owns newly or jointly-developed intellectual property. Should an agreement be revised or terminated as a result of a dispute and before we have realized the anticipated benefits of the collaboration, we may not be able to obtain certain development support or revenues that we anticipated receiving. We may also be unable to obtain, on terms acceptable to us, a license from such collaboration partner to any of its intellectual property that may be necessary or useful for us to continue to develop and commercialize the product candidate.

If we are unable to adequately protect or expand our intellectual property related to our current or future product candidates, our business prospects could be harmed.

Our success depends in part on our ability to:

•          obtain and maintain intellectual property rights;

•          protect our trade secrets; and

•          prevent others from infringing on our proprietary rights or patents.

We will be able to protect our proprietary intellectual property rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. The patent position of pharmaceutical and biopharmaceutical companies involves complex legal and factual questions, and, therefore, we cannot predict with certainty whether we will be able to ultimately enforce our patents or proprietary rights. Therefore, any issued patents that we own or otherwise have intellectual property rights to may be challenged, invalidated or circumvented, and may not provide us with the protection against competitors that we anticipate.

The degree of future protection for our proprietary intellectual property rights is uncertain because issued patents and other legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. Our future patent position will be influenced by the following factors:

•   we or our licensors may not have been the first to discover the inventions covered by each of our or our licensors’ pending patent applications and issued patents, and we may have to engage in expensive and protracted interference proceedings to determine priority of invention;

•   our or our licensors’ pending patent applications may not result in issued patents;

•   our or our licensors’ issued patents may not provide a basis for commercially viable products, may not provide us with any competitive advantages, or may be challenged by third parties; and

•   third parties may develop intellectual property around our or our licensors’ patent claims to design competitive intellectual property and ultimately product candidates that fall outside the scope of our or our licensors’ patents.

Because of the extensive time required for the development, testing and regulatory review and approval of a product candidate, it is possible that before our product candidate can be approved for sale and commercialized, our relevant patent rights may expire, or such patent rights may remain in force for only a short period following approval and commercialization. Patent expiration could adversely affect our ability to protect future product development and, consequently, our operating results and financial position. Also, patent rights may not provide us with adequate proprietary protection or competitive advantages against competitors with similar technologies. The laws of certain foreign countries do not protect our intellectual property rights to the same extent as do the laws of the U.S. and those countries may lack adequate rules and procedures for defending our intellectual property rights. For example, we may not be able to prevent a third party from infringing our patents in a country that does not recognize or enforce patent rights, or that imposes compulsory licenses on or restricts the prices of life-saving drugs. Changes in either patent laws or in interpretations of patent laws in the U.S. and other countries may diminish the value of our intellectual property.

We may not develop or obtain rights to products or processes that are patentable. Even if we or our licensors do obtain patents, such patents may not adequately protect the products or technologies we own or have licensed, or otherwise be limited in scope. In addition, we may not have total control over the patent prosecution of subject matter that we license from others. Accordingly, we may be unable to exercise the same degree of control over this intellectual property as we would over our own. Others may challenge, seek to invalidate, infringe or circumvent any pending or issued patents we own or license, and rights we receive under those issued patents may not provide competitive advantages to us. We cannot assure you as to the degree of protection that will be afforded by any of our issued or pending patents, or those licensed by us.

If a third party claims we are infringing on its intellectual property rights, we could incur significant expenses, or be prevented from further developing or commercializing our product candidate.

Our success will also depend on our ability to operate without infringing the patents and other proprietary intellectual property rights of third parties. This is generally referred to as having the “freedom to operate”. The biotechnology and pharmaceutical industries are characterized by extensive litigation regarding patents and other intellectual property rights. The defense and prosecution of intellectual property claims, USPT interference proceedings and related legal and administrative proceedings, both in the U.S. and internationally, involve complex legal and factual questions. As a result, such proceedings are lengthy, costly and time-consuming and their outcome is highly uncertain. We may become involved in protracted and expensive litigation in order to determine the enforceability, scope and validity of the proprietary rights of others, or to determine whether we have the freedom to operate with respect to the intellectual property rights of others.

Patent applications in the U.S. are, in most cases, maintained in secrecy until approximately 18 months after the patent application is filed. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made. Therefore, patent applications relating to products similar to our product candidate may have already been filed by others without our knowledge. In the event that a third party has also filed a patent application covering our product candidate or other claims, we may have to participate in an adversarial proceeding, known as an interference proceeding in the USPT office, or similar proceedings in other countries to determine the priority of invention. In the event an infringement claim is brought against us, we may be required to pay substantial legal fees and other expenses to defend such a claim and, if we are unsuccessful in defending the claim, we may be prevented from pursuing the development and commercialization of a product candidate and may be subject to injunctions and/or damage awards.

In the future, the USPT or a foreign patent office may grant patent rights to our product candidate or other claims to third parties. Subject to the issuance of these future patents, the claims of which will be unknown until issued, we may need to obtain a license or sublicense to these rights in order to have the appropriate freedom to further develop or commercialize them. Any required licenses may not be available to us on acceptable terms, if at all. If we need to obtain such licenses or sublicenses, but are unable to do so, we could encounter delays in the development of our product candidate, or be prevented from developing, manufacturing and commercializing our product candidate at all. If it is determined that we have infringed an issued patent and do not have the freedom to operate, we could be subject to injunctions, and/or compelled to pay significant damages, including punitive damages. In cases where we have in-licensed intellectual property, our failure to comply with the terms and conditions of such agreements could harm our business.

It is becoming common for third parties to challenge patent claims on any successful product candidate or approved drug. If we or our collaborators become involved in any patent litigation, interference or other legal proceedings, we could incur substantial expense, and the efforts of our technical and management personnel will be significantly diverted. A negative outcome of such litigation or proceedings may expose us to the loss of our proprietary position or to significant liabilities, or require us to seek licenses that may not be available from third parties on commercially acceptable terms, if at all. We may be restricted or prevented from developing, manufacturing and selling our product candidate in the event of an adverse determination in a judicial or administrative proceeding, or if we fail to obtain necessary licenses.

We cannot be sure that any patents will be issued or that patents licensed to us will be issued from any of our patent applications or, should any patents issue, that we will be provided with adequate protection against potentially competitive products. Furthermore, we cannot be sure that patents issued or licensed to us will be of any commercial value, or that private parties or competitors will not successfully challenge these patents or circumvent our patent position in the U.S. or abroad. In the absence of adequate patent protection, our business may be adversely affected by competitors who develop comparable technology or products.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information and may not adequately protect our intellectual property.

We rely on trade secrets to protect our technology, especially where we do not believe patent protection is obtainable, or prior to us filing patent applications on inventions we may make from time to time. However, trade secrets are difficult to protect. In order to protect our proprietary technology and processes, we also rely in part on confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information nor result in the effective assignment to us of intellectual property, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements. In addition, others may independently discover our trade secrets and proprietary information, and in such case we could not assert any trade secret rights against such party. Enforcing a claim that a third-party illegally obtained and is using our trade secrets is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the U.S. may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Our failure to successfully discover, acquire, develop and market additional product candidates or approved products would impair our ability to grow.

As part of our growth strategy, we intend to develop and market additional products and product candidates. We are pursuing various therapeutic opportunities through our pipeline. We may spend several years completing our development of any particular current or future internal product candidate, and failure can occur at any stage. The product candidates to which we allocate our resources may not end up being successful. In addition, because our internal research capabilities are limited, we may be dependent upon pharmaceutical and biotechnology companies, academic scientists and other researchers to sell or license products or technology to us. The success of this strategy depends partly upon our ability to identify, select, discover and acquire promising pharmaceutical product candidates and products. Failure of this strategy would impair our ability to grow.

The process of proposing, negotiating and implementing a license or acquisition of a product candidate or approved product is lengthy and complex. Other companies, including some with substantially greater financial, marketing and sales resources, may compete with us for the license or acquisition of product candidates and approved products. We have limited resources to identify and execute the acquisition or in-licensing of third-party products, businesses and technologies and integrate them into our current infrastructure. Moreover, we may devote resources to potential acquisitions or in-licensing opportunities that are never completed, or we may fail to realize the anticipated benefits of such efforts. We may not be able to acquire the rights to additional product candidates on terms that we find acceptable, or at all.

In addition, future acquisitions may entail numerous operational and financial risks, including:

•                          disruption of our business and diversion of our management’s time and attention to develop acquired products or technologies;

•                          incurrence of substantial debt, dilutive issuances of securities or depletion of cash to pay for acquisitions;

•                          higher than expected acquisition and integration costs;

•                          difficulty in combining the operations and personnel of any acquired businesses with our operations and personnel;

•                          increased amortization expenses;

•                          impairment of relationships with key suppliers or customers of any acquired businesses due to changes in management and ownership;

•                          inability to motivate key employees of any acquired businesses; and

•                          assumption of known and unknown liabilities

Further, any product candidate that we acquire may require additional development efforts prior to commercial sale, including extensive clinical testing and approval by the FDA and applicable foreign regulatory authorities. All product candidates are prone to risks of failure typical of pharmaceutical product development, including the possibility that a product candidate will not be shown to be sufficiently safe and effective for approval by regulatory authorities.

Even if our product candidate receives regulatory approval, it may still face future development and regulatory difficulties.

Even if U.S. regulatory approval is obtained, the FDA may still impose significant restrictions on a product’s indicated uses or impose ongoing requirements for potentially costly post-approval studies. FV-100 and other product candidates would also be subject to ongoing FDA requirements governing the labeling, packaging, storage, advertising, promotion, recordkeeping and submission of safety and other post-market information. In addition, manufacturers of drug products and their facilities are subject to continual review and periodic inspections by the FDA and other regulatory authorities for compliance with GMP, regulations. If we or a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product or the manufacturer, including requiring withdrawal of the product from the market or suspension of manufacturing. If we, our product candidate or the manufacturing facilities for our product candidate fail to comply with applicable regulatory requirements, a regulatory agency may:

•                          issue warning letters;

•                          impose civil or criminal penalties;

•                          suspend regulatory approval;

•                          suspend any ongoing clinical trials;

•                          refuse to approve pending applications or supplements to applications filed by us;

•                          impose restrictions on operations, including costly new manufacturing requirements;

•                          seize or detain products or request us to initiate a product recall; or

•                          pursue and obtain an injunction.

Even if our product candidate receives regulatory approval in the United States, we may never receive approval to commercialize it outside of the United States.

In the future, we may seek to commercialize FV-100 and/or other product candidates in foreign countries outside of the United States. In order to market any products outside of the United States, we must establish and comply with numerous and varying regulatory requirements of other jurisdictions regarding safety and efficacy. Approval procedures vary among jurisdictions and can involve product testing and administrative review periods different from, and greater than, those in the United States. The time required to obtain approval in other jurisdictions might differ from that required to obtain FDA approval. The regulatory approval process in other jurisdictions may include all of the risks detailed above regarding FDA approval in the United States as well as other risks. Regulatory approval in one jurisdiction does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory processes in others. Failure to obtain regulatory approvals in other jurisdictions or any delay or setback in obtaining such approvals could have the same adverse effects detailed above regarding FDA approval in the United States. As described above, such effects include the risks that FV-100 or other product candidates may not be approved for all indications for use included in proposed labeling or for any indications at all, which could limit the uses of FV-100 or other product candidates and have an adverse effect on our products’ commercial potential or require costly post-marketing studies.

We intend to rely on third parties to conduct our clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to seek or obtain regulatory approval for or commercialize our product candidate.

We intend to enter into agreements with third-party contract research organizations, or CROs, under which we will delegate to the CROs the responsibility to coordinate and monitor the conduct of our clinical trials and to manage data for our clinical programs. We, our CROs and our clinical sites are required to comply with current Good Clinical Practices, or cGCPs, regulations and guidelines issued by the FDA and by similar governmental authorities in other countries where we are conducting clinical trials. We have an ongoing obligation to monitor the activities conducted by our CROs and at our clinical sites to confirm compliance with these requirements. In the future, if we, our CROs or our clinical sites fail to comply with applicable GCPs, the clinical data generated in our clinical trials may be deemed unreliable and the FDA may require us to perform additional clinical trials before approving our marketing applications. In addition, our clinical trials must be conducted with product produced under cGMP regulations, and will require a large number of test subjects. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process.

If CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to our clinical protocols, regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated, and we may not be able to obtain regulatory approval for or successfully commercialize our product candidate. As a result, our financial results and the commercial prospects for our product candidate would be harmed, our costs could increase, and our ability to generate revenue could be delayed.

We will need to increase the size of our organization, and we may experience difficulties in managing growth.

We are a small company with no employees as of June 30, 2013.  All management services are being provided to us by our parent company, Synergy, under our Shared Services Agreement or SSA. Our two Executive Officers are serving in their positions under the SSA until such time as suitable candidates can be found to fill their roles. To continue our clinical trials and commercialize our product candidate, we will need to expand our employee base for managerial, operational, financial and other resources. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional employees. Over the next 12 months depending on the progress of our planned clinical trials, we plan to add additional employees to assist us with our clinical programs. Our future financial performance and our ability to commercialize our product candidate and to compete effectively will depend, in part, on our ability to manage any future growth effectively. To that end, we must be able to:

•                          manage development efforts effectively;

•                          manage our clinical trials effectively;

•                          integrate additional management, administrative, manufacturing and sales and marketing personnel;

•                          maintain sufficient administrative, accounting and management information systems and controls; and

•                          hire and train additional qualified personnel.

We may not be able to accomplish these tasks, and our failure to accomplish any of them could harm our financial results and impact our ability to achieve development milestones.

Reimbursement may not be available for our product candidate, which would impede sales.

Market acceptance and sales of our product candidate may depend on coverage and reimbursement policies and health care reform measures. Decisions about formulary coverage as well as levels at which government authorities and third-party payers, such as private health insurers and health maintenance organizations, reimburse patients for the price they pay for our products as well as levels at which these payers pay directly for our products, where applicable, could affect whether we are able to commercialize these products. We cannot be sure that reimbursement will be available for any of these products. Also, we cannot be sure that coverage or reimbursement amounts will not reduce the demand for, or the price of, our products. We have not commenced efforts to have our product candidate reimbursed by government or third party payers. If coverage and reimbursement are not available or are available only at limited levels, we may not be able to commercialize our products.

In recent years, officials have made numerous proposals to change the health care system in the United States. These proposals include measures that would limit or prohibit payments for certain medical treatments or subject the pricing of drugs to government control. In addition, in many foreign countries, particularly the countries of the European Union, the pricing of prescription drugs is subject to government control. If our products are or become subject to government regulation that limits or prohibits payment for our products, or that subjects the price of our products to governmental control, we may not be able to generate revenue, attain profitability or commercialize our products.

As a result of legislative proposals and the trend towards managed health care in the United States, third-party payers are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement of new drugs. They may also impose strict prior authorization requirements and/or refuse to provide any coverage of uses of approved products for medical indications other than those for which the FDA has granted market approvals. As a result, significant uncertainty exists as to whether and how much third-party payers will reimburse patients for their use of newly-approved drugs, which in turn will put pressure on the pricing of drugs.

Healthcare reform measures could hinder or prevent our product candidate’s commercial success.

The U.S. government and other governments have shown significant interest in pursuing healthcare reform. Any government-adopted reform measures could adversely impact the pricing of healthcare products and services in the United States or internationally and the amount of reimbursement available from governmental agencies or other third-party payers. The continuing efforts of the U.S. and foreign governments, insurance companies, managed care organizations and other payers of health care services to contain or reduce health care costs may adversely affect our ability to set prices for our products which we believe are fair, and our ability to generate revenues and achieve and maintain profitability.

New laws, regulations and judicial decisions, or new interpretations of existing laws, regulations and decisions, that relate to healthcare availability, methods of delivery or payment for products and services, or sales, marketing or pricing, may limit our potential revenue, and we may need to revise our research and development programs. The pricing and reimbursement environment may change in the future and become more challenging due to several reasons, including policies advanced by the current executive administration in the United States, new healthcare legislation or fiscal challenges faced by government health administration authorities. Specifically, in both the United States and some foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the health care system in ways that could affect our ability to sell our products profitably.

For example, in March 2010, President Obama signed the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or the PPACA. This law will substantially change the way healthcare is financed by both government health plans and private insurers, and significantly impact the pharmaceutical industry. The PPACA contains a number of provisions that are expected to impact our business and operations in ways that may negatively affect our potential revenues in the future. For example, the PPACA imposes a non-deductible excise tax on pharmaceutical manufacturers or importers that sell branded prescription drugs to U.S. government programs which we believe will increase the cost of our products. In addition, as part of the PPACA’s provisions closing a funding gap that currently exists in the Medicare Part D prescription drug program (commonly known as the “donut hole”), we will be required to provide a discount on branded prescription drugs equal to 50% of the government-negotiated price, for drugs provided to certain beneficiaries who fall within the donut hole. Similarly, PPACA increases the level of Medicaid rebates payable by manufacturers of brand-name drugs from 15.1% to 23.1% and requires collection of rebates for drugs paid by Medicaid managed care organizations. The PPACA also includes significant changes to the 340B drug discount program including expansion of the list of eligible covered entities that may purchase drugs under the program. At the same time, the expansion in eligibility for health insurance benefits created under PPACA is expected to increase the number of patients with insurance coverage who may receive our products. While it is too early to predict all the specific effects the PPACA or any future healthcare reform legislation will have on our business, they could have a material adverse effect on our business and financial condition.

Congress periodically adopts legislation like the PPACA and the Medicare Prescription Drug, Improvement and Modernization Act of 2003, that modifies Medicare reimbursement and coverage policies pertaining to prescription drugs. Implementation of these laws is subject to ongoing revision through regulatory and sub regulatory policies. Congress also may consider additional changes to Medicare policies, potentially including Medicare prescription drug policies, as part of ongoing budget negotiations. While the scope of any such legislation is uncertain at this time, there can be no assurances that future legislation or regulations will not decrease the coverage and price that we may receive for our proposed products. Other third-party payers are increasingly challenging the prices charged for medical products and services. It will be time consuming and expensive for us to go through the process of seeking coverage and reimbursement from Medicare and private payors. Our proposed products may not be considered cost-effective, and coverage and reimbursement may not be available or sufficient to allow us to sell our proposed products on a profitable basis. Further federal and state proposals and health care reforms are likely which could limit the prices that can be charged for the product candidate that we develop and may further limit our commercial opportunities. Our results of operations could be materially adversely affected by proposed healthcare reforms, by the Medicare prescription drug coverage legislation, by the possible effect of such current or future legislation on amounts that private insurers will pay and by other health care reforms that may be enacted or adopted in the future.

In September 2007, the Food and Drug Administration Amendments Act of 2007 was enacted, giving the FDA enhanced post-marketing authority, including the authority to require post-marketing studies and clinical trials, labeling changes based on new safety information, and compliance with risk evaluations and mitigation strategies approved by the FDA. The FDA’s exercise of this authority could result in delays or increased costs during product development, clinical trials and regulatory review, increased costs to assure compliance with post-approval regulatory requirements, and potential restrictions on the sale and/or distribution of approved products.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information and that of our suppliers and business partners, as well as personally identifiable information of clinical trial participants and employees. Similarly, our business partners and third party providers possess certain of our sensitive data. The secure maintenance of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information, including our data being breached at our business partners or third-party providers, could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, disrupt our operations, and damage our reputation which could adversely affect our business.

Our clinical activities involve the handling of hazardous materials, and we must comply with environmental laws and regulations, which can be expensive and restrict how we do business.

Our clinical activities involve the controlled storage, use and disposal of hazardous materials. We are subject to federal, state, city and local environmental, health and safety laws and regulations governing, among other matters, the use, manufacture, storage, handling and disposal of these hazardous materials. We cannot eliminate the risk of accidental contamination or injury from these materials. In the event of an accident or if we fail to comply with such laws and regulations, local, city, state or federal authorities may curtail the use of these materials and interrupt our business operations or impose sanctions, such as fines, and we could be held liable for any resulting damages or liabilities. We do not currently maintain hazardous materials insurance coverage.

We will require substantial additional funding which may not be available to us on acceptable terms, or at all. If we fail to raise the necessary additional capital, we may be unable to complete the development and commercialization of our product candidate, or continue our development programs.

We expect to significantly increase our spending to advance the preclinical and clinical development of our product candidate and launch and commercialize any product candidate for which we receive regulatory approval, including building our own commercial organizations to address certain markets. We will require additional capital for the further development and commercialization of our product candidate, as well as to fund our other operating expenses and capital expenditures.

We cannot be certain that additional funding will be available on acceptable terms, or at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us we may have to significantly delay, scale back or discontinue the development or commercialization of our product candidate. We may also seek collaborators for one or more of our current or future product candidates at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available. Any of these events could significantly harm our business, financial condition and prospects.

Our future capital requirements will depend on many factors, including:

•             the progress of the development of FV-100;

•             the number of product candidates we pursue;

•             the time and costs involved in obtaining regulatory approvals;

•             the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims;

•             our plans to establish sales, marketing and/or manufacturing capabilities;

•             the effect of competing technological and market developments;

•             the terms and timing of any collaborative, licensing and other arrangements that we may establish;

•             general market conditions for offerings from biopharmaceutical companies;

•             our ability to establish, enforce and maintain selected strategic alliances and activities required for product commercialization; and

•             our revenues, if any, from successful development and commercialization of our product candidate.

In order to carry out our business plan and implement our strategy, we anticipate that we will need to obtain additional financing from time to time and may choose to raise additional funds through strategic collaborations, licensing arrangements, public or private equity or debt financing, bank lines of credit, asset sales, government grants, or other arrangements. We cannot be sure that any additional funding, if needed, will be available on terms favorable to us or at all. Furthermore, any additional equity or equity-related financing may be dilutive to our stockholders, and debt or equity financing, if available, may subject us to restrictive covenants and significant interest costs. If we obtain funding through a strategic collaboration or licensing arrangement, we may be required to relinquish our rights to certain of our product candidate or marketing territories. Our inability to raise capital when needed would harm our business, financial condition and results of operations, and could cause our stock price to decline or require that we wind down our operations altogether.

Risks Related to our Relationship with Synergy

Our primary assets serve as collateral under the terms of that certain loan and security agreement we entered into with Synergy. If we should default on these obligations, Synergy could foreclose on our assets and we would be unable to continue our business and operations.

On June 5, 2013, we entered into a loan and security agreement with Synergy pursuant to which Synergy agreed to lend us up to five hundred thousand dollars ($500,000) for working capital purposes (the “Loan Agreement”).  Also on June 5, 2013, pursuant to the Loan Agreement, Synergy made an advance to us of $100,000 under a promissory note (the “Note”).  The Note bears interest at six percent (6%) per annum and such interest shall be paid on the 15th of each of January, March, June and September, beginning September 15, 2013.  The Note matures on the earlier of June 10, 2014 or the date that the entire principal amount and interest shall become due and payable by reason of an event of default under the Note or otherwise.  In addition, Synergy has the right to demand payment of the unpaid principal amount and all accrued but unpaid interest thereon at any time after August 4, 2013, upon providing us fifteen (15) days prior written notice.  In connection with the Loan Agreement we granted Synergy a security interest in all of our assets, including our intellectual property, until the Note is repaid in full.  These assets represent substantially all of our operations. If we should default under the repayment provisions of one or more of these obligations, Synergy could seek to foreclose on these assets as a means of being repaid under the obligations. If the Synergy were successful, we would lose the rights to our intellectual property, be unable to conduct our business, and our ability to generate revenue and fund our ongoing operations would be materially adversely affected.

Approval of commercial terms between us and Synergy does not preclude the possibility of stockholder litigation, including but not limited to derivative litigation nominally against Synergy and against its directors and officers and also against us and our directors and officers.

The commercial terms of the Contribution Agreement, Shared Services Agreement and Loan and Security Agreement that we have entered into with Synergy have been negotiated, we believe, at arms’ length. We have no basis for believing that the terms of these agreements will not be in the best interests of both Synergy and its stockholders and also us and our stockholders. Nonetheless, no assurance can be given that any stockholder of Synergy will not claim in a lawsuit that such terms in fact are not in the best interests of Synergy and its stockholders, that the directors and officers of Synergy breached their fiduciary duties in connection with such agreements and that any disclosures by Synergy to its stockholders regarding these agreements and the relationship between Synergy and us did not satisfy applicable requirements. In any such instance, we and our directors and officers may also be named as defendants and we would have to defend ourselves and our directors and officers. While we will seek indemnification from Synergy under the terms of these agreements against any damages or other costs, which could be substantial, no such indemnification has yet been agreed to or may be agreed to and be in effect. Further, any such litigation would be time-consuming and would divert focus and resources from the development of our product candidate and our business, including but not limited to possibly delaying our clinical trials due to our management having to spend time and attention on such litigation.

Following distribution, we will continue to depend on Synergy to provide us with certain services for our business.

We have operated as a wholly-owned subsidiary of Synergy. Certain administrative services required by us for the operation of our business are currently provided by Synergy, including services related to insurance and risk management, accounting and human resources.  On July 8, 2013, we entered into the shared services agreement, as amended and restated August 5, 2013, with Synergy, effective May 16, 2013.  Under the shared services agreement, Synergy will provide us with certain transition services until the completion of the distribution and in some cases, until we are able to build our own capabilities in the transition areas. We believe it is most efficient for Synergy to provide these services for us to facilitate the efficient operation of our business as we transition to becoming an independent, public company. We will, as a result, initially depend on Synergy for transition services until the distribution is complete. Upon completion of the distribution, or if Synergy does not or is unable to perform its obligations under the agreements, we will be required to provide these services ourselves or to obtain substitute arrangements with other third parties. We may be unable to provide these services because of financial or other constraints or be unable to implement substitute arrangements on a timely basis on terms that are favorable to us, or at all.

Our executive officers and directors will continue to be executive officers and directors of Synergy following the distribution and the ownership by our executive officers and our directors of shares of Synergy common stock and rights to purchase Synergy common stock may create, or may create the appearance of, conflicts of interest.

All of the ContraVir’s executive officers are and will continue to be employed by Synergy following the distribution and their compensation is allocated to ContraVir under the Shared Services Agreement between the parties.  The ownership by our executive officers and our directors of shares of Synergy common stock, options to purchase shares of Synergy common stock, or other equity awards of Synergy may create, or may create the appearance of, conflicts of interest. Ownership by our executive officers and directors of common stock or options to purchase common stock of Synergy, or any other equity awards, whether prior to, or following the distribution, creates, or, may create the appearance of, conflicts of interest when these individuals are faced with decisions that could have different implications for Synergy than the decisions have for us. Any perceived conflicts of interest resulting from investors questioning the independence of our management or the integrity of corporate governance procedures may materially affect our stock price.

We may not achieve some or all of the expected benefits of the Separation and Distribution, if any.

Drug development is an expensive and time-consuming process, but we believe the knowledge we have gained while operating as a subsidiary of Synergy has helped expedite this process. However, in order to unleash our value proposition as a drug development company, we intend to target early stage healthcare and pharmaceutical focused investors, who are interested in investing in drug development companies and who appreciate the risks, rewards and typically longer investment timelines associated with such investments.  In order to successfully attract this type of new investment, we believe it is critical that we separate from Synergy, because we believe that doing so will provide us with some or all of the following benefits:

•             improving strategic and operational flexibility, increasing management focus and streamlining decision-making by providing the flexibility to implement our strategic plan and to respond more effectively to different clinical, patient and market needs in changing business healthcare and economic environments;

•             allowing us to adopt the capital structure, investment policy and dividend policy best suited to our financial profile and business needs, without competing for capital with Synergy’ other businesses;

•             creating an independent equity structure that will facilitate our ability to affect future acquisitions and in-licensing arrangements utilizing our common stock; and

•             facilitating incentive compensation arrangements for employees more directly tied to the performance of our business, and enhancing employee hiring and retention by, among other things, improving the alignment of management and employee incentives with performance and growth objectives of our business.

If we are not successful implementing the distribution and Synergy does not distribute the shares of ContraVir common stock that it holds, we may not be able to achieve the full strategic and financial benefits we expect to receive, or the benefits may be delayed or not occur at all. Even if we are able to achieve stand-alone, independent status as a drug development company, there can be no assurance that investors and analysts will place a greater value on us as a stand-alone drug development company than as a wholly- or majority-owned subsidiary of Synergy.

Shareholder approval will not be required to effectuate the separation and as a result, shareholders of Synergy common stock who do not wish to receive ContraVir common stock upon completion of the distribution must divest themselves of their shares of Synergy common stock prior to record date of the distribution ,  which could have adverse tax and other consequences.

We do not require and are not seeking a vote of Synergy’s shareholders in connection with the separation and distribution, and Synergy’s shareholders will not have any appraisal rights in connection with the separation and distribution. If a Synergy shareholder does not wish to receive any shares of ContraVir common stock upon consummation of the distribution, their only recourse is to divest themselves of their Synergy common stock prior to the record date of the distribution. This divestiture could have adverse tax and other consequences for such Synergy shareholder.  You should consult with your legal, tax or accounting advisor(s) to discuss how any such disposition will affect you.

The assets and resources that we acquired from Synergy in connection with the Contribution Agreement and the Shared Services Agreement may not be sufficient for us to operate as a stand-alone company, and we may experience difficulty in separating our assets and resources from Synergy.

Because we have not operated as a stand-alone company in the past, we may have difficulty doing so. We may need to acquire assets and resources in addition to those provided by Synergy to us, and in connection with the distribution, may also face difficulty in separating our resources from Synergy’ and integrating newly acquired assets into our business. For example, we may need to secure the use of an independent manufacturing facility, manufacturing and packaging equipment, personnel to assist with administrative and technical functions, as well as other office and laboratory equipment for use in the ordinary course operations of our business. If we have difficulty operating as a standalone company, fail to acquire assets that we need to run our operations, or incur unexpected costs in separating our business from Synergy’ business or in integrating newly acquired assets into our business, our business, financial condition and results of operations will be adversely affected.

After the spin-off, certain of our executive officers and directors may have actual or potential conflicts of interest because of their ownership of Synergy equity or their current positions in Synergy.

Our executive officers and directors will be continue to be officers and/or directors of Synergy upon completion of the distribution until their replacements have been identified.  In addition, our executive officers and directors have a substantial financial interest in Synergy as a result of their ownership of Synergy common stock, options and other equity awards. These relationships and financial interests may create, or may create the appearance of, conflicts of interest when these directors and officers face decisions that could have different implications for Synergy than for us.

Risks Related to Our Common Stock

Future sales or distributions of our common stock could depress the market price for shares of our common stock.

Before and after the separation, we will have 9,000,000 shares of common stock outstanding, excluding 1,500,000 shares of common stock reserved for issuance under our stock option plans. Synergy will distribute its 9,000,000 shares of common stock to its shareholders, all of which will be freely tradable under the Securities Act, unless held by our “affiliates” as that term is defined by the federal securities laws. Although we have no knowledge of any plan or intention on the part of any Synergy shareholder to sell our common stock following the separation, it is possible that some Synergy shareholders, including possibly some of its largest shareholders, may sell our common stock received in the distribution for reasons such as our business profile or market capitalization as a separate, publicly-traded company does not fit their investment objectives.

Your percentage of ownership in us may be diluted in the future.

As with any publicly-traded company, your percentage ownership in us may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including equity awards that we expect will be granted to our directors, officers and employees.

We cannot be certain that an active trading market will develop or be sustained after the distribution, and following the distribution, our stock price may fluctuate significantly.

There is currently no public market for our common stock. It is anticipated that on or prior to the record date for the distribution, trading of shares of our common stock will begin on a “when-issued” basis and will continue through the distribution date. However, there can be no assurance that an active trading market will develop or be sustained for our common stock after the separation. Nor can we predict the prices at which shares of our common stock may trade after the separation. Similarly, we cannot predict the effect of the separation on the trading prices of our common stock or whether the combined market value of the shares of our common stock and the common shares of Synergy will be less than, equal to or greater than the market value of the common shares of Synergy prior to the separation.

The market price of our common stock may fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

•                                 actual or anticipated fluctuations in our operating results;

•                                 changes in earnings estimated by securities analysts or our ability to meet those estimates;

•                                 the operating and stock price performance of comparable companies; and

•                                 domestic and foreign economic conditions.

If an active trading market does not develop, you may have difficulty selling your shares of common stock at an attractive price, or at all. An inactive market may also impair our ability to raise capital by selling our common stock, and it may impair our ability to attract and motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using our common stock as consideration.

Certain provisions in our certificate of incorporation and by-laws, and of Delaware law, may prevent or delay an acquisition of our company, which could decrease the trading price of our common stock.

Our certificate of incorporation, by-laws and Delaware law will contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the raider and to encourage prospective acquirors to negotiate with our board of directors rather than to attempt a hostile takeover. These provisions include, among others:

•                                 the inability of our stockholders to call a special meeting;

•                                 rules regarding how stockholders may present proposals or nominate directors for election at stockholder meetings;

•                                 the right of our board to issue preferred stock without stockholder approval;

•                                 the ability of our directors, and not stockholders, to fill vacancies on our board of directors.

Delaware law also imposes some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock. For more information, see “Description of Our Capital Stock — Anti-takeover Effects of Various Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-laws.”

We believe these provisions will protect our stockholders from coercive or otherwise unfair takeover tactics by requiring potential acquirors to negotiate with our board of directors and by providing our board of directors with more time to assess any acquisition proposal. These provisions are not intended to make our company immune from takeovers. However, these provisions will apply even if the offer may be considered beneficial by some stockholders and could delay or prevent an acquisition that our board of directors determines is not in the best interests of our company and our stockholders. These provisions may also prevent or discourage attempts to remove and replace incumbent directors.

Future sales and issuances of our common stock or rights to purchase common stock pursuant to our equity incentive plan could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including expanding research and development, funding clinical trials, purchasing of capital equipment, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

“Penny stock” rules may make buying or selling our securities difficult which may make our stock less liquid and make it harder for investors to buy and sell our securities.

If our shares of common stock begin to be quoted on an over-the-counter market such as the OTCBB or any quotation system maintained by OTC Markets, Inc., trading in our securities will be subject to the SEC’s “penny stock” rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company that is separate from Synergy, we will incur significant additional legal, accounting and other expenses that we did not incur as a privately held, wholly-owned subsidiary of Synergy. The obligations of being a public company in the United States require significant expenditures and will place significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and the listing requirements of the stock exchange on which our securities are listed, if any. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with.  Moreover, despite recent reforms made possible by the JOBS Act, the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company.” In addition, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage that we had through Synergy. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price.

We are an “emerging growth company” and as a result of our reduced disclosure requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could remain an “emerging growth company” until the earliest to occur of earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of the distribution; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission. We cannot predict whether investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards, and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We may be at risk of securities class action litigation.

We may be at risk of securities class action litigation. This risk is especially relevant for us due to our dependence on positive clinical trial outcomes and regulatory approvals of FV-100. In the past, biotechnology and pharmaceutical companies have experienced significant stock price volatility, particularly when associated with binary events such as clinical trials and product approvals. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business and results in a decline in the market price of our common stock.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by industry or financial analysts. If no or few analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

There is no guarantee that our common stock will be quoted on the OTCBB.

We intend to begin discussions with various market makers in order to arrange for ContraVir common stock to be quoted on the Over-the-Counter Bulletin Board, or OTCBB, upon effectiveness of the separation from Synergy however there can be no assurance that the ContraVir Common Stock will be approved for quotation on any over-the-counter market.  Even if such quotation is approved by FINRA, there can be no assurance any broker will be interested in trading our common stock. Therefore, it may be difficult to sell any shares you acquire in the distribution if you desire or need to sell them. No market maker is obligated to make a market in our common stock, and even after making a market, can discontinue market making at any time without notice. We cannot provide any assurance that an active and liquid trading market in our common stock will develop or, if developed, that the market will continue.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Any statements in this information statement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan” and “would.” For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this information statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to:

•                  We may be unable to achieve some or all of the benefits that we expect to achieve from our spin-off from Synergy;

•                  Higher costs associated with being a separate, publicly traded company;

•                  The difficulty in evaluating our financial information due to the distribution;

•                  The inability to raise additional future financing and lack of financial and other resources to us as a separate company;

•                  Our ability to control product development costs;

•                  We may not be able to attract and retain key employees;

•                  We may not be able to compete effectively;

•                  We may not be able enter into new strategic collaborations;

•                  Changes in government regulation affecting FV-100 could increase our development costs;

•                  Our involvement in patent and other intellectual property litigation could be expensive and could divert management’s attention;

•                  The possibility that there will be no market acceptance for our products; and

•                  Changes in third-party reimbursement policies could adversely affect potential future sales of any of our products that are approved for marketing.

The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. Stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this information statement. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this information statement or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements contained in this information statement.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

DIVIDEND POLICY

We currently intend to retain any earnings to finance research and development, acquisitions and the operation and expansion of our business and do not anticipate paying any cash dividends for the foreseeable future. The declaration and payment of any dividends in the future by us will be subject to the sole discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, capital requirements of our operating subsidiaries, covenants associated with certain of our debt obligations, legal requirements, regulatory constraints and other factors deemed relevant by our board of directors. Moreover, if we determine to pay any dividend in the future, there can be no assurance that we will continue to pay such dividends.

CAPITALIZATION

The following table presents our capitalization as of June 30, 2013 on an actual historical basis. The Company will not be issuing additional common or preferred stock in connection with the distribution described in this information statement and therefore the distribution of our currently outstanding common stock will not affect the capitalization of the Company.

You should read the information below in connection with our financial statements and related notes and the “Management’s Discussion and Analysis of Financial Condition and Plan of Operations” section of this information statement.

As of June 30, 2013
(unaudited)
Cash	$86,716
Stockholder’s deficiency:
Preferred Stock, $0.0001 par value; 20,000,000 shares authorized and no shares issued and outstanding	—

Common stock, $0.0001 par value; 120,000,000 shares authorized and 9,000,000 shares issued and outstanding	900
Additional paid in capital	(900)
Deficit accumulated during the developmental stage	$(140,495)
Total capitalization	$(140,495)

As of June 30, 2013, ContraVir had no outstanding stock options, warrants, derivatives, or other equity instruments.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND PLAN OF OPERATIONS

The discussion and analysis presented below refer to and should be read in conjunction with the audited financial statements and related notes, each included elsewhere in this information statement. The following discussion may contain forward-looking statements that reflect our plans, estimates and beliefs. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date the statements were made. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those made, projected or implied in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this information statement, particularly in “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” We believe the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect our results of operations, financial position and cash flows in the future.

As explained above, except as otherwise indicated or unless the context otherwise requires, the information included in this discussion and analysis assumes the completion of all the transactions referred to in this information statement in connection with the separation and distribution. Unless the context otherwise requires, references in this information statement to “ContraVir Pharmaceuticals, Inc.,” “ContraVir,” “we,” “us,” “our” and “our company” refer to ContraVir Pharmaceuticals, Inc.. References in this information statement to “Synergy” or “parent” refers to Synergy and its consolidated subsidiaries, unless the context otherwise requires.

JOBS Act

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We have irrevocably elected not to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies..

We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions, including without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of the distribution; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

Separation from Synergy Pharmaceuticals Inc.

On August 8, 2013, Synergy announced that it intended to separate its FV-100 assets from the remainder of its businesses through a pro rata distribution of the common stock of an entity holding the assets and liabilities associated with the FV-100 product candidate. ContraVir Pharmaceuticals, Inc. (ContraVir) was incorporated in Delaware on May 15, 2013 for the purpose of holding such businesses and is currently a wholly owned subsidiary of Synergy.

On [*], 2013, the Synergy board of directors approved the distribution of 100% of our 9,000,000 issued and outstanding shares of common stock on the basis of approximately [*] shares of our common stock for each share of Synergy common stock held on the record date. The distribution is subject to a number of conditions, including, among others:

We cannot assure you that any or all of these conditions will be met. For a complete discussion of all of the conditions to the distribution, see “The Distribution — Conditions to the Distribution.”

In connection with the separation, we expect to incur one-time expenditures of between approximately $65,000 and $75,000. These expenditures primarily consist of employee-related costs, costs to start up certain stand-alone functions and information technology systems and other one-time transaction related costs. We expect to fund these costs through cash on hand. A significant portion of these expenditures will be expensed as incurred.. Additionally, we will incur increased costs as a result of becoming an independent, publicly-traded company, primarily from higher charges than in the past from Synergy for shared services and from establishing or expanding the corporate support for our businesses, including information technology, human resources, treasury, tax, risk management, accounting and financial reporting, investor relations, legal, procurement and other services. In the first year following the separation, these annual operating costs are estimated to be significantly higher than the general corporate expenses historically allocated from Synergy to us.

We do not anticipate that increased costs solely from becoming an independent, publicly traded company will have an adverse effect on our growth rate in the future.

Synergy and our management believe that the separation may:

•             improve strategic planning, increase management focus and streamline decision-making by providing the flexibility to implement the unique strategic plans of each company and to respond more effectively to different clinical, patient and market needs of each company in changing business, pharmacological and economic environments;

•             allowing us to adopt the capital structure, investment policy and dividend policy best suited to our financial profile and business needs, without competing for capital with Synergy’ other businesses;

•             creating an independent equity structure that will facilitate our ability to affect future acquisitions and in-licensing arrangements utilizing our common stock; and

•             facilitating incentive compensation arrangements for employees more directly tied to the performance of our business, and enhancing employee hiring and retention by, among other things, improving the alignment of management and employee incentives with performance and growth objectives of our business.

From May 15, 2013 (inception) to June 30, 2013 we have sustained an accumulated deficiency of $140,495.  We expect to incur additional losses to perform further research and development activities and do not currently have any commercial biopharmaceutical products. We do not expect to have such for several years, if at all.

Our product development efforts are thus in their early stages and we cannot make estimates of the costs or the time they will take to complete. The risk of completion of any program is high because of the many uncertainties involved in bringing new drugs to market including the long duration of clinical testing, the specific performance of proposed products under stringent clinical trial protocols, the extended regulatory approval and review cycles, our ability to raise additional capital, the nature and timing of research and development expenses and competing technologies being developed by organizations with significantly greater resources.

Liquidity and Capital Resources

As of June 30, 2013 we had $86,716 in cash. Net cash used in operating activities was $13,284 for the period May 15, 2013 (inception) to June 30, 2013.  As of June 30, 2013 we had a negative working capital of $140,495.

As of June 30, 2013, ContraVir had no outstanding stock options, warrants or other equity instruments.

On June 5, 2013, we entered into a Loan and Security Agreement with Synergy pursuant to which Synergy agreed to lend us up to five hundred thousand dollars ($500,000) for working capital purposes (the “Loan Agreement”).  Also on June 5, 2013, pursuant to the Loan Agreement, Synergy made an advance to us of $100,000 under a promissory note (the “Note”).  The Note bears interest at six percent (6%) per annum and such interest shall be paid on the 15th of each of January, March, June and September, beginning September 15, 2013.  The Note matures on the earlier of June 10, 2014 or the date that the entire principal amount and interest shall become due and payable by reason of an event of default under the Note or otherwise.  In addition, Synergy has the right to demand payment of the unpaid principal amount and all accrued but unpaid interest thereon at any time after August 4, 2013, upon providing us fifteen (15) days prior written notice.  In connection with the Loan Agreement we granted Synergy a security interest in all of our assets, including our intellectual property, until the Note is repaid in full.

Our working capital requirements will depend upon numerous factors including but not limited to the nature, cost and timing of our research and development programs. We will be required to raise additional capital within the next twelve months to complete the development and commercialization of our current product candidate, to fund the existing working capital deficit and to continue to fund operations at our current cash expenditure levels. To date, our sources of cash have been primarily limited to the borrowings from Synergy under the Loan Agreement. We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct business. If we are unable to raise additional capital when required or on acceptable terms, we may have to (i) significantly delay, scale back or discontinue the development and/or commercialization our product candidate; (ii) seek collaborators for our product candidate at an earlier stage than otherwise would be desirable and on terms that are less favorable than might otherwise be available; or (iii) relinquish or otherwise dispose of rights to technologies, product candidates or products that we would otherwise seek to develop or commercialize ourselves on unfavorable terms.

Our financial statements as of June 30, 2013 have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued a report on our June 30, 2013 financial statements that included an explanatory paragraph referring to our loss from operations, negative working capital and stockholder’s deficiency; and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity or debt financing, attain further operating efficiencies and, ultimately, to generate revenue. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BUSINESS

Overview

On August 17, 2012, Synergy signed an Asset Purchase Agreement with BMS (the “BMS Agreement”) and acquired certain assets related to FV-100. The terms of the BMS Agreement provide for an initial base payment of $1 million, subsequent milestone payments covering (i) marketing (FDA) approval and (ii) on achieving the milestone of aggregate net sales equal to or greater than $125 million, as well as a single digit royalty based on net sales.

On June 10, 2013, ContraVir and Synergy entered into a Contribution Agreement, as amended and restated August 5, 2013 (the “Contribution Agreement”), to transfer to ContraVir the FV-100 assets, in exchange for the issuance to Synergy of 9,000,000 shares of ContraVir common stock representing 100% of the outstanding shares of ContraVir common stock as of immediately following such issuance. During the period from August 17, 2012 through June 30, 2013, Synergy made no expenditures related to the research and development of FV-100.  Pursuant to the Contribution Agreement, Synergy transferred ownership of all intellectual property rights acquired from BMS, including all historical research, clinical study protocols, data, results and patents related to the FV-100 assets as well as assumed the obligations of Synergy, including all liabilities of Synergy, under the BMS Agreement.  These obligations include among other things, (i) all liabilities of BMS and Synergy related to the FV-100 assets, including all accounts payable, legal, environmental, tax, or warranty claims and all other liabilities of Synergy of whatever kind and nature, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, arising out of or relating to the FV-100 assets or the ownership, sale or lease of any of the FV-100 assets, including any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any governmental entity, and (ii) the payment of any milestone or royalty payment to BMS under the BMS Agreement.  There is no time limit to our assumed ongoing obligations under the BMS Agreement.  During the period August 17, 2012 through June 10, 2013, there were no known material liabilities assumed by Synergy under the BMS Agreement and subsequently transferred to us pursuant to the Contribution Agreement.

FV-100

We are a biopharmaceutical company focused primarily on the development of drugs to treat herpes zoster, or shingles, which is an infection caused by the reactivation of varicella zoster virus or VZV.

The varicella zoster virus is commonly known as chicken pox upon initial exposure to the virus. The virus can lay dormant in nerve endings for many years and if reactivated, causes a painful rash called shingles. We are currently developing a compound called FV-100 for the treatment of shingles. FV-100 is an orally available small molecule, nucleoside analogue. Nucleoside analogs are capable of disrupting replication of the virus. FV-100 is a pro-drug of CF-1743, which means that FV-100 is more readily absorbed when given orally and then broken down to the activity moiety, CF-1743 upon entry to the blood stream.  FV-100 is the compound under development for the treatment of shingles. Published preclinical studies demonstrate that FV-100 is significantly more potent against VZV than currently marketed compounds acyclovir, valacyclovir, and famciclovir, the FDA-approved drugs used for the treatment of shingles. Preclinical studies, including wash-out studies in VZV infected human embryonic lung cells following exposure to FV-100 or acyclovir, conducted by Inhibitex and specific cellular antiviral activity experiments comparing FV-100 to acyclovir conducted by Balzarini et al (Biochimica et et Biophysica Acta, 1587 pages 287-295) further demonstrate that FV-100 has a more rapid onset of antiviral activity, and may fully inhibit the replication of VZV more rapidly than these drugs at significantly lower concentration levels. In addition, pharmacokinetic data from completed Phase 1 and 2 clinical trials suggest that FV-100 has the potential to demonstrate antiviral activity when dosed orally once-a-day at significantly lower blood levels than valacyclovir, acyclovir, and famciclovir.

FV-100 was previously in development by Inhibitex, Inc., or Inhibitex.  In January 2012, BMS acquired Inhibitex. In August 2012, Synergy acquired the FV-100 assets from BMS.  Since Synergy acquired the FV-100 assets from BMS, it has not engaged in any clinical study of FV-100 or materially advanced the development of FV-100.  The Phase 2 clinical trial for FV-100 was completed by Inhibitex in December 2010. This trial represented the first clinical trial of FV-100 in shingles patients, and was a well-controlled; double blind study comparing two different dosing arms of FV-100 to an active control (valacyclovir). A total of 350 patients, aged 50 years and older, were enrolled in one of three treatment arms: 200 mg FV-100 administered once daily; 400 mg FV-100 administered once daily; and 1,000 mg valacyclovir administered three times per day. In addition to further evaluating its safety and tolerability, the main objectives of the trial were to evaluate the potential therapeutic benefit of FV-100 in reducing the severity and duration of shingles-related pain, the incidence of post-herpetic neuralgia (PHN) (burning pain that follows healing of the shingles rash), and the time to lesion healing. The primary endpoint for the FV-100 study was a 25% reduction in the severity and duration of shingles-related pain during the first 30 days as compared to valacyclovir. The trial missed its primary endpoint, as the results from the study showed a lack of statistical significance. There were, however, numerically favorable treatment differences, particularly in those patients that received 400 mg FV-100, relative to valacyclovir patients, with respect to the primary endpoint:  Burden of Illness (BOI) over the first 30 days, valacyclovir (BOI – 30) = 118.0 (6.25) vs. FV-100 400 mg (BOI-30) = 110.3 (6.08), which is a 7% reduction over the first 30 days.  As this was a Phase 2 study, we will be able to use this information to help design future clinical studies and discuss future study designs with FDA and regulatory authorities worldwide.  Following the completion of the next Phase 2 study, if it is positive, we will be able to discuss the clinical trials with the FDA that will be required to submit an NDA.

There were also favorable, non-statistically significant treatment differences observed for key secondary pain endpoints, including the reduction in the severity and duration of shingles-associated pain over 90 days (a 14% relative reduction as compared to valacyclovir for 400mg FV-100) and the incidence of PHN (a 39% relative reduction as compared to valacyclovir for 400 mg FV-100). The secondary endpoints were not powered to demonstrate statistically significant treatment differences between the arms. FV-100 was generally well tolerated at both dose levels, and demonstrated a similar adverse event profile as compared to valacyclovir.

We are currently reviewing the clinical data from the Phase 2 trial and performing post hoc analyses, conducting additional market research, including reimbursement, pricing, and competitive analyses, etc. We are also evaluating a number of clinical, regulatory and commercial pathways for the potential future development of FV-100. Based upon the results of the Phase 2 study coupled with the additional market research, we are re-evaluating the focus of the clinical development program. We anticipate concluding this evaluation in the second half of 2013. It is likely that we will need to conduct an additional Phase 2 study which will be lengthy and expensive, if we continue with development of FV-100.  Inhibitex filed for an IND (IND 102,011) on March 19, 2008, which was approved by the FDA on April 20, 2008.  This IND was transferred from Inhibitex to its new sponsor, Synergy, on August 27, 2012.  The IND is currently in good standing and sponsorship will need to be transferred from Synergy to us upon the effectiveness of this transaction, when we become separate from Synergy.  Upon completion of the IND transfer to us, we will be able to run all clinical trials required to support FV-100 for the use in the treatment of shingles.

Market Opportunity for the Treatment of Shingles

VZV, a DNA virus and a member of the herpes virus group, is the virus that causes both chickenpox and herpes zoster, or shingles. Chickenpox, the initial infection caused by VZV in an individual, generally occurs during childhood and it is caused by exposure to another individual with an active infection. After the chickenpox infection subsides, VZV remains latent in the individual’s nerves including dorsal root and cranial nerve ganglia, and can re-emerge later in life. Therefore, shingles is typically not transmitted from one individual to the next, and only those individuals who have had chickenpox are generally at risk for shingles.

Although shingles can occur in any individual with a prior VZV infection, its incidence varies with its key risk factors, which are advanced age, immune status and being female. Shingles is largely a disease of the aged or aging, with over 50% of all cases occurring in individuals over the age of 60, and approximately 80% occurring in individuals over the age of 40. A study in 2007 based upon data from 2000 implied that there were approximately 1 million new cases shingles cases that year. Due to the aging of the population in many industrialized countries, as well as the increasing use of immunosuppressive agents in transplant patients, patients receiving immunosuppressants for autoimmune diseases such rheumatoid arthritis and the increased numbers of immunosuppressed patients from cancer therapy, the incidence of shingles has increased and is expected to continue to increase. A recent study from the Centers for Disease Control investigating medical claims data from MarketScan®  databases from 1993-2006 indicated that the crude incidence of shingles cases increased 259% over that period of time. Furthermore, a study conducted by the Mayo Clinic suggests that the recurrence rate for shingles is approximately 6.2%, which reflects a much higher rate than prior studies which assessed a shorter follow-up period. It is estimated that approximately 20-30% of all persons in the U.S. will suffer from shingles at some point during their lifetime.

The symptoms associated with shingles generally include localized lesions (rash and blisters) and localized pain. In many cases the patient may notice localized pain prior to the appearance of any lesions; however, the first recognizable symptom of shingles is generally lesions that will continue to form for a week or two. Such lesions generally follow the path of nerves that emanate from the spinal cord around the torso (thoracic); however, the infection is also commonly found on the face, neck, lower back and in certain rare cases, systemically. Within several weeks, the lesions in the infected areas will typically begin to heal, and these dermatological symptoms generally will resolve within a month or less after the appearance of the first lesion. In rare instances, lesions may never appear, but pain will be present.

The pain associated with an episode of shingles is attributed to both the damage caused to the affected nerves by the replication of VZV and the inflammatory response associated with the infection. Pain symptoms are commonly described as a burning sensation, with bouts of stabbing and shooting pain, often set off by contact with the infected area. The majority of shingles patients experience such pain for several weeks in connection with their active infection, referred to as acute pain. For many patients, shingles-associated pain does not resolve when the lesions heal and the inflammation subsides, but, rather, continues for months, or possibly years. Persistent shingles-associated pain that lasts more than three to four weeks is referred to as sub-acute pain or neuralgia. Shingles-associated pain that persists more than three months is generally referred to as PHN, which is the most common and clinically relevant complication of shingles. Approximately 15-20% of all shingles patients experience PHN, although the incidence of PHN is more prevalent in patients over 50 years of age. Previous studies have established that additional risk factors for PHN include greater acute pain intensity, severity of the dermatological symptoms or lesions, and the presence and greater severity of the localized pain preceding the lesions or rash.

Valacyclovir, acyclovir and famciclovir are oral antivirals currently indicated and approved by the FDA, and regulatory agencies in many other countries, for the treatment shingles. These generically available drugs are referred to as “pan-herpetic” drugs, as they are used to treat infections caused by various herpes viruses, including herpes simplex 1 and 2, and VZV. Unlike those drugs, FV-100 only demonstrates antiviral activity against VZV, and not the other herpes viruses. Based upon an analysis by data compiled by IMS Health, Inc. (“IMS”) on our behalf, and a recent utilization study of the use of Valtrex® from 1994-2009 conducted by the FDA as well as other market research we have independently conducted, we estimate that 15 -30% of the nearly 17 million retail prescriptions written for valacyclovir, acyclovir and famciclovir combined in 2009 were for the treatment of herpes zoster.

Limitations of Current Therapies

Data from various clinical trials conducted in the 1990’s demonstrate that a seven day administration of valacyclovir, acyclovir, or famciclovir, beginning less than 72 hours after the first appearance of a shingles-related rash or lesion, can lessen the duration of the dermatological symptoms associated with shingles and the average duration of shingles-related pain. However, these currently approved antiviral drugs, when used to treat shingles, have a number of limitations, including the following:

• No Approved Label for the Reduction of Shingles-Associated Pain and PHN.  Currently, there are no therapies indicated for the reduction of shingles-related pain or the prevention PHN. There is also no cure for PHN per se; rather, treatment of PHN is accomplished through analgesics, narcotics and pain management. The most commonly prescribed medications to treat PHN are opioids, antidepressants, anticonvulsants, or topical lidocaine or capsaicin patches. Previously published clinical data demonstrate that antiviral therapy can reduce the duration of shingles-related pain, and we believe a more potent, faster acting anti-VZV compound, such as FV-100, has the potential to more rapidly inhibit the replication of VZV, thus reducing shingles-related nerve damage and further reducing shingles-associated pain and PHN. We believe an antiviral therapy that can further reduce the severity and/or duration of shingles-associated pain and the prevalence of PHN may have a competitive advantage relative to the currently available shingles therapies.

• Inconvenient Dosing.  Due to their pharmacokinetic properties and lower potency against VZV, current pan-herpetic oral antiviral therapies require shingles patients to take three to five oral doses each day for seven to ten days. Specifically, current dosing regimens for the treatment of shingles are as follows: valacyclovir — 1,000 mg, three times per day; famciclovir — 500 mg, three times per day; and acyclovir — 800 mg, five times per day. Such dosing regimens are inconvenient and can result in non-compliance, resulting in less than optimal treatment outcomes.  We believe that an effective therapy that can be administered via a more convenient, once-a-day oral administration may have a competitive advantage relative to current shingles therapies.

• The Dosage of Currently Available Antiviral Drugs for Shingles Must be Adjusted for Patients with Insufficient Renal Function.  Although current pan-herpetic oral antiviral therapies have been shown to be generally safe and well tolerated in shingles patients, dosing of valacyclovir, famciclovir and acyclovir must be adjusted for certain patients with insufficient renal (kidney) function to avoid potential adverse events. Preclinical and clinical data to-date suggests that FV-100 is primarily metabolized and excreted via the liver and not through the kidney. Accordingly, we currently believe that the dosing of FV-100 will not need to be adjusted for patients with insufficient renal function. We believe that an oral antiviral therapy that has a similar or better safety profile to valacyclovir, famciclovir and acyclovir, and is not required to be adjusted for patients with insufficient renal function, may have a competitive advantage over currently approved shingles therapies.

We believe there is a significant unmet medical need for a more potent, faster acting, low dose once-daily oral antiviral agent, such as FV-100, which has the potential to further reduce the incidence, severity, and duration of shingles-associated pain and prevent PHN.

FV-100 Clinical Trials

Phase 2.  A Phase 2 clinical trial of FV-100 was completed by Inhibitex in December, 2010. Synergy has not engaged in any clinical study of FV-100 or materially advanced development of the drug candidate.  The trial was a well-controlled, double-blind study comparing two different doses of FV-100 to an active control (valacyclovir). A total of 350 patients, aged 50 years and older who had shingles-associated pain and presented to the clinic within 72 hours of appearance of their first shingles lesion, were equally randomized to one of three treatment arms: 200 mg FV-100 administered once-daily for seven days; 400 mg FV-100 administered once-daily for seven days; or 1,000 mg valacyclovir administered three times per day for seven days. In addition to further evaluating its safety and tolerability, the objectives of the trial were to evaluate the potential therapeutic benefit of FV-100 in reducing: (i) the severity and duration of shingles-associated pain, (ii) the incidence of PHN, (iii) the time to lesion crusting and healing, and (iv) the use of concomitant pain medications, as compared to valacyclovir. The primary efficacy analysis was conducted on the modified intent-to-treat population, which included all patients that received a dose of the drug except those whose lesions were PCR (-) for varicella zoster virus and PCR (+) for herpes simplex virus. Polymerase chain reaction, or PCR, is a test tube method using enzymes for the repeated coping of two strands of DNA genes of a particular gene sequence. PCR (-) for the varicella zoster virus means that the lesions did not contain DNA genes for that particular varicella zoster virus and PCR (+) for the herpes simplex virus indicates that the DNA genes are from the herpes simplex and not the herpes zoster virus. The efficacy endpoints were calculated using a statistical method of handling missing data called last observation carried forward methodology.

FV-100 Efficacy Summary

The primary endpoint for the study was a 25% reduction in the severity and duration of shingles-related pain during the first 30 days as compared to valacyclovir and the results obtained from the study demonstrate a lack of statistical significance.  Shingles patients who received 200 mg or 400 mg FV-100 experienced numerically favorable treatment differences as compared to patients treated with valacyclovir, as measured by the primary endpoint (% of patients experiencing a 25% reduction in pain during the first 30 days following onset of treatment), of 3% and 7%, respectively. In addition, patients treated with 200 mg and 400 mg FV-100 experienced a relative reduction in the amount of shingles-associated pain over the first 90 days after lesion appearance compared to those treated with valacyclovir, of -4% and 14%, respectively (not statistically significant). Statistical significance at the 95% level (p<0.05) indicates that if you were to repeat the experiment, there would be only 5 chances in 100 the result could happen by coincidence. The levels of significance (0.05, 0.001, etc.) are arbitrarily set, however, the lack of statistical significance implies that the two treatments being compared are not different based on the design of the experiment. Further, 18% and 12% of the patients receiving 200 mg and 400 mg FV-100, respectively, developed PHN (% of patients reporting pain at 90 days following initiation of treatment) as compared to 20% of the valacyclovir-treated patients, resulting in relative treatment differences of 12% and 39%, respectively. For patients receiving valacyclovir, the time to lesion crusting was faster than those patients receiving FV-100; however, no differences were noted between the treatment arms on time to full lesion healing. The three treatment arms were well-balanced with regard to demographics and baseline shingles-associated pain levels.

The following table reflects the treatment outcomes among the three treatment arms with respect to the key shingles-associated pain endpoints on the modified intent-to-treat population:

	Primary Endpoint	Key Secondary Pain Endpoints
Cohort (N)	30 Day Pain Score AUC ± S.E.	90 Day Pain Score AUC ± S.E.	Incidence of PHN (%)
3000 mg valacyclovir (N=109)	117.96 ± 6.25	229.59 ± 19.55	20.2
200 mg FV-100 (N=107)	114.49 ± 6.24	221.53 ± 19.51	17.8
400 mg FV-100 (N=113)	110.31 ± 6.08	196.94 ± 19.01	12.4

Area under the curve, or AUC, is a measure whereby daily scores are added up over the specified scoring period.  Using a pain scale where 0 = no pain and 10 = worst possible pain, adding up the daily scores provides a measure of effectiveness where lower AUC numbers indicate lower pain scores over time. Post herpetic neuralgia, or PHN, is burning pain that follows healing of the shingles rash.

FV-100 Safety Summary

A comparison of adverse events between the three treatment arms in the Phase 2 trial demonstrated that the overall tolerability and side effect profile of both doses of FV-100 was comparable to valacyclovir. All three treatment arms showed a relatively low proportion of adverse events and serious adverse events. In the 400 mg FV-100 dose group, the most common adverse events were headache (reported in 13% of patients) and nausea (9%); no patient discontinued because of headache and one patient terminated due to nausea (grade 1). The most common adverse events in the valacyclovir cohort were nausea (6%) and upper abdominal pain (5%).

The following table lists the summary of adverse event findings from the trial:

Number (%) of Patients	200 mg FV-100	400 mg FV-100	3000 mg valacyclovir
Reporting:	(N=117)	(N=117)	(N=116)
Any AE	46.2	54.7	42.2
Treatment-Related AEs	2	25.6	19.8
Discontinuation of Drug for AE	1.7	1.7	1.7
SAEs	0	4.3	3.4
Treatment-Related SAEs	0	0	1.7

Phase 1.  A Phase I trial was completed by Inhibitex in February 2009. The trial, a blinded, placebo-controlled multiple-ascending-dose study, was designed to evaluate the safety and pharmacokinetics of five oral doses of FV-100 (100, 200, 400 and 800 mg administered once daily and 400 mg administered twice daily, each for seven days) in healthy subjects aged 18 to 55. Each dose cohort consisted of six subjects that received FV-100 and two that received placebo. The results of the trial demonstrated that there were no serious adverse events and FV-100 appeared to be generally well tolerated at all dose levels. Further, pharmacokinetic data demonstrated that all doses studied maintained mean plasma levels of CF-1743, the active form of FV-100, which exceeded its EC 50 for at least 24 hours, supporting the evaluation of once-daily dosing of FV-100 in future clinical trials. The EC 50 represents the concentration of drug that is required for 50% inhibition of viral replication in vitro .

In January 2009, a blinded, placebo-controlled Phase 1 trial conducted by Inhibitex was completed to evaluate single and multiple doses of FV-100 in healthy subjects 65 years of age and older. One dose cohort consisted of 12 healthy subjects, ten of whom received a single administration of 400 mg of FV-100 and two of whom received placebo, and the second cohort also consisted of 12 healthy subjects, ten of whom received 400 mg of FV-100 administered twice daily for seven consecutive days and two of whom received placebo. The results of this trial demonstrated no significant safety differences between these subjects and those from the multiple ascending dose trial.

In August 2008, an FV-100 Phase 1 single-ascending-dose clinical trial was completed. The blinded, placebo-controlled trial evaluated the safety and pharmacokinetics of four doses of FV-100 in six cohorts of healthy volunteers (100, 200, 400, and 800 mg, as well as a two 400 mg food effect groups). Each cohort consisted of six subjects that received FV-100 and two that received placebo. There were no serious adverse events observed and the compound appeared to be generally well tolerated in the trial. In addition, pharmacokinetic data demonstrated that all doses evaluated in the trial maintained plasma levels of CF-1743, the active form of FV-100, which exceeded its EC50 for at least 24 hours.

Intellectual Property

Patents and other proprietary intellectual rights are crucial in our business, and establishing and maintaining these rights are essential to justify the development of our product candidate. We have sought, and intend to continue to seek, patent protection for our inventions and rely upon patents, trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain a competitive advantage for our product candidate. In order to protect these rights, know-how and trade secrets, we typically require employees, consultants, collaborators and advisors to enter into confidentiality agreements with us, generally stating that they will not disclose any confidential information about us to third parties for a certain period of time, and will otherwise not use confidential information for anyone’s benefit but ours.

As patent applications in the U.S. are maintained in secrecy until patents are published or issued, unless earlier publication is required under applicable law or in connection with patents filed under the Patent Cooperation Treaty (“PCT”) or as publication of discoveries in the scientific or patent literature often lags behind the actual discoveries, we cannot be certain that we or our licensors were the first to make the inventions described in our pending patent applications or that we or our licensors were the first to file patent applications for such inventions. Furthermore, the patent positions of biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions, and therefore, the breadth of claims allowed in biotechnology and pharmaceutical patents or their enforceability cannot be predicted.

Pursuant to the terms of the Uruguay Round Agreements Act, patents filed on or after June 8, 1995 have a term of 20 years from the date of filing, irrespective of the period of time it may take for the patent to ultimately issue. This may shorten the period of patent protection afforded to our products as patent applications in the biopharmaceutical sector often take considerable time to issue. Under the Drug Price Competition and Patent Term Restoration Act of 1984, a sponsor may obtain marketing exclusivity for a period of time following FDA approval of certain drug applications, regardless of patent status, if the drug is a new chemical entity or if new clinical studies were used to support the marketing application for the drug. The Drug Price Competition and Patent Term Restoration Act of 1984 also allows a patent owner to obtain an extension of applicable patent terms for a period equal to one-half the period of time elapsed between the filing of an IND and the filing of the corresponding New Drug Application (“NDA”) plus the period of time between the filing of the NDA and FDA approval, with a five year maximum patent extension. We cannot be sure that we will be able to take advantage of either the patent term extension or marketing exclusivity provisions of this law.

Pursuant to the Contribution Agreement, Synergy transferred ownership of all intellectual property rights acquired from BMS, including all historical research, clinical study protocols, data, results and patents related to the FV-100 assets as well as assumed the obligations of Synergy, including all liabilities of Synergy, under the BMS Agreement.  These obligations include among other things, (i) all liabilities of BMS and Synergy related to the FV-100 assets, including all accounts payable, legal, environmental, tax, or warranty claims and all other liabilities of Synergy of whatever kind and nature, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, arising out of or relating to the FV-100 assets or the ownership, sale or lease of any of the FV-100 assets, including any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any governmental entity, and (ii) the payment of any milestone or royalty payment to BMS under the BMS Agreement.  During the period August 17, 2012 through June 10, 2013, there were no material liabilities assumed by Synergy under the BMS Agreement and subsequently transferred to us pursuant to the Contribution Agreement.

As of October 22, 2013 we own three issued United States patents related to FV-100 which we acquired from Synergy pursuant to the Contribution Agreement.  One of these patents covers the composition-of-matter of FV-100 and was issued on December 11, 2012 and will expire in 2028.  The other two cover the precursor and close analogs of FV-100 and were issued on October 26, 2001 and June 3, 2003 and will both expire in 2018.  In addition we have 38 granted foreign patents which cover composition-of-matter of FV-100 and expire in 2027.  These foreign patents cover Australia, Austria, Belgium, Bulgaria, China, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Japan, Latvia, Lithuania, Luxembourg, Malta, Monaco, Netherlands, New Zealand, Pakistan, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, Switzerland, Taiwan, Turkey, United Kingdom and the Russian Federation. There are also 5 pending foreign applications which cover the composition of matter of FV-100.  We also have 45 additional foreign patents that cover the precursor and close analogs of FV-100. There are also 6 foreign applications and 1 US application pending, which cover the FV-100 process and polymorph composition.

Patents extend for varying periods according to the date of patent filing or grant and the legal term of patents in the various countries where patent protection is obtained. The actual protection afforded by a patent, which can vary from country to country, depends on the type of patent, the scope of its coverage and the availability of legal remedies in the country.

While trade secret protection is an essential element of our business and we have taken security measures to protect our proprietary information and trade secrets, we cannot give assurance that our unpatented proprietary technology will afford us significant commercial protection. We seek to protect our trade secrets by entering into confidentiality agreements with third parties, employees and consultants. Our employees and consultants also sign agreements requiring that they assign to us their interests in intellectual property arising from their work for us. All employees sign an agreement not to engage in any conflicting employment or activity during their employment with us and not to disclose or misuse our confidential information. However, it is possible that these agreements may be breached or invalidated, and if so, there may not be an adequate corrective remedy available. Accordingly, we cannot ensure that employees, consultants or third parties will not breach the confidentiality provisions in our contracts, infringe or misappropriate our trade secrets and other proprietary rights or that measures we are taking to protect our proprietary rights will be adequate.

In the future, third parties may file claims asserting that our technologies or products infringe on their intellectual property. We cannot predict whether third parties will assert such claims against us or against the licensors of technology licensed to us, or whether those claims will harm our business. If we are forced to defend ourselves against such claims, whether they are with or without merit and whether they are resolved in favor of, or against, our licensors or us, we may face costly litigation and the diversion of management’s attention and resources. As a result of such disputes, we may have to develop costly non-infringing technology or enter into licensing agreements. These agreements, if necessary, may be unavailable on terms acceptable to us, or at all.

Sales and Marketing

We currently do not have any commercialization or sales and marketing capabilities, and currently have no plans to invest in or build such capabilities internally. At this time, we anticipate partnering or collaborating with, or licensing certain rights to, other larger pharmaceutical or biopharmaceutical companies to support the development of our antiviral product candidate through late-stage clinical development and, if successful, commercialization. However, we may decide not to license any development and commercialization rights to our product candidate in the future.

Manufacturing

We do not own or operate any facilities in which we can formulate and manufacture our product candidate. We intend to rely on contract manufacturers to produce all materials required to conduct preclinical studies and clinical trials under current good manufacturing practices, (“cGMP”) with management and oversight of these activities by our management team. We have identified alternate sources of supply and other contract manufacturers that can produce materials for our preclinical and clinical trial requirements on a timely basis. However, if an existing or future contract manufacture fails to deliver on schedule, or at all, it could delay or interrupt the development process for our product candidate and affect our operating results and estimated time lines.

We intend to use contract manufacturers to produce clinical trial material for use in the clinical trials of FV-100.

Pharmaceutical Pricing and Reimbursement

In the U.S. and most foreign markets, any revenue associated with the sale of our product candidate, if approved for sale, will depend largely upon the availability of reimbursement from third-party payers. Third-party payers include various government health authorities such as The Centers for Medicare and Medicaid Services, (“CMS”) which administers Medicare and Medicaid in the U.S., managed-care providers, private health insurers and other organizations. Third-party payers are increasingly challenging the price and examining the cost-effectiveness of medical products and services, including pharmaceuticals. In addition, significant uncertainty exists as to the reimbursement status of newly approved pharmaceutical products. Our products may ultimately not be considered cost-effective, and adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to support a profitable operation or generate an appropriate return on our investment in product development.

The U.S. and foreign governments periodically propose and pass legislation designed to reduce the cost of healthcare and pharmaceutical products. Accordingly, legislation and regulations affecting the pricing of pharmaceuticals may change before our product candidate is ever approved for sale. In addition, the adoption of new legislation could further limit reimbursement for pharmaceuticals. Further, an increasing emphasis on managed care in the U.S. has and will continue to increase the pressure on pharmaceutical pricing. The marketability of our products may suffer if the government and other third-party payers fail to provide adequate coverage and reimbursement rates for our product candidate.

We, and our existing collaborators, intend to obtain coverage and reimbursement from these third-party payers for any of our products that may be approved for sale; however, we cannot assure you that we will be successful in obtaining adequate coverage, reimbursement, or pricing, if any.

Regulatory Matters

Overview

The preclinical and clinical testing, manufacture, labeling, storage, distribution, promotion, sale, export, reporting and record-keeping of drug products and product candidates are subject to extensive regulation by numerous governmental authorities in the U.S., principally the FDA and corresponding state agencies, and regulatory agencies in foreign countries.

Non-compliance with applicable regulatory requirements can result in, among other things, total or partial suspension of the clinical development of a product candidate, manufacturing and marketing, failure of the FDA or similar regulatory agency in other countries to grant marketing approval, withdrawal of marketing approvals, fines, injunctions, seizure of products and criminal prosecution.

U.S. Regulatory Approval

Pursuant to FDA regulations, we are required to successfully undertake a long and rigorous development process before our product candidate can be marketed or sold in the U.S. This regulatory process typically includes the following steps:

•        the completion of satisfactory preclinical studies under the FDA’s GLP regulation;

•        the submission and acceptance of an IND that must be reviewed by the FDA and become effective before human clinical trials may begin;

•        obtaining the approval of an Institutional Review Board (“IRB”) at each site where we plan to conduct a clinical trial to protect the welfare and rights of human subjects in clinical trials;

•        the successful completion of a series of adequate and well-controlled human clinical trials to establish the safety, potency, efficacy and purity of any product candidate for its intended use, which conform to the FDA’s good clinical practice (“GCP”) regulations;

•        the development and demonstration of manufacturing processes that conform to FDA-mandated current Good Manufacturing Practices (“cGMPs”); and

•        the submission to, and review and approval by, the FDA of a New Drug Application (“NDA”) or a Biologic License Application (“BLA”) prior to any commercial sale or shipment of a product.

Successfully completing this development process requires a substantial amount of time and financial resources. We cannot assure you that this process will result in the granting of an approval for our product candidate on a timely basis, if at all, or that we will have sufficient financial resources to see the process for our product candidate through to completion.

Preclinical Studies

Preclinical studies generally include laboratory, or in vitro, evaluation of a product candidate, its chemistry, formulation, stability and toxicity, as well as certain in vivo animal studies to assess its potential safety and biologic activity. We must submit the results of these preclinical studies, together with other information, including manufacturing records, analytical data and proposed clinical trial protocols, to the FDA as part of an Investigational New Drug application, or IND, which must be reviewed and become effective before we may begin any human clinical trials. An IND generally becomes effective approximately 30 days after receipt by the FDA, unless the FDA, within this 30-day time period, raises material concerns or questions about the intended conduct of the trials and imposes what is referred to as a clinical hold. If our product candidate is placed on clinical hold, we may be required to resolve any outstanding issues to the satisfaction of the FDA before we could begin, or continue, clinical trials of such product candidate. Preclinical studies supportive of an IND generally take a year or more to complete, and there is no guarantee that an IND based on those studies will become effective, allowing human clinical testing to begin.

Certain preclinical studies must be conducted in compliance with the FDA’s GLP regulations and the U.S. Department of Agriculture’s Animal Welfare Act. Violations of these regulations can, in some cases, lead to invalidation of the studies, requiring such studies to be conducted again.

Clinical Trials

This clinical trial phase of drug development follows a successful IND submission and involves the activities necessary to demonstrate the safety, tolerability, biologic activity, efficacy and dosage of an investigational new drug substance in humans, as well as the ability to produce the drug substance in accordance with the FDA’s cGMP, requirements. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study and the parameters to be used in assessing the safety and the activity or efficacy of the product candidate. Each clinical trial protocol must be submitted to the FDA as part of the IND prior to beginning the trial. Each trial and the clinical protocol must be reviewed, approved and conducted under the auspices of an IRB and, with limited exceptions, requires the patient’s informed consent to participate in the trial. Sponsors, investigators, and IRBs also must satisfy extensive GCPs, including regulations and guidelines for obtaining informed consent from the study subjects, complying with the protocol and investigational plan, adequately monitoring the clinical trial, and reporting any serious adverse events on a timely basis. The FDA, the IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health or safety risk.

Clinical trials to support a NDA or BLA for marketing approval are typically conducted in three sequential phases: Phase 1, 2 and 3, with Phase 4 clinical trials often conducted after marketing approval has been granted. The FDA may require sponsors to conduct Phase IV clinical trials to study certain safety issues or other patient populations. Data from these activities are compiled in a NDA or a BLA for submission to the FDA requesting approval to market the drug. These phases may be compressed, may overlap, or may be omitted in some circumstances.

•  Phase 1:  After an IND becomes effective, Phase 1 human clinical trials can begin. A product candidate is typically introduced either into healthy human subjects or in some cases, patients with the medical condition for which the product candidate is intended to be used.

Generally, the purpose of a Phase 1 trial is to assess a product candidate’s safety and the ability of the human body to tolerate it at different dose levels. Absorption, metabolism, distribution and pharmacokinetic trials are also generally performed at this stage. Phase 1 trials typically evaluate these aspects of the investigational drug in both single doses, as well as multiple doses.

•  Phase 2:  During Phase 2 clinical trials, a product candidate is generally studied in an exploratory trial or trials in a limited number of patients with the disease or medical condition for which it is intended to be used in order to (i) further identify any possible adverse side effects and safety risks, (ii) assess the preliminary or potential efficacy or biologic activity of the product candidate for specific targeted diseases or medical conditions, and (iii) assess dose tolerance and determine the optimal dose for a subsequent Phase 2 or Phase 3 trial. Phase II trials generally involve patients who are divided into one or more groups that will get one of several dose levels of the product candidate, and a control group that is not treated with the product candidate but either receives a placebo or a drug already on the market for the same indication. Typically, two or more Phase 2 studies will be conducted for a product candidate prior to advancing to Phase 3.

•  Phase 3:  If and when one or more Phase 2 trials demonstrate that a specific dose or range of doses of a product candidate is potentially effective and has an acceptable safety profile, one or more Phase 3 trials may be undertaken to further demonstrate or confirm the clinical efficacy and safety of the investigational drug in an expanded patient population, with the goal of evaluating its overall risk-benefit relationship. Phase 3 trials are generally designed to reach a specific goal or endpoint, the achievement of which is intended to demonstrate the product candidate’s clinical efficacy. The successful demonstration of clinical efficacy and safety in one or more Phase 3 trials is typically a prerequisite to the filing of a NDA or BLA for a product candidate.

In the case of product candidates being developed for serious or life-threatening diseases, such as HCV, Phase 1 trials may be conducted in patients with the respective disease rather than in healthy volunteers. These studies may provide initial evidence of activity or efficacy traditionally obtained in Phase II clinical trials, and therefore these trials may be referred to as Phase 1/2 or Phase 1b clinical trials.

A company may request an “end-of-Phase 2 Meeting” with the FDA to assess the safety of the dose regimen to be studied in the Phase 3 clinical trial, to evaluate the planned design of a Phase 3 trial, and to identify any additional information that will be needed to support a NDA. If a Phase 3 clinical trial has been the subject of discussion at an “end-of-Phase2 Meeting,” the trial sponsor may be eligible for a Special Protocol Assessment, (“SPA”) by the FDA, a process by which the FDA, at the request of the sponsor, will evaluate the trial protocol and issues relating to the protocol within 45 days to assess whether it is deemed to be adequate to meet the scientific and regulatory requirements identified by the sponsor. If the FDA and the sponsor reach agreement on the design and size of a Phase 3 clinical trial intended to form the primary basis of an efficacy claim in a NDA or BLA, the FDA may reduce the understanding to writing. The SPA, however, is not a guarantee of product approval by the FDA, or approval of any permissible claims about the product.

Throughout the various phases of clinical development, samples of the product candidate made in different batches are tested for stability to establish any shelf life constraints. In addition, large-scale production protocols and written standard operating procedures for each aspect of commercial manufacture and testing must be developed. Phase 1, 2, and 3 testing may not be completed successfully within any specified time period, if at all. The FDA closely monitors the progress of each of the three phases of clinical development that are conducted under an IND and may, at its discretion, reevaluate, alter, suspend, or terminate further evaluation or trials based upon the data accumulated to that point and the FDA’s assessment of the risk/benefit ratio to the subject or patient. The FDA, the sponsor, or an IRB may suspend or terminate a clinical trial at any time for various reasons, including a finding that the subjects or patients are being exposed to an unacceptable health or safety risk. The FDA can also request additional clinical trials be conducted as a condition to product approval or advancement to the next stage of development. Additionally, new government requirements may be established that could delay or prevent regulatory approval of products under development. Furthermore, IRBs, which are independent entities constituted to protect human subjects in the institutions in which clinical trials are being conducted, have the authority to suspend clinical trials in their respective institutions at any time for a variety of reasons, including safety issues. A Data Safety Monitoring Board may suspend or terminate a clinical trial at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health or safety risk.

Clinical trials performed outside the U.S. under an IND must meet the same requirements that apply to studies conducted in the U.S. The FDA may accept a foreign clinical study not conducted under an IND only if the study is well-designed, well-conducted, performed by qualified investigators, and conforms to the ethical principles contained in the Declaration of Helsinki, or with the laws and regulations of the country in which the research was conducted, whichever provides greater protection of the human subjects.

Certain information about clinical trials, including a description of the study, participation criteria, location of study sites, and contact information, is required to be sent to the National Institutes of Health, (“NIH”) for inclusion in a publicly-accessible database that is available at www.clinicaltrials.gov. Sponsors also are subject to certain state laws imposing requirements to make publicly available certain information on clinical trial results. In addition, the Food and Drug Administration Amendments Act of 2007 directed the FDA to issue regulations that will require sponsors to submit to the NIH the results of all controlled clinical studies, other than Phase 1 studies.

New Drug and Biologics License Applications

If and when we believe that all the requisite clinical trials for a product candidate have been completed with satisfactory and supporting clinical data, we must submit a NDA or BLA to the FDA in order to obtain approval for the marketing and sale of a product candidate in the U.S. Among many other items, a NDA or BLA typically includes the results of all preclinical and toxicology studies and human clinical trials and a description of the manufacturing process and quality control methods. The FDA must approve the NDA or BLA prior to the marketing and sale of the related product. The FDA may deny a NDA or BLA if it believes all applicable regulatory criteria are not satisfied, or it may require additional data, including clinical, toxicology, safety or manufacturing data prior to approval. The FDA has 60 days from its receipt of a NDA or BLA to review the application to ensure that it is sufficiently complete for a substantive review before accepting it for filing. The FDA may request additional information rather than accept a NDA or BLA for filing. In this event, the NDA or BLA must be amended with the additional information. The FDA may also refer applications for novel drug products or drug products which present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee.

A NDA or BLA can receive either standard or priority review. A product candidate representing a potentially significant improvement in the treatment, prevention or diagnosis of a life threatening or serious disease may receive a priority review. In addition, product candidates studied for their safety and effectiveness in treating serious or life-threatening illnesses that provide meaningful therapeutic benefit over existing treatments may also receive accelerated approval on the basis of adequate and well-controlled clinical trials establishing that the drug product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on the basis of an effect on a clinical endpoint other than survival or irreversible morbidity. As a condition of approval, the FDA may require that a sponsor of a drug receiving accelerated approval perform adequate and well-controlled post-marketing Phase 4 clinical trials. Priority review and accelerated approval do not change the standards for approval, but may expedite the approval process.

If the results of the FDA’s evaluation of the NDA or BLA, and inspection of manufacturing facilities are favorable, the FDA will issue an approval letter. An approval letter authorizes commercial marketing of the drug with specific prescribing information for a specific indication. As a condition of NDA or BLA approval, the FDA may require post-approval testing, including Phase 4 trials, and surveillance to monitor the drug’s safety or efficacy and may impose other conditions, including labeling or distribution restrictions which can materially impact the potential market and profitability of the drug. Once granted, product approvals may be withdrawn if compliance with regulatory standards is not maintained or problems are identified following initial marketing.

If the FDA determines that it cannot approve the application in its present form, it generally issues what is referred to as a complete response letter. A complete response letter will describe all of the specific deficiencies that the agency has identified in an application that must be met in order to secure final approval of the NDA or BLA. If and when those conditions are met to the FDA’s satisfaction, the FDA will typically re-review the application and possibly issue an approval letter. However, even after submitting this additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval. It can take several years for the FDA to approve a NDA or BLA once it is submitted, and the actual time required for any product candidate to be approved may vary substantially, depending upon the nature, complexity and novelty of the product candidate.

We cannot assure you that the FDA, or any other similar regulatory agency in another country, will grant approval for our product candidate on a timely basis, if at all. Success in preclinical or early-stage clinical trials does not assure success in later stage clinical trials. Data obtained from preclinical and clinical activities is not always conclusive and may be susceptible to varying interpretations that could delay, limit or prevent regulatory approval.

Post-Approval Regulations

If and when a product candidate receives regulatory approval to be marketed and sold, the approval is typically limited to a specific clinical indication or use. Further, even after regulatory approval is obtained, subsequent discovery of previously unknown safety problems with a product may result in restrictions on its use, or even complete withdrawal of the product from the market. Any FDA-approved products manufactured or distributed by us are subject to continuing regulation by the FDA, including record-keeping requirements and reporting of adverse events or experiences. Further, drug manufacturers and their subcontractors are required to register their establishments with the FDA and state agencies, and are subject to periodic inspections by the FDA and state agencies for compliance with cGMP regulations, which impose rigorous procedural and documentation requirements upon us and our contract manufacturers. We cannot be certain that we, or our present or future contract manufacturers or suppliers, will be able to comply with cGMP regulations and other FDA regulatory requirements. Failure to comply with these requirements may result in, among other things, total or partial suspension of production activities for our current and future product candidates, failure of the FDA to grant approval for marketing of such product candidate, and withdrawal, suspension, or revocation of marketing approvals.

If the FDA approves our product candidate, we, or our collaborators if applicable, and our contract manufacturers must provide the FDA with certain updated safety, efficacy and manufacturing information. Product changes, as well as certain changes in the manufacturing process or facilities where the manufacturing occurs or other post-approval changes may necessitate additional FDA review and approval. We rely, and expect to continue to rely, on third parties for the formulation and manufacture of clinical and commercial quantities of our products. Future FDA and state inspections may identify compliance issues at the facilities of our contract manufacturers that may disrupt production or distribution, or require substantial resources to correct.

The labeling, advertising, promotion, marketing and distribution of an approved drug or biologic product must also comply with FDA and Federal Trade Commission, (“FTC”) requirements which include, among others, standards and regulations for direct-to-consumer advertising, off-label promotion, industry sponsored scientific and educational activities, and promotional activities involving the Internet. The FDA and FTC have very broad enforcement authority, and failure to abide by these regulations can result in penalties, including the issuance of a Warning Letter directing the company to correct deviations from regulatory standards and enforcement actions that can include seizures, fines, injunctions and criminal prosecution.

The FDA’s policies may change in the future and additional government regulations may be enacted that could prevent or delay regulatory approval of our product candidate. Moreover, increased attention to the containment of health care costs in the U.S. and in foreign markets could result in new government regulations that could have a material adverse effect on our business. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the U.S. or abroad, or the impact such changes could have on our business.

Once an approval is granted, the FDA may withdraw the approval if compliance with regulatory standards is not maintained or if problems occur after the product reaches the market. After approval, some types of changes to the approved product, such as adding new indications, manufacturing changes and additional labeling claims, are subject to further FDA review and approval. In addition, the FDA may require testing and surveillance programs to monitor the effect of approved products that have been commercialized, and in some circumstances the FDA has the power to prevent or limit further marketing of a product based on the results of these post-marketing programs.

From time to time, legislation is drafted, introduced and passed in Congress that could significantly change the statutory provisions governing the approval, manufacturing and marketing of products regulated by the FDA. In addition, FDA regulations and guidance are often revised or reinterpreted by the agency in ways that may significantly affect our business and our products. It is impossible to predict whether legislative changes will be enacted, or whether FDA regulations, guidance or interpretations will change or what the impact of such changes, if any, may be.

Fast Track Drug Status

The FDA has developed “Fast Track” policies, which provide for the potential of an expedited review of a NDA or BLA. However, there is no assurance that the FDA will, in fact, accelerate the review process for a Fast Track product candidate. Fast Track status is provided for those new and novel therapies that are intended to treat persons with life-threatening and severely debilitating diseases where there is a defined unmet medical need, especially where no satisfactory alternative therapy exists or the new therapy appears to be significantly superior to existing alternative therapies. During the development of product candidates that qualify for this status, the FDA may expedite consultations and reviews of these experimental therapies. Fast Track status also provides for the potential for a “priority review”, whereby the FDA agrees to reduce the time it takes to review a NDA or BLA. The FDA can base approval of a marketing application for a Fast Track product on a clinical endpoint or on a surrogate endpoint that is reasonably likely to predict clinical benefit. The FDA generally requires as a condition of the approval of an application for certain Fast Track products, additional post-approval studies or Phase 4 clinical studies to validate the surrogate endpoint or confirm the effect on the clinical endpoint. Further, Fast Track status allows for a rolling NDA or BLA submission, whereby portions of the application can be submitted to the FDA for review prior to the completion of the entire application. A rolling submission could result in a reduction in the length of time it would otherwise take the FDA to complete its review of the application. Fast Track status may be revoked by the FDA at any time if the clinical results of a trial fail to continue to support the assertion that the respective product candidate has the potential to address an unmet medical need. In addition, Fast Track status may be granted for a specific application of a drug candidate.

Foreign Regulatory Approval

Outside of the U.S., our ability to market any of our existing or future product candidates will also be contingent upon receiving marketing authorizations from the appropriate foreign regulatory authorities whether or not FDA approval has been obtained. The foreign regulatory approval process in most industrialized countries generally includes risks that are similar to the FDA approval process described above. The requirements governing conduct of clinical trials and marketing authorizations, and the time required to obtain requisite approvals may vary widely from country to country and differ from that required for FDA approval.

Employees

At September 20, 2013, we had no direct employees. Our operations were conducted on a contract basis under a Shared Services Agreement (SSA) with Synergy. The terms of that SSA are as follows:

On July 8, 2013, we entered into an SSA with Synergy, as amended and restated August 5, 2013, under which Synergy will provide and/or make available to us various administrative, financial, accounting, legal, insurance, facility, information technology, laboratory, real estate and other services to be provided by, or on behalf of, Synergy, together with such other services as may be mutually and reasonably agreed.

In consideration for such services, we will pay fees to Synergy for the services provided, and those fees will generally be in amounts intended to allow the party providing services to recover all of its direct and indirect costs incurred in providing those services. The personnel performing services under the Shared Services Agreement will be employees and/or independent contractors of Synergy and will not be under our direction or control. These personnel costs will be comparable to those arrived at on an arm’s-length basis and will be based upon the allocated percentages of time spent by Synergy personnel performing services for us under the shared services agreement. We will also reimburse Synergy for direct out-of-pocket costs incurred by Synergy for third party services provided to us.

The shared services agreement will continue in effect until terminated (1) by us at any time on at least 30 days’ prior written notice, (2) by either party if the non-defaulting party shall have failed to perform any of its material obligations under the agreement, provided the non-defaulting party shall have notified the defaulting party in writing and such failure shall have continued for a period of at least 30 days after receipt of such written notice, or (3) we are required upon the distribution to procure our own services (e.g. insurance).

Properties

Our corporate headquarters, located at 420 Lexington Avenue, Suite 2012, New York, New York 10170, is provided to us by Synergy under the SSA discussed above.

Legal Proceedings

We are not currently involved in any legal proceedings, however, from time to time, we may become a party to various legal actions and complaints arising in the ordinary course of business. In addition to commitments and obligations in the ordinary course of business, we are subject to various claims, pending and potential legal actions for damages, investigations relating to governmental laws and regulations and other matters arising out of the normal conduct of our business. It is possible that cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of one or more of these contingencies.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information regarding individuals who are our executive officers and directors as of September 20, 2013 We are in the process of identifying and recruiting the individuals who will be additional executive officers including a new chief executive officer, however it is currently anticipated that all of our executive officers and directors will continue in their respective roles at Synergy following the distribution.  ContraVir’s executive officers are currently employed and paid only by Synergy and their compensation is allocated to ContraVir under the Shared Services Agreement between the parties.  This allocation from Synergy to ContraVir is based on time actually devoted to each company. Gary S. Jacob, Ph.D., our Chief Executive Officer and Bernard F. Denoyer, our Chief Financial Officer, have employment agreements with Synergy and expect to continue to serve Synergy subsequent to the separation of ContraVir. Since inception, May 15, 2013 through the date of this filing, Dr. Jacob has devoted approximately 5% of his time and Mr. Denoyer has devoted approximately 15% of his time to ContraVir.  Dr. Jacob is serving in his position at ContraVir until such time as a suitable replacement can be found and an active search is currently in process.

Name	Age	Position	Position with Synergy

Gary S. Jacob	66	Chief Executive Officer and Director	Chief Executive Officer and Director
Bernard F. Denoyer	66	Chief Financial Officer and Secretary	Senior Vice President, Finance and Secretary
John P. Brancaccio	65	Director	Director

Christopher McGuigan	56	Director	Director

Gary S. Jacob, Ph.D. has served as our Chief Executive Officer and Director since May 15, 2013 and as Synergy’s President, Chief Executive Officer and a Director since July 2008. Dr. Jacob served as Chief Executive Officer of Callisto Pharmaceuticals, Inc. from May 2003 until January 2013 and a director from October 2004 until January 2013.  Dr. Jacob currently serves as a director of Trovagene, Inc., a diagnostics company.  Dr. Jacob has over twenty-five years of experience in the pharmaceutical and biotechnology industries across multiple disciplines including research & development, operations and business development. Prior to 1999, Dr. Jacob served as a Monsanto Science Fellow, specializing in the field of glycobiology, and from 1997 to 1998 was Director of Functional Genomics, Corporate Science & Technology, at Monsanto Company. Dr. Jacob also served from 1990 to 1997 as Director of Glycobiology at G.D. Searle Pharmaceuticals Inc. During the period of 1986 to 1990, he was Manager of the G.D. Searle Glycobiology Group at Oxford University, England.

Bernard F. Denoyer has served as our Chief Financial Officer and Secretary since May 15, 2013 and as Synergy’s Senior Vice President, Finance and Secretary since July 2008. From December 2007 until January 2013, Mr. Denoyer served as Senior Vice President, Finance and Secretary of Callisto Pharmaceuticals, Inc. and from January 2004 to November 2007 Mr. Denoyer served as Callisto’s Vice President, Finance and Secretary. From October 2000 to December 2003, Mr. Denoyer was an independent consultant providing interim CFO and other services to emerging technology companies, including Callisto and certain portfolio companies of Marsh & McLennan Capital, LLC. From October 1994 until September 2000, Mr. Denoyer served as Chief Financial Officer and Senior Vice President at META Group, Inc., a public information technology research company, where he was instrumental in their 1995 IPO. From 1990 to 1993 he served as Vice President Finance of Environetics, Inc., a pharmaceutical water diagnostic test business, acquired by IDEXX Laboratories, Inc.

John P. Brancaccio, a retired CPA, has served as a director of our company since May 15, 2013 and as a director of Synergy since July 2008. Since April 2004, Mr. Brancaccio has been the Chief Financial Officer of Accelerated Technologies, Inc., an incubator for medical device companies. From May 2002 until March 2004, Mr. Brancaccio was the Chief Financial Officer of Memory Pharmaceuticals Corp., a biotechnology company. From 2000 to 2002, Mr. Brancaccio was the Chief Financial Officer/Chief Operating Officer of Eline Group, an entertainment and media company. Mr. Brancaccio is currently a director of Alfacell Corporation as well as a director of Trovagene, Inc.  Mr. Brancaccio’s chief financial officer experience provides him with valuable financial and accounting expertise which the Board believes qualifies him to serve as a director of our company.

Christopher McGuigan, M.Sc., Ph.D. has served as a director of our company since May 15, 2013 and as a director of Synergy since July 2008. Since 1995, Dr. McGuigan has been Professor of Medicinal Chemistry, Welsh School of Pharmacy, Cardiff University, UK. He is also Deputy Pro Vice-Chancellor Cardiff University, with responsibility for research. Dr. McGuigan is immediate past president of the International Society for Antiviral Research. Dr. McGuigan has over 200 publications and 20 patents. Dr. McGuigan has Chairman of Departmental Research Committee and Director of Research, Head of Medicinal Chemistry. Dr. McGuigan currently serves as a director of Trovagene, Inc.  Dr. McGuigan experience in developing new drug agents from discovery to human clinical trials qualifies him to serve as a director of our company.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system that requires that a majority of our board of directors be independent.

Committees of the Board of Directors

Audit Committee

The Audit Committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent registered public accountants, (ii) appointing, replacing and discharging the independent auditors, (iii) pre-approving the professional services provided by the independent auditors, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditors, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent auditors. The Audit Committee also prepares the Audit Committee report that is required pursuant to the rules of the SEC.

The Audit Committee currently consists of John Brancaccio, chairman of the Audit Committee, and Christopher McGuigan. We believe that each of Mr. Brancaccio and Mr. McGuigan is “independent” as that term is defined under applicable SEC and NASDAQ rules. Mr. Brancaccio is our audit committee financial expert. The board of directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee which will be available on our website at www.contravir.com.

Compensation Committee

The Compensation Committee has responsibility for assisting the board of directors in, among other things, evaluating and making recommendations regarding the compensation of the executive officers and directors of our company; assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy; producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC; periodically evaluating the terms and administration of our incentive plans and benefit programs and monitoring of compliance with the legal prohibition on loans to our directors and executive officers.

The Compensation Committee currently consists of Christopher P. McGuigan, chairman of the Compensation Committee, and John Brancaccio. We believe that all of the members are “independent” under the current listing standards of NASDAQ. The board of directors has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee which will be available on our web site at www.contravir.com.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity, excluding Synergy, that has one or more executive officers serving on our board of directors or compensation committee.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee has responsibility for assisting the board of directors in, among other things, effecting board organization, membership and function including identifying qualified board nominees; effecting the organization, membership and function of board committees including composition and recommendation of qualified candidates; establishment of and subsequent periodic evaluation of successor planning for the chief executive officer and other executive officers; development and evaluation of criteria for Board membership such as overall qualifications, term limits, age limits and independence; and oversight of compliance with the Corporate Governance Guidelines. The Corporate Governance/Nominating Committee shall identify and evaluate the qualifications of all candidates for nomination for election as directors. Potential nominees are identified by the Board of Directors based on the criteria, skills and qualifications that have been recognized by the Corporate Governance/Nominating Committee. While our nomination and corporate governance policy does not prescribe specific diversity standards, the Corporate Governance/Nominating Committee and its independent members seek to identify nominees that have a variety of perspectives, professional experience, education, differences in viewpoints and skills, and personal qualities that will result in a well-rounded Board of Directors.

The Corporate Governance/Nominating Committee is currently being constituted. The Board of Directors has determined that all of the members shall be “independent” under the current listing standards of NASDAQ. The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee. A copy of this charter will be available at our web site www.contravir.com.

Corporate Governance

Stockholder Recommendations for Director Nominees

Our by-laws will contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board of Directors. We expect that our Board of Directors will adopt a policy concerning the evaluation of stockholder recommendations of board candidates by the Nominating and Governance Committee.

Code of Conduct

In connection with our separation, we expect to adopt a Code of Conduct to ensure that our business is conducted in a consistently legal and ethical manner. All of our employees, including our executive officers and directors, will be required to comply with our Code of Conduct.

The full text of the Code of Conduct will be posted on our website. Any waiver of the Code of Conduct for directors or executive officers must be approved by our Audit Committee. We will disclose future amendments to our Code of Conduct, or waivers from our Code of Conduct for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website within four business days following the date of the amendment or waiver. In addition, we will disclose any waiver from our Code of Conduct for our other executive officers and our directors on our website.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Prior to the distribution, our business was owned by Synergy. Therefore, Synergy’s historical compensation strategy has been determined primarily by Synergy’s Compensation Committee of the Synergy Board of Directors (the “Synergy Compensation Committee”), one member of which, John P. Brancaccio, will be serving on our compensation committee. This Compensation

Discussion and Analysis discusses Synergy’s historical compensation practices which may serve as a template for our anticipated compensation structure for our named executive officers following the separation. Synergy’s compensation philosophy may be relevant to us because it is anticipated that the elements of our compensation will be similar to the elements of Synergy’s compensation. However, our Compensation Committee will review the impact of the spin-off from Synergy and will review all aspects of compensation and make appropriate adjustments in structuring our executive compensation arrangements.  As of the date hereof, the Compensation Committee has not reviewed our executive compensation arrangements and the specifics of our compensation programs and policies have not yet been determined.

Overview

Synergy competes with many other biotechnology companies in seeking to attract and retain a skilled work force. To meet this challenge, Synergy has developed its compensation structure to enable its management to make decisions regarding its compensation programs, to manage these programs, and to effectively communicate the goals of these programs to its employees and stockholders.

Synergy’s compensation philosophy is to offer its employees compensation and benefits that are competitive and that meet its goals of attracting, retaining and motivating highly skilled employees so that we can achieve its financial and strategic objectives.

Utilizing this philosophy, Synergy’s compensation programs are designed to:

•             be “market-based” and reflect the competitive environment for personnel;

•             stress Synergy’s “pay for performance” approach to managing pay levels;

•             share risks and rewards with employees at all levels;

•             be affordable, within the context of our operating expense model;

•             align the interests of our employees with those of our stockholders;

•             reflect our values; and

•             be fairly and equitably administered.

In addition, as Synergy administers its compensation programs, it plans to:

•             evolve and modify its programs to reflect the competitive environment and its changing business needs;

•             focus on simplicity, flexibility and choice wherever possible;

•             openly communicate the details of its programs with its employees and managers to ensure that its programs and their goals are understood; and

•             provide its managers and employees with the tools they need to administer its compensation programs.

Elements of Our Compensation Program

As a total rewards package, Synergy designs its compensation program to enable it to attract and retain talented personnel. The individual elements of Synergy’s compensation program serve to satisfy this larger goal in specific ways as described below.

Synergy designs base pay to provide the essential reward for an employee’s work, and is required to be competitive in attracting talent. Once base pay levels are initially determined, increases in base pay are provided to recognize an employee’s specific performance achievements. Consistent with Synergy’s compensation philosophy, it implements a “pay for performance” approach that provides higher levels of compensation to individual employees whose results merit greater rewards. Synergy’s managers typically make performance assessments throughout the year, and provide ongoing feedback to employees, provide resources and maximize individual and team performance levels.

Synergy designs equity-based compensation, including stock options, to ensure that it have the ability to retain talent over a longer period of time, and to provide optionees with a form of reward that aligns their interests with those of Synergy’s stockholders.

Synergy also utilize various forms of variable compensation, including cash bonuses that allow us to remain competitive with other companies while providing upside potential to those employees who achieve outstanding results.

Core benefits, such as Synergy’s basic health benefits, are designed to provide a stable array of support to employees and their families.

The four key elements of our compensation structure are:

•             base pay;

•             variable pay;

•             equity-based pay; and

•             benefits.

Consistent with Synergy’s compensation philosophy, Synergy has structured each element of its rewards package as follows:

Base Pay

Synergy creates a set of base pay structures that are both affordable and competitive in relation to the market. Synergy continuously monitors base pay levels within the market and make adjustments to our structures as needed. In general, an employee’s base pay level should reflect the employee’s overall sustained performance level and contribution to our company over time. We seek to structure the base pay for our top performers to be aggressive in relation to the market.

Synergy’s base pay structure originated as an outgrowth of the base pay already in effect for key Callisto Pharmaceuticals’ employees who transferred to Synergy at the time it was separated from Callisto Pharmaceuticals in July 2008. Synergy’s Compensation Committee also used information made available to Synergy by one of our board members. This information includes an independent Executive Compensation Assessment report prepared in March 2006 by Buck Consultants, an ACS company which provided useful comparative data for analyzing how Synergy’s base pay compared with other peer companies, recognizing that the comparison of base pay needed to take into account an adjustment for the 2006 data collected for that report. Synergy’s comparison was based on a list of sixteen peer public biotechnology companies with market capitalizations ranging from $59.8 million to $403.6 million. These companies consisted of the following comparable biotechnology companies: Acusphere, Inc., Barrier Therapueutics, Inc., Corgentech Inc., Dendreon Corp., Emisphere Technologies, Inc., EpIX Pharmaceuticals, Inc., Favrille, Inc., Genta, Inc., Insmed, Inc., Isis Pharmaceuticals, Inc., Kosan Biosciences, Inc. Neurogen Corporation, Praecis Pharmaceuticals, Inc., Rigel Pharmaceuticals, Inc., Sirna Therapeutics, Inc., and Vion Pharmaceuticals, Inc.

The independent Executive Compensation Assessment report that was used by the Synergy Compensation Committee for its analysis of internal compensation was prepared on March 16, 2006. Cash compensation data contained in the report had a common effective date of July 1, 2006. The Synergy Compensation Committee computed an adjustment to the data to bring it to “present day” using a 4.1% annual update factor. The “present day” data were then used for the subsequent comparative analyses of executive compensation for our management.

Based on data from the Executive Compensation Assessment report, the Synergy Compensation Committee was able to compare the overall compensation for the top management positions described above. This included the following compensation variables: 1) Base Salary or consulting fees, 2) Target Incentive (% of Salary or consulting fee), 3) Target Incentive ($), 4) Total Cash Compensation, 5) Long-term Incentives, and 6) Total Direct Compensation. The Synergy Compensation Committee chose to use the aggregate of the compensation variables for each management position that the comparative analysis was performed on. Using the data from the independent Executive Compensation Assessment report that covered the compensation variables, the Synergy Compensation Committee was able to compare those data with the overall compensation for our members of top management. This included separate analyses for: Chairman, CEO, Senior VP of Finance and Chief Scientific Officer, respectively. The analyses were guided by the principle that the Compensation Committee would position our compensation levels to be at or below the 50th percentile relative to the compensation levels in the “peer group”. Analyses showed this to be the case for all five members of the management team.

All of Synergy’s named executive officers were found to have overall compensation levels below those of the peer group.

Variable Pay

Synergy designs its variable pay programs to be both affordable and competitive in relation to the market. Synergy monitors the market and adjusts its variable pay programs as needed. Synergy’s variable pay programs, such as its bonus program, are designed to motivate employees to achieve overall goals. Synergy’s programs are designed to avoid entitlements, to align actual payouts with the actual results achieved and to be easy to understand and administer.

Equity-Based Rewards

Synergy designs its equity programs to be both affordable and competitive in relation to the market. Synergy monitors the market and applicable accounting, corporate, securities and tax laws and regulations and adjusts our equity programs as needed. Stock options and other forms of equity compensation are designed to reflect and reward a high level of sustained individual performance over time. Synergy designs its equity programs to align employees’ interests with those of the Synergy stockholders.

Benefits Programs

Synergy designs its benefits programs to be both affordable and competitive in relation to the market while conforming with local laws and practices. Synergy monitors the market, local laws and practices and adjusts our benefits programs as needed. Synergy designs its benefits programs to provide an element of core benefits, and to the extent possible, offer options for additional benefits, be tax-effective for employees in each country and balance costs and cost sharing between Synergy and its employees.

Synergy stock options typically have annual vesting over a three-year period and a term of ten years, in order to encourage a long-term perspective and to encourage key employees to remain with Synergy. Synergy also uses performance based vesting in its option grants. Generally, vesting and exercise rights cease upon termination of employment. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Timing of Equity Awards

Only the Synergy Compensation Committee may approve stock option grants to its executive officers. Stock options are generally granted at predetermined meetings of the Synergy Compensation Committee. On limited occasions, grants may occur upon unanimous written consent of the Synergy Compensation Committee, which occurs primarily for the purpose of approving a compensation package for newly hired or promoted executive. The exercise price of a newly granted option is the closing price of Synergy common stock on the date of grant.

Executive Equity Ownership

Synergy encourages its executives to hold a significant equity interest. However, Synergy does not have specific share retention and ownership guidelines for its executives.

Performance-Based Compensation and Financial Restatement

Synergy has not considered or implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to its executives and other employees where such payments were predicated upon the achievement of certain financial results that were subsequently the subject of a financial restatement.

Severance and Change in Control Arrangements

Several of Synergy’s executives have employment and other agreements which provide for severance payment arrangements and/or acceleration of stock option vesting that would be triggered by an acquisition or other change in control of Synergy.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of Synergy’s compensation programs, Synergy considers the anticipated accounting and tax implications to it and its executives.

Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and each of our next four most highly compensated executive officers, unless certain specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. Synergy believes that grants of equity awards under its existing stock plans qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting Synergy to receive a federal income tax deduction in connection with such awards. In general, Synergy has determined that it will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, Synergy monitors whether it might be in its interests to structure its compensation programs to satisfy the requirements of Section 162(m). Synergy seeks to maintain flexibility in compensating its executives in a manner designed to promote its corporate goals and therefore the Synergy Compensation Committee has not adopted a policy requiring all compensation to be deductible. The Synergy Compensation Committee will continue to assess the impact of Section 162(m) on Synergy’s compensation practices and determine what further action, if any, is appropriate.

Role of Executives in Executive Compensation Decisions

Synergy’s Board of Directors and the Synergy Compensation Committee generally seek input from its Chief Executive Officer, Gary S. Jacob, when discussing the performance of, and compensation levels for executives other than himself. The Synergy Compensation Committee also works with Dr. Jacob and Bernard Denoyer, Synergy’s Senior Vice President, Finance evaluating the financial, accounting, tax and retention implications of our various compensation programs. Neither Dr. Jacob nor any of Synergy’s other executives participates in deliberations relating to his or her compensation.

Chief Executive Officer Compensation for Fiscal Year 2012

On December 28, 2012, Dr. Gary Jacob, Chief Executive Officer and President entered into a new employment agreement with Synergy. This agreement is substantially similar to the previous employment agreement that was entered into on May 2, 2011, except, among other things, the base salary for Dr. Jacob is $425,000 and the term of this agreement begins on January 1, 2013 and ends on December 31, 2016.

Dr. Jacob is eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria. Dr. Jacob is also eligible to receive a realization bonus in the event that Synergy enter into an out-license agreement for its technology or enter into a joint venture in which Synergy contributes such rights to the joint venture where the enterprise value equals or exceeds a minimum of $250 million during the term of the agreement or the license fees we contract to receive equals or exceeds $50 million. The realization bonus will be equal to the enterprise value in the case of a joint venture or the sum of the license fees actually received in the case of an out license, multiplied by 0.5%. In addition, in the event Synergy engages in a merger transaction or a sale of substantially all of its assets where (i) its enterprise value at the time of the merger or sale equals or exceed $400 million and Synergy’s stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger or (ii) Synergy’s enterprise value at the time of the merger or sale or 12 months after the merger or sale equals or exceed $250 million and Synergy’s stockholders prior to consummation of the merger or sale beneficially own 20% or more of the stock of the surviving entity after consummation of the merger, Dr. Jacob shall receive a bonus in an amount determined by multiplying the enterprise value by 2.5%.

If the employment agreement is terminated by us other than for cause or as a result of Dr. Jacob’s death or permanent disability or if Dr. Jacob terminates his employment for good reason which includes a change of control, Dr. Jacob shall receive (i) a severance payment equal to an average monthly base salary paid or accrued during the three full calendar months preceding the termination, (ii) expense compensation in an amount equal to twelve times the sum of his average base salary during the three full months preceding the termination, (iii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the later of the longest period permitted by our stock option plans or ten years following the termination date, (iv) payment in respect of compensation earned but not yet paid and (v) payment of the cost of medical insurance for a period of twelve months following termination. In the event Dr. Jacob’s employment was terminated upon a change of control as of December 31, 2012, he would have been entitled to receive a lump sum payment of $2,598,000, less applicable withholding.

The Synergy Compensation Committee believes that Dr. Jacob’s employment agreement incentivizes Dr. Jacob to the maximum extent possible to obtain the highest price possible for shareholders in the event of a sale or merger of Synergy.

2012 Bonus

On December 10, 2012, the Synergy Compensation Committee approved a bonus of $187,500 for Dr. Jacob which was 50% of such individual’s base compensation for 2012.The Synergy Compensation Committee reviewed the following factors in determining the amount of the bonus awarded to each individual.

•             Clinical development progress

•             Financing of the company

•             Recruiting of executives and clinical staff

Dr. Jacob’s employment agreement allows for an annual bonus equal to 50% of his base compensation. The Synergy Compensation Committee believed that each of Dr. Jacob did an outstanding job during 2012 in a challenging environment with limited resources.

In making its determination as to whether Dr. Jacob achieved his performance objectives for awarding 2012 bonus, the Synergy Compensation Committee looked at the above-mentioned performance objectives in totality and what the achievement of those performance objectives meant to Synergy and its business. The Synergy Compensation Committee did not assign actual levels of achievement to each objective.

Senior Vice President, Finance Compensation — Fiscal Year 2012

On January 20, 2011, Bernard F. Denoyer entered into an executive employment agreement with us in which he agreed to serve as

Senior Vice President, Finance. The term of the agreement was effective as of January 20, 2011, continues until January 20, 2012 and is automatically renewed for successive one-year periods at the end of each term. Mr. Denoyer’s base salary is currently $200,850 as of December 31, 2012 and $215,000 effective January 1, 2013. He is eligible to receive a cash bonus of up 20% as of December 31, 2012 and up to 25% of his base salary per year effective January 1, 2013, at the discretion of the Compensation Committee of the Board of Directors. If the employment agreement is terminated by Synergy other than for cause or as a result of Mr. Denoyer’s death or permanent disability or if Mr. Denoyer terminates his employment for good reason which includes a change of control, Mr. Denoyer shall receive (i) a severance payment equal to the higher of the aggregate amount of his base salary for the then remaining term of the agreement or twelve times the average monthly base salary paid or accrued during the three full calendar months preceding the termination, (ii)  immediate vesting of all unvested stock options and the extension of the exercise period of such options to the later of the longest period permitted by our stock option plans or ten years following the termination date, (iii)  payment in respect of compensation earned but not yet paid and (iv)  payment of the cost of medical insurance for a period of twelve months following termination. In the event Mr. Denoyer’s employment was terminated upon a change of control as of December 31, 2012, he would have been entitled to receive a lump sum payment of $313,146, less applicable withholding.

2012 Bonus

On December 10, 2012, the Synergy Compensation Committee approved a bonus of $45,170 for Mr. Denoyer, which was the target percent of such individual’s base compensation for 2012, for on target performance.

Compensation Risk Management

Synergy has considered the risk associated with its compensation policies and practices for all employees, and it believes it has designed its compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on Synergy.

Summary Compensation Table

The following tables contain compensation information for our expected Chief Executive Officer and certain other expected executive officers who, based on compensation with Synergy prior to the separation, were the most highly compensated expected officers for fiscal 2013. These officers are Gary S. Jacob, CEO and Bernard F. Denoyer, CFO. For information on the current and past positions held by each named executive, see “Management — Executive Officers Following the Separation.” All references in the following tables to stock options, RSUs and restricted shares relate to awards granted by Synergy in regard to share of Synergy common stock.

The amounts and forms of compensation reported below do not necessarily reflect the compensation these persons will receive following the separation, which could be higher or lower, because historical compensation was determined by Synergy and because future compensation levels will be determined based on the compensation policies, programs and procedures to be established by our Compensation Committee.

Name & Principal Position	Year	Salary	Bonus	Options granted (1)		Total

Gary S. Jacob President, Chief Executive Officer and Director (of Synergy)	2012	$375,000	$187,500	$2,132,897		$2,695,397
	2011	324,450	346,421	1,244,126		1,914,997
	2010	285,000	189,000	11,712,727	(2)	12,186,727

Bernard Denoyer Senior Vice President, Finance and Principal Financial Officer	2012	200,850	45,170	570,423		816,443
	2011	180,675	54,508	—		235,183
	2010	$176,000	$—	$315,306	(2)	$491,306

(1)                                 Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718, using the Black-Scholes valuation model.

(2)                                 Options underlying these amounts vest and are exercisable at $1.40 per share upon a change of control

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2012

The following table shows the number of shares covered by exercisable and unexercisable stock options granted by Synergy under the Synergy 2008 Equity Compensation Incentive Plan, or Plan, and the 2009 Directors Option Plan, or Directors Plan. All

share information relates to shares of Synergy common stock.

	Number of Securities Underlying Unexercised Options (#) exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Dates

Gary S. Jacob	674,961	2,123,181	(1)	$0.50-$5.00	July 3, 2018 - December 11, 2022
Bernard F. Denoyer	75,017	295,000	(2)	$0.50 - $3.95	July 3, 2018 —August 7, 2022

(1) The unexercisable options of 400,000 vest 50% each on December 29, 2013 and 2014 , 900,000 options vest upon change of control, 223,181 options vest one third each on August 7, 2013, 2014, and 2015, and 600,000 options vest one third on December 11, 2013, 2014, and 2015.

(2) The unexercisable options of 20,000 vest upon change of control, 125,000 options vest one third on January 26, 2013, 2014, and 2015, and 150,000 options vest on August 7, 2013, 2014, and 2015.

Grants of Plan-Based Awards for Fiscal 2012

The following table sets forth information regarding stock option awards to Synergy’s named executive officers under our stock option plans during the fiscal year ended December 31, 2012:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value ($)(1)
Gary S. Jacob	8/7/2012	223,181	$3.95	$485,067
Gary S. Jacob	12/11/2012	600,000	$5.00	$1,647,830
Bernard Denoyer	1/26/2012	125,000	$3.40	$244,409
Bernard Denoyer	8/7/2012	150,000	$3.95	$326,013

(1)         Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718, using the Black-Scholes valuation model.

Director Compensation

Our Director Compensation Following the Separation. We have not yet established arrangements to compensate our directors for their services to us following the separation. However, we expect that compensation for our non-employee directors will be comprised of an annual cash retainer and an annual equity award in the form of stock options. In addition, we expect to grant new directors, including the directors who will be joining our board following the completion of the separation, a one-time equity award in the form of stock options in connection with their election to the board. Set out below is a discussion of the compensation arrangements that were in place for Synergy directors for fiscal 2012 and the compensation paid to Messrs. Brancaccio and McGuigan, who are current directors of Synergy and are also our directors.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

John P. Brancaccio(1)	57,125	—	97,471	—	—	—	154,596
Christopher McGuigan(2)	43,750	—	70,756	—	—	—	114,506

(1)                                 As of December 31, 2012, 173,442 stock options were outstanding, of which 138,188 were exercisable.

(2)                                 As of December 31, 2012, 154,405 stock options were outstanding, of which 121,901 were exercisable.

(3)                                 The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the year computed in accordance with the provisions of FASB ASC Topic 718. The assumptions used in calculating these amounts areincorporated by reference to Note 4 to the financial statements in our annual report on Form 10-K filed with the SEC on March 18, 2013.

Description of the ContraVir 2013 Equity Incentive Plan

The ContraVir 2013 Equity Incentive Plan was adopted by the Board of Directors on June 3, 2013. The 2013 Equity Incentive Plan provides for the granting of either “incentive stock options” or “non-qualified stock options” to acquire ContraVir common stock (collectively, “Options”) to employees of ContraVir. The 2013 Equity Incentive Plan also provides for the granting of restricted stock to eligible participants in addition to or in lieu of, stock options. An aggregate of 1,500,000 shares of ContraVir common stock have been reserved for issuance under the 2013 Equity Incentive Plan. In the event that any outstanding options expire or are terminated or forfeited, the shares allocable to such expired, terminated or forfeited Options shall again become available for the granting of Options.

ContraVir’s Board of Directors approved the 2013 Equity Incentive Plan to provide for the granting of either “incentive stock options” or “non-qualified stock options.” The 2013 Equity Incentive Plan does not pose a limit or restriction on the number of shares, which ContraVir’s Board of Directors may grant as either incentive or non-qualified stock options. Under present law, however, incentive stock options may only be granted to employees. The granting of incentive stock options allows ContraVir to reward key employees for their contribution to the growth of ContraVir and to the appreciation in stockholder value. In not restricting the number of available shares for either incentive or non-qualified stock options, ContraVir’s Board of Directors will have greater flexibility in determining the type of options that may be granted.

ContraVir’s Board of Directors approved the 2013 Equity Incentive Plan to also provide for the granting of restricted stock to eligible participants in addition to, or in lieu of, stock options. The Board of Directors believes that it is prudent to have the flexibility to grant a variety of stock-based awards to eligible grantees, in order to accomplish ContraVir’s goal of giving the necessary incentive to ContraVir’s employees, officers, directors and consultants.

Under the 2013 Equity Incentive Plan, ContraVir’s Board of Directors has the authority to determine when options will vest and when options may be exercised, subject to applicable law. This provides ContraVir’s Board of Directors the flexibility necessary to determine the terms and conditions of options that are to be granted. By giving the Board of Directors the discretion to decide the vesting and exercise periods, ContraVir’s Board of Directors may tailor option grants to individual grantees, taking into account the performance of ContraVir and the particular contributions made by the grantee.

Optionees receive the right to purchase a specified number of shares of ContraVir common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. ContraVir may grant options at an exercise price less than, equal to or greater than the fair market value of ContraVir Common Stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of the common stock on the date of grant or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of ContraVir The 2013 Equity Incentive Plan permits ContraVir’s Board of Directors to determine how optionees may pay the exercise price of their options, including by cash or check, or a cash equivalent acceptable to ContraVir’s Board of Directors.

ContraVir’s Board of Directors administers the 2013 Equity Incentive Plan. ContraVir’s Board of Directors has the authority to adopt, amend and repeal the rules, guidelines and practices of the 2013 Equity Incentive Plan and to interpret its provisions. It may delegate authority under the 2013 Equity Incentive Plan to one or more committees of ContraVir’s Board of Directors and, subject to certain limitations to a member of ContraVir’s Board of Directors or, to one or more of ContraVir’s executive officers. Subject to any applicable limitations contained in the 2013 Equity Incentive Plan, ContraVir’s Board of Directors or any committee, member of the Board of Directors or executive officer to whom ContraVir’s Board of Directors delegates authority, as the case may be, selects the recipients of awards and determines:

• The number of shares of ContraVir common stock covered by options and the dates upon which such options become exercisable;

• The exercise price of options;

• The duration of options; and

• The number of shares of ContraVir common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including the conditions for repurchase, issue price and repurchase price.

Future grants of options under the 2013 Equity Incentive Plan are in the discretion of the ContraVir Board of Directors and, thus the amount of such grants, if any, are not presently determinable.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Agreements with Synergy

For a discussion of certain agreements we will enter into with Synergy in connection with the separation, see “Our Relationship with Synergy Following the Distribution.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of [*] and after giving effect to the distribution of our common stock to Synergy’s stockholders and the other transactions referred to in this information statement, by:

•            Each person known by us to be the beneficial owner of 5% or more of our common stock, including any “group” as that term is defined in the Exchange Act;

•            Each director, director nominee and current named executive officer identified in the “Management” and “Executive Compensation” sections of this information statement; and

•            All of our directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules, and generally includes voting or investment power with respect to our common stock. Shares of common stock subject to options, warrants, our Series A Preferred Stock and other convertible securities that are currently exercisable or convertible within 60 days are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information below is based on the number of shares of our common stock beneficially owned by each person or entity on [*] and the number of shares subject to any options and warrants granted to these individuals that are exercisable within 60 days after [*]. Any such options are indicated by footnote. The information is based upon a distribution ratio of one share of our common stock for each share of Synergy common stock. Except as otherwise noted in the footnotes below, the individual director or executive officer or their family members had sole voting and investment power with respect to such securities and the address of each beneficial owner listed below is c/o ContraVir Pharmaceuticals, Inc., 420 Lexington Avenue, Suite 2012, New York, NY 10170. Upon completion of the distribution of our common stock to Synergy’s stockholders, we will have outstanding an aggregate of approximately 9,000,000 shares of our common stock.

Amount and Nature of Beneficial Ownership
	Before the Spin-Off Transaction		After the Spin-Off Transaction
	Number of Shares		Number of Shares
Name and Address of Beneficial Owner	of Common Stock	Percentage	of Common Stock	Percentage
Directors, Director Nominees and Named Executive Officers
Gary S. Jacob	-0-	-0-
Bernard F. Denoyer	-0-	-0-
John Brancaccio	-0-	-0-
Christopher McGuigan	-0-	-0-
All directors and executive officers as a group (four persons before and after the spin-off transaction)	-0-	-0-

Greater than 5% Holders
Synergy Pharmaceuticals, Inc. 420 Lexington Avenue, Suite 2012 New York, New York 10170	100%	100%

THE DISTRIBUTION

Background

In 2012, the management of Synergy commenced a review of long-term strategy for Synergy’s business in furtherance its stated goal of developing its FV-100 product separately from its gastrointestinal product candidate. On [*], 2013, Synergy announced that it intended to separate its FV-100 assets from its remaining product candidate. Synergy announced that it intended to effect the separation through a pro rata distribution of the common stock of an entity holding the assets and liabilities associated with FV-100.

On [*], 2013, the Synergy Board of Directors approved the distribution of 100% of the issued and outstanding shares of common stock of ContraVir, held by Synergy, on the basis of [*] shares of our common stock for each Share of Synergy common stock held on the record date. Following the distribution, Synergy will retain no shares of common stock.

On [*], 2013, the distribution date, each Synergy shareholder will receive approximately .10 shares of our common stock for each Share of Synergy common stock held at the close of business on the record date, as described below. Immediately following the distribution, Synergy shareholders will own 100% of our outstanding common stock and Synergy will own no shares of our common stock. You will not be required to make any payment, surrender or exchange your Share of Synergy common stocks or take any other action to receive your shares of our common stock in the distribution. The distribution of our common stock as described in this information statement is subject to the satisfaction or waiver of certain conditions. For a more detailed description of these conditions, see “— Conditions to the Distribution” below.

Reasons for the Distribution

The Synergy Board of Directors determined that the separation of the FV-100 assets from the other drug candidate would be in the best interests of Synergy and its shareholders and approved the plan of separation. A wide variety of factors were considered by the Synergy Board of Directors in evaluating the separation. Among other things, the Synergy Board of Directors considered the following potential benefits of the distribution:

•             improve strategic planning, increase management focus and streamline decision-making by providing the flexibility to implement the unique strategic plans of each company and to respond more effectively to different clinical, patient and market needs of each company in changing business, pharmacological and economic environments;

•             allow each of Synergy and us to adopt the capital structure, investment policy and dividend policy best suited to each business’ financial profile and business needs, as well as resolve the current competition for capital among Synergy and its investors; and

•             facilitate incentive compensation arrangements for employees more directly tied to the performance of the relevant company’s business, and enhance employee hiring and retention by, among other things, improving the alignment of management and employee incentives with performance and growth objectives, while at the same time creating an independent equity structure that will facilitate our ability to affect future acquisitions and in-licensing opportunities utilizing our common stock.

Neither we nor Synergy can assure you that, following the separation, any of the benefits described above or otherwise will be realized to the extent anticipated or at all.

The Synergy Board of Directors also considered a number of potentially negative factors in evaluating the separation, including, among others, loss of synergies from operating as one company, increased costs, loss of joint purchasing power, disruptions to the businesses as a result of the distribution, the limitations placed on us as a result of the Shared Services Agreement and other agreements we have entered into with Synergy in connection with the separation, the risk of being unable to realize the expected benefits from the separation, the risk that the plan of separation might not be completed and the one-time and ongoing costs of the separation. The Synergy Board of Directors concluded that the potential benefits of the separation outweighed these factors.

When and How You Will Receive the Distribution

With the assistance of Philadelphia Stock Transfer, Inc., we expect to distribute ContraVir common stock on [*], 2013, the distribution date, to all holders of outstanding common shares of Synergy on [*], 2013, the record date. Philadelphia Stock Transfer, Inc., which currently serves as the transfer agent and registrar for Synergy’s common shares, will serve as the settlement and distribution agent in connection with the distribution and the transfer agent and registrar for our common stock.

If you own shares of Synergy common stocks as of the close of business on the record date, our common stock that you are entitled to receive in the distribution will be issued electronically, as of the distribution date, to you or to your bank or brokerage firm on your behalf in direct registration form. If you are a registered holder, Philadelphia Stock Transfer, Inc. will then mail you a direct registration account statement that reflects your shares of our common stock. If you hold your shares through a bank or brokerage firm, your bank or brokerage firm will credit your account for the shares. Direct registration form refers to a method of recording share ownership when no physical share certificates are issued to shareholders, as is the case in this distribution. If you sell common shares of Synergy in the “regular-way” market up to and including the distribution date, you will be selling your right to receive shares of our common stock in the distribution.

Commencing on or shortly after the distribution date, if you hold physical share certificates that represent your common shares of Synergy and you are the registered holder of the shares represented by those certificates, the distribution agent will mail to you an account statement that indicates the number of shares of our common stock that have been registered in book-entry form in your name.

Most Synergy shareholders hold their common shares through a bank or brokerage firm. In such cases, the bank or brokerage firm would be said to hold the shares in “street name” and ownership would be recorded on the bank or brokerage firm’s books. If you hold your Share of Synergy common stocks through a bank or brokerage firm, your bank or brokerage firm will credit your account for the common stock of us that you are entitled to receive in the distribution. If you have any questions concerning the mechanics of having shares held in “street name,” we encourage you to contact your bank or brokerage firm.

Transferability of Shares You Receive

Shares of our common stock distributed to holders in connection with the distribution will be transferable without registration under the U.S. Securities Act of 1933, as amended, or the Securities Act, except for shares received by persons who may be deemed to be our affiliates. Persons who may be deemed to be our affiliates after the distribution generally include individuals or entities that control, are controlled by or are under common control with us, which may include certain of our executive officers, directors or principal stockholders. Securities held by our affiliates will be subject to resale restrictions under the Securities Act. Our affiliates will be permitted to sell shares of our common stock only pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Rule 144 under the Securities Act.

The Number of Shares of ContraVir Common Stock You Will Receive

For each share of Synergy common stock that you own at the close of business on [*], 2013, the record date, you will receive approximately [*] shares of our common stock on the distribution date. Synergy will not distribute any fractional shares of our common stock to its shareholders. Instead, if you are a registered holder, the transfer agent will aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing market prices and distribute the aggregate cash proceeds (net of discounts and commissions) of the sales pro rata (based on the fractional share such holder would otherwise be entitled to receive) to each holder who otherwise would have been entitled to receive a fractional share in the distribution. The transfer agent, in its sole discretion, without any influence by Synergy or us, will determine when, how, through which broker-dealer and at what price to sell the whole shares. Any broker-dealer used by the transfer agent will not be an affiliate of either Synergy or us. Neither we nor Synergy will be able to guarantee any minimum sale price in connection with the sale of these shares. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the amounts of payment made in lieu of fractional shares.

The aggregate net cash proceeds of these sales will be taxable for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences” for more information. If you physically hold certificates for common shares of Synergy and are the registered holder, you will receive a check from the distribution agent in an amount equal to your pro rata share of the aggregate net cash proceeds of the sales. We estimate that it will take approximately two weeks from the distribution date for the distribution agent to complete the distributions of the aggregate net cash proceeds. If you hold your shares of Synergy common stocks through a bank or brokerage firm, your bank or brokerage firm will receive, on your behalf, your pro rata share of the aggregate net cash proceeds of the sales and will electronically credit your account for your share of such proceeds.

Results of the Distribution

After our separation from Synergy, we will be an independent, publicly-traded company. The actual number of shares to be distributed will be determined on [*], 2013, the record date for the distribution. The distribution will not affect the number of outstanding common shares of Synergy or any rights of Synergy’s shareholders. Synergy will not distribute any fractional shares of our common stock.

Market for ContraVir Common Stock

There is no current trading market for ContraVir common stock, although we expect that a limited market, commonly known as a “when-issued” trading market, will develop on or before the record date for the distribution, and we expect “regular-way” trading of ContraVir common stock to begin on the first trading day following the completion of the separation. We intend to begin discussions with various market makers in order to arrange for ContraVir common stock to be quoted on the Over-the-Counter Bulletin Board, or OTCBB, upon effectiveness of the separation from Synergy.  Since the OTCBB is a quotation service maintained by FINRA and is not an issuer listing service or securities market there are no listing requirements that must be satisfied by us prior to quotation. While the ultimate determination of eligibility for quotation is subject to approval by the Financial Industry Regulatory Authority, Inc., or FINRA,, in order for a security to be eligible for quotation by a market maker on the OTCBB, the security must be registered with the Commission and the issuer must be current in its required filings with such federal authority.  There can be no assurance that the ContraVir Common Stock will be approved by FINRA for quotation on any over-the-counter market, including the OTCBB

We cannot predict the price at which our common stock will trade after the distribution. In fact, the combined trading prices, after the separation, of the shares of our common stock that each Synergy shareholder will receive in the distribution and the common shares of Synergy held at the record date may not equal the “regular-way” trading price of a Synergy share immediately prior to the separation. The price at which our common stock trades may fluctuate significantly, particularly until an orderly public market develops. Trading prices for our common stock will be determined in the public markets and may be influenced by many factors. See “Risk Factors — Risks Related to Our Common Stock.”

Trading Between the Record Date and Distribution Date

Beginning on or shortly before the record date and continuing up to and including through the distribution date, Synergy expects that there will be two markets in shares of Synergy common stocks: a “regular-way” market and an “ex-distribution” market. Shares of Synergy common stocks that trade on the “regular-way” market will trade with an entitlement to our common shares distributed pursuant to the separation. Shares of Synergy common stock that trade on the “ex-distribution” market will trade without an entitlement to our common stock distributed pursuant to the distribution. Therefore, if you sell common shares of Synergy in the “regular-way” market up to and including through the distribution date, you will be selling your right to receive our common stock in the distribution. If you own shares of Synergy common stocks at the close of business on the record date and sell those shares on the “ex-distribution” market up to and including through the distribution date, you will receive the shares of our common stock that you are entitled to receive pursuant to your ownership as of the record date of the shares of Synergy common stock.

Furthermore, beginning on or shortly before the record date and continuing up to and including the distribution date, we expect that there will be a “when-issued” market in our common stock. “When-issued” trading refers to a sale or purchase made conditionally because the security has been authorized but not yet issued. The “when-issued” trading market will be a market for our common stock that will be distributed to holders of shares of Synergy common stock on the distribution date. If you owned share of Synergy common stock at the close of business on the record date, you would be entitled to our common stock distributed pursuant to the distribution. You may trade this entitlement to shares of our common stock, without the shares of Synergy common stock you own, on the “when-issued” market. On the first trading day following the distribution date, “when-issued” trading with respect to our common stock will end, and “regular-way” trading will begin.

Conditions to the Distribution

We have announced that the distribution will be effective on [*], 2013, which is the distribution date, provided that, among other conditions described in this information statement the following conditions shall have been satisfied or waived:

•             the Synergy Board of Directors will have declared the distribution of all outstanding shares of ContraVir common stock to Synergy’s shareholders;

•             the U.S. Securities and Exchange Commission, or the “SEC,” will have declared our Registration Statement on Form 10, of which this Information Statement is a part, effective under the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” no stop order suspending the effectiveness of the Registration Statement will be in effect, no proceedings for that purpose will be pending before or threatened by the SEC and this Information Statement will have been mailed to Synergy’s shareholders;

•             no order, injunction or decree that would prevent the consummation of the distribution will be threatened, pending or issued (and still in effect) by any governmental entity of competent jurisdiction, no other legal restraint or prohibition preventing the consummation of the distribution will be in effect, and no other event outside the control of Synergy will have occurred or failed to occur that prevents the consummation of the distribution;

•             no other events or developments will have occurred prior to the distribution that, in the judgment of the Synergy Board of Directors, would result in the distribution having a material adverse effect on Synergy or its shareholders; and

•             Synergy and us will have executed and delivered all ancillary agreements related to the distribution;

The fulfillment of the above conditions will not create any obligation on Synergy’s part to effect the distribution. Synergy will have the sole and absolute discretion to determine (and change) the terms of, and whether to proceed with, the distribution and, to the extent it determines to so proceed, to determine the record date and the distribution date. Synergy does not intend to notify its shareholders of any modifications to the terms of the separation that, in the judgment of its Board of Directors, are not material. For example, the Synergy Board of Directors might consider material such matters as significant changes to the distribution ratio, the assets to be contributed or the liabilities to be assumed in the separation. We are not aware of any material federal, foreign or state regulatory requirements with which we must comply, other than SEC rules and regulations, or any material approvals that we must obtain, other than the SEC’s declaration of the effectiveness of the Registration Statement, in connection with the distribution. To the extent that the Synergy Board of Directors determines that any modifications by Synergy materially change the material terms of the distribution, Synergy will notify Synergy shareholders in a manner reasonably calculated to inform them about the modification as may be required by law, by, for example, publishing a press release, filing a current report on Form 8-K, or circulating a supplement to the information statement.

OUR RELATIONSHIP WITH SYNERGY FOLLOWING THE DISTRIBUTION

Following the separation, we and Synergy will operate separately, each as an independent public company. Prior to the separation, we and Synergy have entered into certain agreements that will provide a framework for our relationship with Synergy after the separation and provide for the allocation between us and Synergy of Synergy’s assets, employees, liabilities and obligations (including its investments, property and employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after our separation from Synergy. The following is a summary of the terms of the material agreements that we have entered into with Synergy prior to the separation. When used in this section, “distribution date” refers to the date on which Synergy distributes our common stock to the holders of Synergy common stock.

The material agreements described below will be filed as exhibits to the registration statement on Form 10 of which this information statement is a part, and the summaries of each of these agreements set forth the terms of the agreements that we believe are material. These summaries are qualified in their entireties by reference to the full text of the applicable agreements, which are incorporated by reference into this information statement. The terms of the agreements described below that will be in effect following the separation have not yet been finalized; changes to these agreements, some of which may be material, may be made prior to our separation from Synergy.

Loan and Security Agreement

On June 5, 2013, ContraVir entered into a Loan and Security Agreement with Synergy pursuant to which Synergy agreed to lend ContraVir up to five hundred thousand dollars ($500,000) for working capital purposes (the “Loan Agreement”).  Also on June 5, 2013, pursuant to the Loan Agreement, Synergy made an advance to ContraVir of $100,000 under a promissory note (the “Note”).  The Note bears interest at six percent (6%) per annum and such interest shall be paid on the 15th of each of January, March, June and September, beginning September 15, 2013.  The Note matures on the earlier of June 10, 2014 or the date that the entire principal amount and interest shall become due and payable by reason of an event of default under the Note or otherwise.  In addition, Synergy has the right to demand payment of the unpaid principal amount and all accrued but unpaid interest thereon at any time after August 4, 2013, upon providing us fifteen (15) days prior written notice.  In connection with the Loan Agreement ContraVir granted Synergy a security interest in all of its assets, including its intellectual property, until the Note is repaid in full.

Shared Services Agreement

On July 8, 2013, we entered into a Shared Services Agreement, as amended and restated August 5, 2013, with Synergy, effective May 16, 2013.  Under the Shared Services Agreement, Synergy will provide and/or make available to us various administrative, financial (including internal audit and payroll functions), legal, insurance, facility, information technology, laboratory, real estate and other services to be provided by, or on behalf of, Synergy, together with such other services as reasonably requested by us.

In consideration for such services, we will pay fees to Synergy for the services provided, and those fees will generally be in amounts intended to allow the party providing services to recover all of its direct and indirect costs incurred in providing those services. The personnel performing services under the Shared Services Agreement will be employees and/or independent contractors of Synergy and will not be under our direction or control. These personnel costs will be based upon the actual percentages of time spent by Synergy personnel performing services for us under the shared services agreement. We will also reimburse Synergy for direct out-of-pocket costs incurred by Synergy for third party services provided to us.

The shared services agreement will continue in effect until terminated (1) by us at any time on at least 30 days’ prior written notice, (2) by either party if the non-defaulting party shall have failed to perform any of its material obligations under the agreement, provided the non-defaulting party shall have notified the defaulting party in writing and such failure shall have continued for a period of at least 30 days after receipt of such written notice.

Executive Officers and Directors

We are in the process of identifying and recruiting the individuals who will be additional executive officers including a new chief executive officer, however it is currently anticipated that all of our executive officers and directors will continue in their respective roles at Synergy following the distribution.  ContraVir’s executive officers are currently employed and paid only by Synergy and their compensation is allocated to ContraVir under the Shared Services Agreement between the parties.  This allocation from Synergy to ContraVir is based on time actually devoted to each company. Gary S. Jacob, Ph.D., our Chief Executive Officer and Bernard F. Denoyer, our Chief Financial Officer, have employment agreements with Synergy and expect to continue to serve Synergy subsequent to the separation of ContraVir. Since inception, May 15, 2013 through the date of this filing, Dr. Jacob has devoted approximately 5% of his time and Mr. Denoyer has devoted approximately 15% of his time to ContraVir.  Dr. Jacob is serving in his position at ContraVir until such time as a suitable replacement can be found and an active search is currently in process.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of our separation from Synergy, and in particular the distribution by Synergy of ContraVir common stock to stockholders of Synergy. For purposes of this discussion, any references to the “separation” shall mean only the distribution of shares of ContraVir common stock by Synergy to stockholders of Synergy. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not intend to seek an advance ruling from the IRS regarding any matter discussed herein. The summary is also based upon the assumption that Synergy, ContraVir and their respective subsidiaries and affiliated entities will operate in accordance with their applicable organizational documents and the agreements and other documents applicable to the separation and distribution. This summary is for general information only and is not tax advice. This summary does not address all possible tax considerations that may be material to an investor and does not purport to discuss all aspects of federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•             banks, insurance companies, or other financial institutions;

•             brokers, dealers, or traders in securities, commodities or currencies;

•             regulated investment companies;

•             partnerships and trusts;

•             persons who hold our stock on behalf of another person as a nominee;

•             persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•             persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•             U.S. expatriates or former long-term residents of the U.S.;

•             real estate investment trusts;

•             “controlled foreign corporations;”

•             “passive foreign investment companies;”

•             retirement plans;

•             persons subject to the alternative minimum tax; and

•             tax-exempt organizations.

This summary is limited to investors who hold stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

For purposes of this discussion, a U.S. holder is a stockholder of Synergy that is for federal income tax purposes:

•             An individual citizen or resident of the U.S.,

•             a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia,

•             an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or

•             a trust (i) the administration of which is subject to the primary supervision of a U.S. court and all substantial decisions of which are controlled by one or more U.S. persons, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. holder” is a stockholder of Synergy that is neither a U.S. holder nor a partnership (or other entity treated as a partnership) for federal income tax purposes. If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds Synergy stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the separation.

THE TAX CONSEQUENCES OF THE SEPARATION AND DISTRIBUTION TO YOU WILL DEPEND ON YOUR PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU OF THE SEPARATION IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES.

Tax Classification of the Separation in General

For U.S. federal income tax purposes, the separation will not be eligible for treatment as a tax-free distribution by Synergy with respect to its stock. Accordingly, the separation will be treated as if Synergy had distributed to each Synergy stockholder an amount equal to the fair market value of the ContraVir common stock received by such stockholder, determined as of the date of the separation (such amount, the “separation distribution amount”). The discussion below describes the U.S. federal income tax consequences to a U.S. holder and non-U.S. holder of Synergy stock upon the receipt of ContraVir common stock in the separation.

Although Synergy will ascribe a separation distribution amount to the ContraVir shares distributed in the separation, this valuation is not binding on the IRS or any other tax authority. These taxing authorities could ascribe a higher valuation to the distributed ContraVir shares, particularly if, following the separation, those shares trade at prices significantly above the value ascribed to those shares by Synergy. Such a higher valuation may affect the distribution amount and thus the tax consequences of the separation to Synergy’s stockholders.

Synergy will be required to recognize any gain, but will not be permitted to recognize any loss, with respect to the ContraVir shares that it distributes in the separation.

Tax Basis and Holding Period of ContraVir Shares Received by Holders of Synergy Stock

A Synergy stockholder’s tax basis in shares of ContraVir common stock received in the separation generally will equal the fair market value of such shares on the date of the separation, and the holding period for such shares will begin the day after the date of the separation.

Tax Treatment of the Separation to U.S. Holders

The following discussion describes the U.S. federal income tax consequences to a U.S. holder of Synergy stock upon the receipt of ContraVir common stock distributed in the separation.

The portion of the separation distribution amount received by a U.S. holder that is payable out of Synergy’s current or accumulated earnings and profits will generally be taken into account by such U.S. holder as ordinary income and may be eligible for taxation at the preferential income tax rates for qualified dividends received by non-corporate holders from taxable C corporations. Any portion of the separation distribution amount received by a U.S. holder in excess of such holder’s ratable share of Synergy’s current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to such holder to the extent that the amount of such distribution does not exceed the adjusted basis of the holder’s Synergy shares in respect of which the distribution was made. Rather, the distribution will reduce the adjusted basis of the holder’s shares in Synergy. To the extent that such distribution exceeds the adjusted basis of a U.S. holder’s Synergy shares, the holder generally must include such distribution in income as long-term capital gain, or short-term capital gain if the holder’s Synergy shares have been held for one year or less.

Tax Treatment of the Separation to Non-U.S. Holders

The following discussion describes the U.S. federal income tax consequences to a non-U.S. holder of Synergy stock upon the receipt of ContraVir common stock distributed in the separation.

The portion of the separation distribution amount received by a non-U.S. holder that is (1) payable out of Synergy’s earnings and profits, and (2) not effectively connected with a U.S. trade or business of the non-U.S. holder, will be treated as a dividend that is subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of Synergy stock. In cases where the dividend income from a non-U.S. holder’s investment in Synergy stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to

U.S. federal income tax at graduated rates, in the same manner as U.S. holders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Any portion of the separation distribution amount received by a non-U.S. holder in excess of such holder’s ratable share of Synergy’s current and accumulated earnings and profits (a “non-dividend distribution”) will generally not be subject to U.S. income tax.  However, any non-dividend distribution also in excess of a non-U.S. Holder’s adjusted basis in the Synergy shares in respect of which the distribution was made will be taxable in the U.S. as capital gain in the following cases:

•             the non-U.S. holder’s investment in Synergy stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (and is attributable to a permanent establishment maintained by the non-U.S. holder in the United States, if required by an applicable income tax treaty), in which case the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to any such gain;

•             the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain; or

•             Synergy’s stock constitutes a U.S. real property interest (“USRPI”) and the non-U.S. holder held, directly or indirectly, at any time during the five-year period ending on the date of separation, more than 5% of Synergy common stock (and are not eligible for any treaty exemption).

It is not currently anticipated that Synergy’s stock will constitute a USRPI. However, no assurance can be given that Synergy’s stock will not become a USRPI. If Synergy cannot determine at the time of the separation whether or not the separation distribution amount will exceed current and accumulated earnings and profits, the separation distribution will be subject to withholding at the rate applicable to ordinary dividends, as described above.

Withholding of Amounts Distributable to Non-U.S. Holders in the Separation. If Synergy is required to withhold any amounts otherwise distributable to a non-U.S. holder in the separation, Synergy or any other applicable withholding agent will collect the amount required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of ContraVir common stock that such non-U.S. holder would otherwise receive, and such holder may bear brokerage or other costs for this withholding procedure. A non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the amounts withheld exceeded the holder’s U.S. tax liability for the year in which the separation occurred.

Time for Determination of the Tax Impact of the Separation

The actual tax impact of the separation will be affected by a number of factors that are unknown at this time, including Synergy’s final earnings and profits for 2013 (including as a result of the gain, if any, Synergy recognizes in the separation) and the fair market value of ContraVir’s common stock on the date of the separation. Thus, a definitive calculation of the U.S. federal income tax impact of the separation will not be possible until after the end of the 2013 calendar year. Synergy will notify its stockholders of the tax attributes of the separation (including the separation distribution amount) on an IRS Form 1099-DIV.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary of the material terms of our capital stock that will be contained in the amended and restated certificate of incorporation and by-laws, and is qualified in its entirety by reference to these documents. You should refer to our amended and restated certificate of incorporation and by-laws, which are included as exhibits to the registration statement of which this information statement is a part, along with the applicable provisions of Delaware law.

General

The following description of our common stock and preferred stock, summarizes the material terms and provisions of the our common stock and preferred stock and is not complete. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, which may be further amended from time to time, any certificates of designation for our preferred stock, and our bylaws, as amended from time to time. The Delaware General Corporation Law, or DGCL, may also affect the terms of these securities.

As of the date of this registration statement, our authorized capital stock consisted of 120,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.0001 par value per share. Our Board of Directors may establish the rights and preferences of the preferred stock from time to time. As of June 30, 2013, there were 9,000,000 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding. Also 1,500,000 shares of common stock have been reserved for issuance under the 2013 Equity Incentive Plan. No options have been granted under the plan as of June 30, 2013.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Except as otherwise required under Delaware law, a majority of the votes cast at a shareholder meeting at which a quorum is present must approve all shareholder matters. Our certificate of incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by Synergy’s Board of Directors out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for the operation and expansion of our business. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

As of June 30, 2013, no shares of our preferred stock are issued and outstanding. Our certificate of incorporation provides that our Board of Directors may by resolution, without further vote or action by the stockholders, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designation, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. Once designated by our Board of Directors, each series of preferred stock will have specific financial and other terms that will be described in a Form 8-K. The description of the preferred stock that is set forth in any Form 8-K is not complete without reference to the documents that govern the preferred stock. These include our certificate of incorporation and any certificates of designation that our Board of Directors may adopt. Prior to the issuance of shares of each series of preferred stock, our Board of Directors is required by the DGCL and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

• the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the our Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of our Board of Directors;

• the rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative;

• whether shares of such series shall be redeemed, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

• the amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Synergy;

• the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of common stock, other securities, or shares of any other class or series of preferred stock and the terms and conditions of such conversion or exchange;

• the voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher number of votes per share as may be designated by the Board; and

• the preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of ContraVir, whether or not convertible into shares of stock with ContraVir.

Although our Board of Directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Anti-Takeover Effects of Certain Provisions of ContraVir Certificate of Incorporation, Bylaws and the DGCL

Certain provisions of our certificate of incorporation and bylaws, which are summarized in the following paragraphs, may have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our certificate of incorporation and bylaws and Delaware law, as applicable, among other things:

• provide the Board of Directors with the ability to alter the bylaws without stockholder approval;

• place limitations on the removal of directors; and

• provide that vacancies on the Board of Directors may be filled by a majority of directors in office, although less than a quorum.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of ContraVir to first negotiate with its board. These provisions may delay or prevent someone from acquiring or merging with ContraVir, which may cause the market price of ContraVir common stock to decline.

Blank Check Preferred.    Our Board of Directors is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 20,000,000 shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the shares of each series.

The authority to designate preferred stock may be used to issue series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the common stock or could also be used as a method of determining, delaying or preventing a change of control.

Advance Notice Bylaws.    The Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our Board of Directors. Stockholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given Synergy’s corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the Bylaws do not give our Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Interested Stockholder Transactions.    We are subject to Section 203 of the DGCL which, subject to certain exceptions, prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors and our amended and restated certificate of incorporation will include such an exculpation provision. Our amended and restated certificate of incorporation and by-laws will include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of us, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our amended and restated certificate of incorporation and by-laws will also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. Our amended and restated certificate of incorporation will expressly authorize us to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees for some liabilities. The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and by-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any of our directors, officers or employees for which indemnification is sought.

Authorized but Unissued Shares.

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Sale of Unregistered Securities

On June 10, 2013, we issued 9,000,000 shares of common stock, par value $0.0001 per share, to Synergy pursuant to Section 4(2) of the Securities Act. We did not register the issuance of these shares under the Securities Act because such issuance did not constitute a public offering.

Transfer Agent and Registrar

After the distribution, the transfer agent and registrar for our common stock will be Philadelphia Stock Transfer, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form 10 with the SEC with respect to the shares of our common stock being distributed as contemplated by this information statement. This information statement is a part of, and does not contain all of the information set forth in, the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and our common stock, please refer to the registration statement, including its exhibits and schedules. Statements made in this information statement relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement, including its exhibits and schedules, at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549, by calling the SEC at 1-800-SEC-0330 as well as on the Internet website maintained by the SEC at www.sec.gov. Information contained on any website referenced in this information statement is not incorporated by reference in this information statement.

As a result of the distribution, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we will file periodic reports, proxy statements and other information with the SEC.

We intend to furnish holders of our common stock with annual reports containing consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles and audited and reported on, with an opinion expressed, by an independent registered public accounting firm.

You should rely only on the information contained in this information statement or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this information statement.

CONTRAVIR PHARMACEUTICALS, INC.

(A development stage company)

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholder

ContraVir Pharmaceuticals, Inc.

New York, New York

We have audited the accompanying balance sheet of ContraVir Pharmaceuticals, Inc. (a development stage company) (the “Company”) as of June 30, 2013, the related statements of operations, changes in stockholder’s deficiency and cash flows for the period from May 15, 2013 (inception) to June 30, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ContraVir Pharmaceuticals, Inc. as of June 30, 2013, and the results of its operations and its cash flows for the period from May 15, 2013 (inception) to June 30, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, has negative working capital and a stockholder’s deficiency; and will continue to have large losses in the future, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP
New York, New York
August 8, 2013

CONTRAVIR PHARMACEUTICALS, INC.

(A development stage company)

BALANCE SHEET

June 30, 2013
Current Assets:
Cash	$86,716

Total Assets	$86,716

Current Liabilities:
Accounts payable	$3,617
Accrued expenses	40,000
Due to parent	83,266
Demand note payable to parent and accrued interest	100,328

Total Current Liabilities	227,211

Stockholder’s Deficiency:
Preferred stock, par value $0.0001per share, Authorized 20,000,000 shares, none issued and outstanding.	—
Common stock, par value of $.0001per share. Authorized 120,000,000 shares issued and outstanding 9,000,000 shares.	900
Additional paid-in capital	(900)
Deficit accumulated during development stage	(140,495)

Total Stockholder’s Deficiency	(140,495)

Total Liabilities and Stockholder’s Deficiency	$86,716

The accompanying notes are an integral part of these financial statements.

CONTRAVIR PHARMACEUTICALS, INC.

(A development stage company)

STATEMENT OF OPERATIONS

For the period May15, 2013 (inception) to
June 30, 2013
Revenues	$—

Costs and Expenses:
Research and development	17,740
General and administrative	122,427

Loss from Operations	(140,167)

Interest expense	328
Net loss	$(140,495)

Weighted Average Common Shares Outstanding
Basic and Diluted	9,000,000

Net Loss per Common Share
Basic and Diluted	$(0.02)

The accompanying notes are an integral part of these financial statements

CONTRAVIR PHARMACEUTICALS, INC.

(A development stage company)

STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIENCY

	Common Shares	Common Stock, Par Value	Additional Paid in Capital	Deficit Accumulated during the Development Stage	Total Stockholder’s Deficiency
Balance at inception, May 15, 2013	—	$—	$—	$—	$—
Issuance of Common Stock	9,000,000	900	(900)	—	—
Net loss for the period	—	—	—	(140,495)	(140,495)

Balance June 30, 2013	9,000,000	$900	$(900)	$(140,495)	$(140,495)

The accompanying notes are an integral part of these financial statements.

CONTRAVIR PHARMACEUTICALS, INC.

(A development stage company)

STATEMENT OF CASH FLOW

Period from May 15, 2013 (Inception) to
June 30, 2013
Cash Flows From Operating Activities:
Net loss	$(140,495)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest expense on note payable	328
Changes in operating assets and liabilities:
Accounts payable, accrued expenses and other short term liabilities	126,883

Total Adjustments	127,211

Net Cash used in Operating Activities	(13,284)

Cash Flows From Financing Activities:
Proceeds from demand note payable to parent	100,000
Net Cash provided by Financing Activities	100,000

Net increase in cash	86,716
Cash at beginning of period	—

Cash at end of period	$86,716

Supplementary disclosure of cash flow information:
Cash paid for taxes	$—
Cash paid for interest	$—

The accompanying notes are an integral part of these financial statements.

CONTRAVIR PHARMACEUTICALS, INC.

(A development stage company)

NOTES TO FINANCIAL STATEMENTS

1. Business Overview

ContraVir Pharmaceuticals Inc. (“ContraVir” or the “Company”) is a biopharmaceutical company focused primarily on the clinical development of FV-100 to treat herpes zoster (HZ), or shingles, which is an infection caused by the reactivation of varicella zoster virus (VZV) or “chickenpox”.

2. Basis of Presentation and Going Concern

ContraVir Pharmaceuticals, Inc. (ContraVir) is a wholly owned subsidiary of Synergy Pharmaceuticals Inc. (Synergy). ContraVir was organized in Delaware on May 15, 2013 (inception) for the purpose of developing Synergy’s FV-100 assets, which Synergy had previously acquired under an Asset Purchase Agreement, dated August 17, 2012 (the “BMS Purchase Agreement”), with Bristol-Myers Squibb Company (“BMS”).

Pursuant to the BMS Purchase Agreement Synergy purchased from BMS certain assets defined as “Acquired Assets” and assumed from BMS certain liabilities defined as “Assumed Liabilities”, in each case relating to the business being conducted by BMS as of the date of the BMS Purchase Agreement, consisting of the research, development, product design and related activities of BMS relating solely to FV-100, the valyl ester pro-drug of Cf1743, a bicyclic nucleoside analogue (the “Product”).

On June 10, 2013 ContraVir and Synergy entered into a Contribution Agreement, as amended and restated August 5, 2013 (the “Contribution Agreement”), to transfer to ContraVir the FV-100 Product, in exchange for the issuance to Synergy of 9,000,000 shares of ContraVir common stock, par value $0.0001 per share (the “Common Stock”), representing 100% of the outstanding shares of Common Stock as of immediately following such issuance. During the period since August 17, 2012 through June 30, 2013 Synergy made no expenditures related to the research and development of FV-100, thus, the Company determined that the acquired asset did not meet the definition of a business, as defined in ASC 805, “Business Combinations” and was accounted for under ASC 350, “Intangibles Goodwill and Other” as an acquisition of assets. The acquisition of this asset was accounted for at Synergy’s net book value which was zero.

Going Concern

As of June 30, 2013 ContraVir had $86,716 in cash. Net cash used in operating activities was $13,284 for the period May 15, 2013 (inception) to June 30, 2013.  Net loss for the period May 15, 2013 (inception) to June 30, 2013 was $140,495.  As of June 30, 2013 ContraVir had a negative working capital and a stockholder’s deficiency of $140,495.

These financial statements have been prepared under the assumption that the Company will continue as a going concern. ContraVir’s ability to continue as a going concern is dependent upon its ability to obtain additional equity or debt financing, attain further operating efficiencies and, ultimately, to generate revenue. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ContraVir will be required to raise additional capital within the next year to continue the development and commercialization of current product candidate and to continue to fund operations at the current cash expenditure levels. ContraVir cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that ContraVir raises additional funds by issuing equity securities, ContraVir’s stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact ContraVir’s ability to conduct business. If ContraVir is unable to raise additional capital when required or on acceptable terms, ContraVir may have to (i) significantly delay, scale back or discontinue the development and/or commercialization of its product candidate; (ii) seek collaborators for product its candidate at an earlier stage than otherwise would be desirable and on terms that are less favorable than might otherwise be available; or (iii) relinquish or otherwise dispose of rights to technologies, product candidate or products that ContraVir would otherwise seek to develop or commercialize ourselves on unfavorable terms.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Changes in estimates and assumptions are reflected in reported results in the period in which they become known. Actual results could differ from those estimates.

Cash

As of June 30, 2013, the amount of cash was approximately $87,000 and consists of checking accounts held at U.S. commercial banks.

Fair Value of Financial Instruments

Financial instruments consist of cash and cash equivalents, accounts payable and notes payable due with in one year. These financial instruments are stated at their respective historical carrying amounts, which approximate fair value due to their short-term nature.

Property, equipment and depreciation

As of June 30, 2013 ContraVir had no property or equipment. Expenditures for additions, renewals and improvements will be capitalized at cost. Depreciation will generally be computed on a straight-line method based on the estimated useful lives of the related assets. The estimated useful lives of the major classes of depreciable assets will be 2 to 5 years for equipment and furniture and fixtures. Leasehold improvements will be depreciated over the remaining useful life of the lease. Expenditures for repairs and maintenance are charged to operations as incurred. ContraVir will periodically evaluate whether current events or circumstances indicate that the carrying value of its depreciable assets may not be recoverable.

Income Taxes

ContraVir has not filed any Federal tax returns since May 15, 2013 (inception). The amount of any tax liability that could arise since inception is undetermined at this time, however, the Company believes that because it has sustained losses since inception, the amount of any tax liability, if any, that could arise would be immaterial to the ContraVir’s financial statements. Any interest or penalties would be recorded in its statement of operations. ContraVir intends to record a valuation allowance against any deferred tax assets upon the filing of its tax returns to the extent that it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. As a result there are no income tax benefits reflected in the consolidated statements of operations to offset pre-tax losses.

Contingencies

In the normal course of business, ContraVir is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, shareholder lawsuits, product and environmental liability, and tax matters. In accordance with FASB ASC Topic 450,  Accounting for Contingencies  , (“ASC Topic 450”), ContraVir records accruals for such loss contingencies when it is probable that a liability will be incurred and the amount of loss can be reasonably estimated. ContraVir, in accordance with this guidance, does not recognize gain contingencies until realized.

Research and Development

Research and development costs, which include expenditures in connection with an in-house research and development laboratory, salaries and staff costs, application and filing for regulatory approval of proposed products, purchased in-process research and development, regulatory and scientific consulting fees, as well as contract research, insurance and FDA consultants, are accounted for in accordance with ASC Topic 730-10-55-2,  Research and Development.  Also, as prescribed by this guidance, patent filing and maintenance expenses are considered legal in nature and therefore classified as general and administrative expense, if any.

ContraVir does not currently have any commercial biopharmaceutical products, and does not expect to have such for several years if at all. Accordingly our research and development costs are expensed as incurred. While certain of our research and development costs may have future benefits, our policy of expensing all research and development expenditures is predicated on the fact that ContraVir has no history of successful commercialization of product candidates to base any estimate of the number of future periods that would be benefited.

Also as prescribed by ASC Topic 730, Research and Development non-refundable advance payments for goods or services that will be used or rendered for future research and development activities should be deferred and capitalized. As the related goods are delivered or the services are performed, or when the goods or services are no longer expected to be provided, the deferred amounts would be recognized as an expense. ContraVir had no recorded prepaid research and development costs of June 30, 2013.

Loss Per Share

Basic and diluted net loss per share is presented in conformity with ASC Topic 260, Earnings per Share, (“ASC Topic 260”) for all periods presented. In accordance with this guide, basic and diluted net loss per common share was determined by dividing net loss applicable to common stockholders by the weighted-average common shares outstanding during the period. Diluted weighted-average shares are the same as basic weighted-average shares because there were no shares issuable pursuant to the exercise of stock options or warrants. For the year ended and as of June 30, 2013 ContraVir had no outstanding stock options or warrants.

3. Stockholder’s Deficiency

On June 10, 2013, ContraVir and Synergy entered into a Contribution Agreement, as amended and restated August 5, 2013, to transfer to ContraVir the FV-100 Product, in exchange for the issuance to Synergy of 9,000,000 shares of ContraVir common stock, par value $0.0001 per share (the “Common Stock”), representing 100% of the outstanding shares of Common Stock as of immediately following such issuance.

4. Accounting for Shared-Based Payments

On June 3, 2013, ContraVir adopted the 2013 Equity Incentive Plan (the “Plan”). Stock options granted under the Plan typically will vest after three years of continuous service from the grant date and will have a contractual term of ten years. ContraVir has reserved 1,500,000 shares of common stock issuable pursuant to the Plan and has not issued any stock options as of June 30, 2013.

5. Income Taxes

At June 30, 2013, ContraVir has net operating loss carry forwards (“NOLs”) aggregating approximately $140,000, which, if not used, expire in 2033. The utilization of these NOLs may become subject to limitations based on past and future changes in ownership of ContraVir pursuant to Internal Revenue Code Section 382.

ContraVir records a valuation allowance against deferred tax assets to the extent that it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Due to the substantial doubt related to ContraVir’s ability to continue as a going concern and utilize its deferred tax assets, a valuation allowance for the full amount of the deferred tax assets has been established at June 30, 2013. As a result of this valuation allowance there are no income tax benefits reflected in the accompanying consolidated statements of operations to offset pre-tax losses.

ContraVir has no uncertain tax positions subject to examination by the relevant tax authorities as of June 30, 2013 because no tax returns have yet been filed for the period May 15, 2013 (inception) to June 30, 2013. ContraVir will file U.S. and state income tax returns in jurisdictions with varying statutes of limitations.

6. Loan and Demand Note Payable

On June 5, 2013, ContraVir entered into a Loan and Security Agreement with Synergy pursuant to which Synergy agreed to lend ContraVir up to five hundred thousand dollars ($500,000) for working capital purposes (the “Loan Agreement”).  Also on June 5, 2013, pursuant to the Loan Agreement, Synergy made an advance to ContraVir of $100,000 under a promissory note (the “Note”).  The Note bears interest at six percent (6%) per annum and such interest shall be paid on the 15th of each of January, March, June and September, beginning September 15, 2013.  The Note matures on the earlier of June 10, 2014 or the date that the entire principal amount and interest shall become due and payable by reason of an event of default under the Note or otherwise.  In addition, Synergy has the right to demand payment of the unpaid principal amount and all accrued but unpaid interest thereon at any time after August 4, 2013, upon providing us fifteen (15) days prior written notice.  In connection with the Loan Agreement ContraVir granted Synergy a security interest in all of its assets, including its intellectual property, until the Note is repaid in full. As of June 30, 2013 borrowings under this arrangement totaled $100,000.

7. Related Parties

Effective May 16, 2013 ContraVir and Synergy entered into a Shared Services Agreement which set forth their agreement with respect to Synergy’s provision of certain administrative, financial, legal, tax, insurance, facility, information technology and other services to ContraVir. These shared services are allocated to the Company based on time spent by Synergy employees on ContraVir matters and actual resources utilized during the period. Prior to funding the Note discussed in Note 5, on June 5, 2013 Synergy made certain legal and other administrative start-up payments on behalf of ContraVir which were also allocated to ContraVir during the period ended June 30, 2013. ContraVir may cancel any or all of the provided services upon 30 days written notice. For the period May 15, 2013 (inception) to June 30, 2013 ContraVir has incurred $83,266 for shared services and allocated expenses comprised of the following amounts:

Legal, patent and corporate	$45,787
Salaries and benefits	16,703
Financial advisory fees	10,000
Insurance	2,934
Temporary labor	2,550
Rent, utilities, and property taxes	3,363
Other	1,929
Total Shared Services	$83,266